Exhibit 10.24

COST PLUS AWARD FEE SUBCONTRACT NO. SGS-0311403.00

for

PROGRAM INTEGRATION AND CONTROL

between

ARES Corporation, hereinafter “ARES”

1440 Chapin Ave., Suite 390

Burlingame, CA. 94010

and

SPACEHAB Government Services Inc., hereinafter “SPACEHAB.” or “Subcontractor”

a wholly owned subsidiary of SPACEHAB, Inc.

12130 Highway 3, Building 1

Webster, TX. 77598-2708

EFFECTIVE DATE: This subcontract is effective as of the date signed by both parties below.

This Subcontract constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior representations and agreements. It shall not be varied except by an instrument in writing of subsequent date duly executed by authorized representatives of the parties. The laws of the State of Texas shall govern the validity, construction, scope and performance of the Subcontract agreement.

This is a rated order (DO-C9) certified for national defense use and placed under U.S. Government Prime Contract No. NNJ04AA01C. You are required to follow all the provisions of the Defense Priorities and Allocations System regulation (15 CFR 700).

IN WITNESS WHEREOF, the parties hereto have, through duly authorized officials, executed this Subcontract agreement effective as of the day and year indicated on this cover page.

SPACEHAB Government Services, Inc.		ARES Corporation (ARES)

By:	/s/ Illegible	By:	/s/ Illegible
	(Signature)		(Signature)

	05 Dec. 2003		29 Dec. 03
	(Date)		(Date)

Michael E. Kearney	Stanley Lynch
President and Chief Executive Officer	ARES Vice President
(Typed Name & Title)	(Typed Name & Title)

Contract No.: SGS-0311403.00

SECTION A -TABLE OF CONTENTS

Section A

2

Contract No.: SGS-0311403.00

SECTION A - TABLE OF CONTENTS (Continued)

Section A

3

Contract No.: SGS-0311403.00	MOD3

SECTION A -TABLE OF CONTENTS (Continued)

TITLE		PAGE
H.13	ADJUSTMENT FOR IDIQ TASK ORDERS	H-19
H.14	GENERAL PROVISIONS and FLOW-DOWN REQUIREMENTS	H-10
H.15	PI&C SAFETY AND HEALTH PLAN	H-11
H.16	SPACEHAB PROPERTY SYSTEM	H-11
H.17	SPACEHAB CONTRACTOR PURCHASING SYSTEM	H-11
H.18	SUBCONTRACTING WITH RUSSIAN ENTITIES FOR GOODS OR SERVICES	H-11

PART II – CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

I.1	LISTING OF CLAUSES INCORPORATED BY REFERENCE	I-1
I-2	RESERVED	I-5
I.3	CLAUSES INCORPORATED BY REFERENCE (FAR 52.252-2)	I-6
I.4	AUTHORIZED DEVIATIONS IN CLAUSES (FAR 52.252-6)	I-6
I.5	SECURITY REQUIREMENTS FOR UNCLASSIFIED AUTOMATED INFORMATION RESOURCES	I-6
I.6	PAYMENT OF OVERTIME PREMIUMS (52.222-2)	I-8
I.7	STATEMENT OF EQUIVALENT RATES FOR FEDERAL HIRES (52.222-42)	I-9
I.8	RESERVED	I-10
I.9	INFORMATION INCIDENTAL TO CONTRACT ADMINISTRATION	I-10
I.10	TECHNICAL INFORMATION RELEASES AND PUBLICATIONS	I-11
I.11	DATA RIGHTS NOTICE	I-11
I.12	ACCESS TO CONTRACTOR DATA	I-12
I.13	LIMITED RIGHTS DATA NOTICE	I-13
I.14	RESERVED	I-13

[END OF SECTION]

Section A

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Contract No.: SGS-0311403.00

SECTION A -TABLE OF CONTENTS (Continued)

TITLE	PAGE
PART III – LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS

ATTACHMENT J-l: PI&C TEAM - STATEMENT OF WORK (SOW)	J-1-1
Appendix A: Key Terms
Appendix B: Acronym List
Appendix C: Applicable and Reference Documents List
Appendix D: Government Furnished Data
Appendix E: Government Furnished IT Systems
Appendix F: List of Installation Accountable Property and Services
Appendix G: SOW PWBS Map
Appendix H: ISS Specifications/ ICD’s / IRD’s Documents List
Appendix I: PIRN’s / DCN’s Document List
ATTACHMENT J-2: AWARD FEE EVALUATION PLAN	J-2-1
ATTACHMENT J-3: DATA REQUIREMENTS LIST/DATA REQMT. DESCRIPTIONS	J-3-1
ATTACHMENT J-4: DOL WAGE DETERMINATIONS	J-4-1
ATTACHMENT J-5: PI&C TEAM - SAFETY AND HEALTH PLAN	J-5-1
ATTACHMENT J-6: PI&C TEAM - IT SECURITY PLAN	J-6-1
ATTACHMENT J-7: GENERAL PROVISIONS – ARES CORPORATION FOR SVCS.	J-7-1

Section A

5

Contract No.: SGS-0311403.00	MOD8

1/1/2004 - 9/30/2005 Contract Value Recapitulation

Previous Value - as of Mod 7
	Cost	Fee	TOTAL
Phase-In			$18,729
LOE	$1,703,001	$136,240	$1,839,241
IDIQ	$8,442,461	$665,461	$9,107,922
TOTAL	$10,145,462	$801,701	$10,965,892
This Action - Mod 8
	Cost	Fee	TOTAL
Phase-In
LOE
IDIQ
TOTAL	$—	$—	$—
Cumulative
	Cost	Fee	TOTAL
Phase-In			$18,729
LOE	$1,703,001	$136,240	$1,839,241
IDIQ	$8,442,461	$665,461	$9,107,922
TOTAL	$10,145,462	$801,701	$10,965,892

1/1/2004-6/30/2005 Contract Funding Recapitulation
Previous Value as of Mod 7
	Cost	Fee	TOTAL
Phase-In			$18,729
LOE	$259,777	$16,152	$275,929
LOE ODC’s	$1,645
IDIQ	$6,355,351	$462,118	$6,817,469
IDIQ ODC’s
TOTAL	$6,615,128	$478,270	$7,112,127
This Action - Mod 8
	Cost	Fee	TOTAL
Phase-In
LOE	$36,481	$2,335	$38,816
LOE ODC’s
IDIQ	$801,046	$50,625	$851,671
IDIQ ODC’s
TOTAL	$837,527	$52,960	$890,487
Cumulative
	Cost	Fee	TOTAL
Phase-In			$18,729
LOE	$296,258	$18,487	$314,745
LOE ODC’s	$1,645
IDIQ	$7,156,397	$512,743	$7,669,140
IDIQ ODC’s
TOTAL	$7,452,655	$531,230	$8,002,614

3

Contract No.: SGS-0311403.00	MOD7

PART I - THE SCHEDULE

SECTION B - SUPPLIES OR SERVICES AND PRICE/COSTS

B.1	LISTING OF CLAUSES INCORPORATED BY REFERENCE

The following contract clauses pertinent to this section are hereby incorporated by reference:

“None”

B.2	ESTIMATED COST AND AWARD FEE (NFS 1852.216-85) (SEP 1993)

The subcontractor shall provide products and/or services that support International Space Station Program (ISSP) functions related to Program Integration and Control in accordance with Section C and Attachment J-1, Statement of Work and specific task/delivery orders issued within the scope of this subcontract.

The estimated costs and available award fee for this subcontract are as follows:

	ESTIMATED COST	FEE	PRICE
PHASE-IN			$18,729
BOE*	$1,703,001	$136,240	$1,839,241
TDIQ**	$8,442,461	$665,461	9,107,922
TOTAL	$10,087,516	$801,701	$10,965,892

*	Note: LOE Costs include $ 367,200 for Non-Labor Resources Pool.

**	Note: To be modified by Task Orders.

(End of clause)

Section B

1

Contract No.: SGS-0311403.00

B.3	INDEFINITE DELIVERY/INDEFINITE QUANTITY (IDIQ) ORDERS

ARES may order IDIQ services at any time after subcontract start, in accordance with the procedures set forth in this subcontract. The subcontractor shall utilize the rates shown in the following table for the pricing of IDIQ task orders.

Labor Category	FY1		FY2		FY3		FY4		FY5		FY6		FY7
Program Manager	$		$		$		$		$		$		$
Manager		$97.18		$95.72		$96.91		$99.76		$103.26		$106.24		$109.55
Supervisor		$51.93		$51.14		$51.78		$53.31		$55.17		$56.77		$58.55
IT Professional III		$91.84		$89.97		$90.47		$92.42		$94.99		$96.98		$99.22
IT Professional II		$63.29		$62.00		$62.36		$63.69		$65.46		$66.83		$68.38
IT Professional I		$54.61		$53.49		$53.80		$54.95		$56.48		$57.66		$59.00
Analyst III		$51.22		$50.46		$51.09		$52.60		$54.44		$56.02		$57.76
Analyst II		$37.19		$36.63		$37.09		$38.18		$39.52		$40.67		$41.93
Analyst I		$28.74		$28.31		$28.67		$29.51		$30.54		$31.43		$32.41
Data/Documents Management Specialist		$30.48		$30.03		$30.40		$31.29		$32.39		$33.32		$34.36

Maximum Fee — % of total proposed cost for estimating purposes		8%		8%		8%		8%		8%		8%		8%

(End of clause)

Section B

2

Contract No.: SGS-0311403.00	MOD8

B.4	CONTRACT FUNDING (NFS 1852.232-81) (JUN 1990)

(a) For purposes of payment of cost, exclusive of fee, in accordance with the Limitation of Funds clause, the total amount allotted by ARES to this subcontract is:

PHASE-IN:	$ 18,729
IDIQ:	$ 7,156,397
LOE:	$ 296,258 (1,645 for ODC Pool)
TOTAL:	$ 7,452,655

This allotment is for activities performed within the scope of the Statement of Work in Section C and Attachment J-1 of this subcontract and covers the following estimated period of performance:

January 1, 2004 through June 30, 2005

(b) An additional amount of $ 531,230 is obligated under this subcontract for payment of fee as follows:

IDIQ:	$512,743
LOE:	$18,487

(c) The total amount of funds obligated to this subcontract for the payment of cost and fee is: $ 8,002,614

3

Contract No.: SGS-0311403.00	MOD8

This modification makes the following changes to the ARES–SPACEHAB Subcontract # SGS-0311403.00:

MODIFICATION AND HISTORY PAGE
MOD NO.	Description	DATE
	Basic Contract	12/29/03
1	Modification 1 – Administrative Corrections, Changes to J-1 and J-3; Increases to Funding Value	2/10/04
2	Increases to Funding Value	2/17/04
3	Changes to Section H, I, Attachment J-1 and J-3; Increases to Funding Value	3/8/04
4	Changes to Section B, Appendix I, Attachment J-1, and Contract Recapitulation table	8/6/04
5	Changes to Section B and Contract Recapitulation table	9/2/04
6	Increases to Funding Value	9/15/04
7	Increases to Contract Value (including addition of fee from Mod 5 contract value change), Funding Value, Changes to Section B, Attachment J-1 PI&C SOW, Attachment J-1 Appendix C, D, E, F, H, I and Attachment J-3 DRDs	11/8/04
8	Changes to Section B, Sections H & I, Attachment J-1 PI&C SOW, Attachment J-1 Appendix C, Attachment J-1 Appendix G, Attachment J-2 Award Fee Evaluation Plan, Attachment J-4, DOL Wage Determination	4/20/05

Approvals

ARES Approval	Name/Signature	Date

	/S/ MARCY LINEBARGER	5/10/05
Contracts Administrator	Marcy Linebarger

Subcontractor Approval	Name/Signature	Date

	/S/ RICHARD J. HARMON	5/5/05
Manager of Contracts	Richard J. Harmon

1

Contract No.: SGS-0311403.00	MOD8

This modification makes the following changes to the ARES – SPACHEAB Subcontract # SGS-0311403.00:

1.	Section B – Supplies or Services and Price/Costs

a.	Clause B.4(a) increased funding for Cost by $837,527, and covers the period of January 1, 2004 through June 30, 2005.

b.	Clause B.4(b) increased funding for fee by $52,960

c.	Clause B.4(c) increased the total amount of funds obligated to this contract by $890,487

2.	Section H, Special Contract Requirements:

Clause H.5 ADDITIONAL EXPORT CONTROL REQUIREMENTS is replaced in its entirety to reflect revisions to the clause.

3.	Section I, Contract Clauses:

Clause I.8 OMBUDSMAN is revised to update the appointed ombudsman to Randy K. Gish.

4	Attachment J-1, Statement of Work (SOW)

Attachment J-1, Statement of Work (SOW) is replaced in its entirety to reflect updates to the document.

5.	Appendix C – Applicable and Reference Document List

Appendix C – Applicable and Reference Document List is revised to reflect the replacement of Table C-l: Applicable Documents List in its entirety.

6.	Appendix G – Statement of Work Program Work Breakdown Structure Map

Appendix G – Statement of Work Program Work Breakdown Structure Map is replaced in its entirety.

7.	Attachment J-2, Award Fee Evaluation Plan

Attachment J-2, Award Fee Evaluation Plan is revised to reflect the change to page J2-4 paragraph one of the Contractor’s Self Evaluation and Submission section. The AWARD FEE SCHEDULE, Appendix IV to Attachment J-2, the Award Fee Plan, is hereby deleted in its entirety

8.	Attachment J-4, DOL WAGE DETERMINATION

Attachment J-4, DOL Wage Determination is replaced in its entirety to incorporate the new wage determination number W094.2516 Rev. 245, effective January 1, 2005.

2

Contract No.: SGS-0311403.00	MOD7

1/1/2004 - 9/30/2005 Contract Value Recapitulation

Previous Value - as of Mod 6
	Cost	Fee	TOTAL
Phase-In			$18,729
LOE	$1,703,001	$136,240	$1,839,241
IDIQ	$3,765,376	$292,582	$4,057,958
TOTAL	$5,468,377	$428,822	$5,915,928
This Action - Mod 7
	Cost	Fee	TOTAL
Phase-In
LOE
IDIQ	$4,677,085	$372,879	$5,049,964
TOTAL	$4,677,085	$372,879	$5,049,964
Cumulative
	Cost	Fee	TOTAL
Phase-In			$18,729
LOE	$1,703,001	$136,240	$1,839,241
IDIQ	$8,442,461	$665,461	$9,107,922
TOTAL	$10,145,462	$801,701	$10,965,892

1/1/2004-4/30/2005 Contract Funding Recapitulation
Previous Value as of Mod 6
	Cost	Fee	TOTAL
Phase-In			$18,729
LOE	$137,609	$8,333	$145,942
LOE ODC’s	$1,645
IDIQ	$3,662,562	$292,582	$3,955,144
IDIQ ODC’s
TOTAL	$3,800,171	$300,915	$4,119,815
This Action - Mod 7
	Cost	Fee	TOTAL
Phase-In
LOE	$122,168	$7,819	$129,987
LOE ODC’s
IDIQ	$2,692,789	$169,536	$2,862,325
IDIQ ODC’s
TOTAL	$2,814,957	$177,355	$2,992,312
Cumulative
	Cost	Fee	TOTAL
Phase-In			$18,729
LOE	$259,777	$16,152	$275,929
LOE ODC’s	$1,645
IDIQ	$6,355,351	$462,118	$6,817,469
IDIQ ODC’s
TOTAL	$6,615,128	$478,270	$7,112,127

5

Contract No.: SGS-0311403.00	MOD7

B.4	CONTRACT FUNDING (NFS 1852.232-81) (JUN 1990)

(a) For purposes of payment of cost, exclusive of fee, in accordance with the Limitation of Funds clause, the total amount allotted by ARES to this subcontract is:

PHASE-IN:	$18,729
IDIQ:	$6,355,351
LOE:	$ 259,777 ($ 1,645 for ODC Pool)
TOTAL:	$6,615,128

This allotment is for activities performed within the scope of the Statement of Work in Section C and Attachment J-1 of this subcontract and covers the following estimated period of performance:

January 1, 2004 through April 30, 2005

(b) An additional amount of $ 478,270 is obligated under this subcontract for payment of fee as follows:

IDIQ:	$462,118
LOE:	$16,152

(c) The total amount of funds obligated to this subcontract for the payment of cost and fee is: $7,112,127

(End of clause)

Section B

3

Contract No.: SGS-0311403.00

(b) In order to achieve efficient and effective implementation of the operation and utilization phase of the ISS, the subcontractor shall fully support ARES’ efforts to establish the means for coordination and exchange of information with associate contractors. The information to be exchanged shall be that required by the contractors in the execution of their respective contract requirements. The subcontractors are strongly encouraged to seek out and foster cooperative efforts that will benefit the ISS Program with increased safety, efficiency, and productivity.

(c) Given the unique role of this subcontract, and interrelations with the development, operation, maintenance and utilization of the ISS, the subcontractor will engage in cooperative relationships that facilitate effective management of the overall ISS effort. This joint cooperation will be evaluated as part of the subcontract award fee process, as defined in the Award Fee Plan for the subcontract.

(d) To ensure successful implementation and utilization of the ISS, the subcontractors shall support ARES’ efforts to establish formal guidelines to address coordination, cooperation and communication. All program elements shall work in a coordinated fashion. Each subcontractor shall establish the means for the exchange of such data as needed to keep other project elements fully informed.

(End of clause)

H.5	ADDITIONAL EXPORT CONTROL REQUIREMENTS

In addition to the requirements set forth in NFS 1852.225-70 Export Licenses, the Subcontractor shall perform the following tasks. The subcontractor’s Export Control System and Procedures shall be used by the ARES PI&C Team until such time as ARES has established its own approved system. The subcontractor shall process all “export Control Requirements” through the ARES Export Control Officer.

The following requirements shall be met by the Contractor and its Subcontractors, respectively, to use Department of Commerce or Department of State export licenses obtained by NASA and to use any NASA export license exceptions or exemptions as they apply to the International Space Station Program.

For exports (hardware, software, technical data) originating from Houston, Huntsville, AL or Cape Canaveral, FL, submit the equivalent information described below to the Center Export Administrator (CEA) at the geographically closes NASA Space Flight Center (Johnson Space Center (JSC), Marshall Space Flight Center (MSFC) or Kennedy Space Center (KSC)) according to the policies and procedures of that center. A courtesy copy of equivalent information submitted to MSFC or KSC shall be provided to the JSC CEA’s office. Provide copies of shipping documents for shipments made under a NASA Export License, exemption or exception to the appropriate CEA within two weeks after the shipment.

a. A minimum of 15 working days prior to export, the Contractor or its subcontractors who are exporting on behalf of NASA must obtain approval from the Center Export Administrator’s (CEA) office by following an Advance Notification of Shipment (ANS) process.

Section H

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Contract No.: SGS-0311403.00

b. Before effecting an export on behalf of NASA, the Contractor or its subcontractors shall determine the classification recommendation of the item(s) or document(s) and whether it needs a license. If required, the contractor or its subcontractors shall provide a more technical rationale supporting the classification, if requested by NASA

c. Formal letter, fax or email is sufficient, addressed to the CEA’s office, and must include the details listed below.

•	NASA license number (include date of expiration) or license exception/exception.

•	Quantity and description as it appears on the applicable license.

•	Date of planned shipment (and expected date of return if not a permanent export).

•	Origin of shipment (Company and city).

•	Destination of shipment (Country, city and company).

•	Point of contact (for technical questions – must be a representative of the originating shipper).

•	Export Classification Control Number (ECCN) or category under Export Administration Regulations or United States Munitions List regulations.

•	Rationale for classification.

•	Requirement to export (i.e., MOU, contract number, meeting minutes). You may be asked to provide copy of the requirement.

•	Additional information as necessary to clarify the export.

d. A copy of the completed Pro Forma Invoice (JSC Form 1735) attached to an email is sufficient to meet this requirement as long as all required information above is also included.

e. After all the information is submitted, the CEA’s office will respond to Contractor or its subcontractor within ten working days. Once approved, NASA will provide the destination control statement to use on all export documentation.

Included in the applicable export exceptions, the Contractor or its subcontractors are authorized to export hardware, software or data to ISS International Partner (IP) governmental offices that meet the conditions of license exception GOV (15 CFR 740.1l(b)(2)(iii)(A)).

For Verification of End Use, Contractor or its subcontractors shipping on behalf of NASA using a license or license exception or exemption, shall provide a copy of all shipping documentation within two business weeks of the shipment date to the CEA’s office.

For temporary exports, Contractor or its subcontractors shipping on behalf of NASA, shall notify the CEA in writing within five business days of the date that the item was actually returned.

The Contractor or its subcontractors shall keep those records required by Department of Commerce and Department of State regulations for all exports and make them available upon request to NASA and its representatives. These requirements, do not apply to Contractor or subcontractor commercial contract related exports or exports pursuant to Technical Assistance

Section H

4

Contract No.: SGS-0311403.00

Agreements or other license authorizations received by the Contractor or its subcontractors and for which the Contractor or its subcontractors will be the exporter of record.

The Contractor and its subcontractors shall perform self-annual audits of their export control processes and provide written audit results to the CEA in accordance with DRD A-II-02, Export Control Audit Results.

The Contractor and its subcontractors shall report to the NASA JSC EST, in writing, any potential export issues (including those related to support of sustaining engineering and operations of ISS) that cannot be resolved by the Contractor or its subcontractors, respectively. Such report and/or notification of issues and technical tasks should be reported to the NASA JSC EST at least three months in advance of requested action.

Upon discovery of unforeseen adverse export issues, the Subcontractor shall immediately notify NASA JSC EST and ARES Export Control Officer by telephone or email of said issue and shall report to the NASA JSC EST, in writing, as the facts become known.

When directed in writing by the ARES Contracts Administrator or designated representative, the Subcontractor, shall export on behalf of NASA, NASA specifically identified technical data, computer software, hardware, or defense services to a named foreign entity or person, in the manner and under the conditions provided for in the direction.

(End of clause)

H.6	GOVERNMENT INSIGHT

(a) Definitions. For the purpose of this subcontract, the following definitions apply:

“Insight,” as used in this clause, means technical visibility into the Program, maintained through audit, surveillance, assessment of trends and metrics, software independent verification and validation, the flight readiness review process, and review or independent assessment of out-of-family anomalies occurring in any phase of the program.

“Surveillance,” as used in this clause means continual monitoring and verification of the status of manufacturing, testing, and processing of Station hardware, software and operations preparations to ensure that requirements are being fulfilled. Items to be monitored and verified are selected—this is not an all inclusive activity.

“Audit,” as used in this clause, means the implementation of procedures and requirements of the NASA Engineering Quality Audit (NEQA) or other equivalent audit techniques used to perform periodic audit of all aspects of processes and procedures required to manufacture, assemble, test, and process hardware for flight. Audits may include an examination of all disciplines and tasks which are involved with or support ISS, hardware and software production and maintenance, safety and quality assurance, logistics, procurements and operations. These descriptions are illustrative only and shall not be construed as any limitation on the

Section H

5

Contract No.: SGS-0311403.00

(2) By indirect-labor employees such as those performing duties in connection with administration, protection, transportation, maintenance, standby plant protection, operation of utilities, or accounting;

(3) To perform tests, industrial processes, laboratory procedures, loading or unloading of transportation conveyances, and operations in flight or afloat that are continuous in nature and cannot reasonably be interrupted or completed otherwise; or

(4) That will result in lower overall costs to the Government.

(b) Any request for estimated overtime premiums that exceeds the amount specified above shall include all estimated overtime for contract completion and shall-

(1) Identify the work unit; e.g., department or section in which the requested overtime will be used, together with present workload, staffing, and other data of the affected unit sufficient to permit the ARES Contracts Administrator to evaluate the necessity for the overtime;

(2) Demonstrate the effect that denial of the request will have on the subcontract delivery or performance schedule;

(3) Identify the extent to which approval of overtime would affect the performance or payments in connection with other Government contracts, together with identification of each affected subcontract; and

(4) Provide reasons why the required work cannot be performed by using multi-shift operations or by employing additional personnel.

*	The inserted figure does not apply to the exceptions in paragraph (a)(1) through (a)(4) of the clause.

An additional amount of $1,120 will be added to paragraph (a) above for each option year, as shown in Section F, Clause F.8, Option to Extend the Completion Date, should these option years be contractually authorized.

(End of clause)

I.7	STATEMENT OF EQUIVALENT RATES FOR FEDERAL HIRES (FAR 52.222-42) (MAY 1989)

In compliance with the Service Contract Act of 1965, as amended, and the regulations of the Secretary of Labor (29 CFR part 4), this clause identifies the classes of service employees expected to be employed under the subcontract and states the wages and fringe benefits payable to each if they were employed by the contracting agency subject to the provisions of 5 U.S.C. 5341 or 5332. This Statement is for Information Only. It is not a Wage Determination.

Section I

9

Contract No.: SGS-0311403.00

Employee Class	Monetary Wage-Fringe Benefits
Engineering Technician V	GS-9 $20.19
Engineering Technician III	GS-5 $13.32
Engineering Technician II	GS-4 $11.91
Computer Programmer IV	GS-11 $24.42
Computer Programmer II	GS-7 $16.50
Computer Programmer I	GS-5 $13.32
Computer Systems Analyst III	GS-12 $29.27
Computer Systems Analyst II	GS-11 $24.42
Computer Systems Analyst I	GS-9 $20.19
Secretary I	GS-4 $11.91
General Clerk I	GS-1 $8.65
Document Preparation Clerk	GS-3 $10.61

(End of clause)

I.8	RESERVED

I.9	INFORMATION INCIDENTAL TO CONTRACT ADMINISTRATION

(a) With the exception of financial information, the Government shall have unlimited rights to use and distribute to third parties any administrative or management information developed by the contractor or a subcontractor at any tier in whole or in part for the performance of the subcontract or first produced in the performance of the subcontract, whether or not said information is specified as a subcontract deliverable, if created in whole or in part at Government expense. The ARES Contracts Administrator/Contracting Officer may, at any time during the subcontract performance or within a period 3 years after acceptance of all items to be delivered under this subcontract, order any administrative or management information developed by the contractor or a subcontractor at any tier in whole or in part for the performance of the subcontract or first produced in the performance of the subcontract.

(b) The ARES Contracts Administrator/Contracting Officer may release the subcontractor from the requirements of this clause for specifically identified information at any time during the 3-year period set forth in paragraph A of this clause.

(End of clause)

Section I

10

Contract No.: SGS-0311403.00

ATTACHMENT J-1

ARES PI&C TEAM

STATEMENT OF WORK

Section J-1

1

Contract NNJ04AA01C	PROGRAM INTEGRATION AND CONTROL	ATTACHMENT J-1

Attachment J-1

Statement of Work

For

International Space Station

Program Integration and Control Contract

J1-1

Contract NNJ04AA01C	PROGRAM INTEGRATION AND CONTROL	ATTACHMENT J-1

TABLE OF CONTENTS

1.0 MANAGEMENT INTEGRATION AND CONTROL	5
1.1 PROGRAM MANAGEMENT	5
1.1.1 Program Management and Administration	5
1.1.1.1 Planning and Reviews	5
1.1.2 Internal/External Program Review Support	7
1.2 BUSINESS MANAGEMENT	7
1.2.1 RESERVED	7
1.2.2 RESERVED	7
1.2.3 Resource Management	7
1.2.3.1 Financial Management	7
1.2.3.2 Performance Management	7
1.2.3.3 Organizational Management	8
1.2.3.4 PI&C Contract Work Breakdown Structure (WBS)	8
1.2.4 ISSP Budget Support / Assessments (LOE)	8
1.2.4.1 ISSP Budget Database Support	8
1.2.4.2 ISSP Reserves/Changes Management Database Support	8
1.2.4.3 Assessments	9
1.2.5 Program Scheduling	9
1.2.5.1 Schedule Management	9
1.2.5.2 Scheduling System Support	10
1.2.5.3 Team Schedule Support	11
1.2.5.4 Common Schedules Database (CSD) Support	11
1.2.5.5 ISSP Planning Calendar	11
1.2.5.6 Schedule Risk Assessment	12
1.2.5.7 Special Schedule Trade Studies	12
1.2.5.8 Integrated Schedule Risk Analysis	12
1.3 CONFIGURATION MANAGEMENT (CM) / DATA INTEGRATION (DI)	12
1.3.1 Configuration Management	12
1.3.1.1 Management and Administration	12
1.3.1.2 Configuration Status Accounting (CSA) and Verification	13
1.3.1.3 Configuration Control	13
1.3.1.4 Data Management (DM)	14
1.3.1.5 Software Configuration Management Requirements	15
1.3.2 Program Data Integration	15
1.3.2.1 Program Technical Data Access	15
1.4 PROGRAM INFORMATION TECHNOLOGY (IT)	17
1.4.1 IT Management and Administration	17
1.4.2 IT Systems Management and Operations	18
1.4.2.1 IT Life Cycle Management	18
1.4.2.2 Work Authorization and User Support	25
1.5 INTERNATIONAL INTEGRATION	26
1.5.1 RESERVED	26

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1.5.2 RESERVED	26
1.5.3 IP Elements Integration Management (LOE)	27
1.5.3.1 Systems Engineering and Integration of IP Elements	27
15 3.2 IP Milestone Reviews	29
1.5.3.3 ISS & Mission Integration	29
1.6 HUMAN SPACE FLIGHT COLLABORATION	31

2.0 SYSTEMS ENGINEERING, ANALYSIS, AND INTEGRATION	32
2.1 RESERVED	32
2.2 SYSTEMS ANALYSIS AND INTEGRATION	32
2.2.1 Program Requirements and Interfaces	32
2.2.2 System Performance Analysis and Integration	34
2.2.2.1 Mission Analysis and Integration	34
2.2.2.2 Mission Requirements and Support	37
2.2.2.3 System Analysis and Integration	38
2.2.3 Assembly and Configuration Definition/Analysis	39
2.2.3.1 Assembly Sequence Analysis and Definition	39
2.2.3.2 External Configuration Analysis and Definition	41

3.0 SPACECRAFT	44
3.1 RESERVED	44
3.1.1 Vehicle Management and Administration	44
3.1.1.1 Engineering and Technical Services (LOE)	44

4.0 RESERVED	49

5.0 RESERVED	49

6.0 SAFETY AND MISSION ASSURANCE (S&MA)	50
6.1 S&MA MANAGEMENT AND ADMINISTRATION	50
6.1.1 Mission Assurance and Risk Management (MA&RM) Plan	50
6.1.2 Quality Record Maintenance	50
6.1.3 AS9100	50
6.1.4 Audit/Surveillance	50
6.1.5 Mishap Investigating and Reporting	51
6.1.6 Safety and Health	51
6.1.7 Lessons Learned	51
6.1.8 Document Maintenance	52
6.2 S&MA INTEGRATION	52
6.2.1 IP Integration	52
6.2.2 Change Request Integration	53
6.3 PROGRAM RISK	53
6.3.1 Risk Process Management	53
6.3.2 Risk Management	53
6.3.3 Corrective Action/Preventative Action	53
6.3.4 Risk Management Integration	53

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6.3.5 Probabilistic Risk Assessment (PRA)	53
6.3.5.1 Probabilistic Risk Assessment Process	54
6.3.5.2 Probabilistic Risk Assessment Analyses	54
6.3.5.3 Probabilistic Risk Identification Results	54
6.4 RESERVED	54
6.5 RESERVED	54
6.6 QUALITY ASSURANCE	54
6.6.1 Problem Reporting System	54
6.6.1.1 Problem Reporting System Maintenance	54
6.6.1.2 Problem Reporting System Participation	54
6.6.2 Element Hardware / Software Acceptance	55

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1.0 MANAGEMENT INTEGRATION AND CONTROL

The Program Integration and Control (PI&C) contractor shall provide all necessary program, business management, engineering, technical, administrative skills to accomplish the objectives and outcomes described within this contract. The contractor shall perform the services and deliver the products described in this Statement of Work (SOW), contract terms and conditions, applicable documents, Data Requirements Descriptions (DRDs), and other plans and sections contained within this contract. These products and services will be in direct support of the International Space Station Program (ISSP) to manage and integrate the implementing organizations (NASA Center institutions, other contractors, and International Partners/Participants) and ISSP customers. This includes the continued development, maintenance, and implementation of top-level research and development (R&D) requirements, which flow to the implementing organizations to enable the continued operation and utilization of the ISS R&D facility.

1.1 PROGRAM MANAGEMENT

1.1.1 Program Management and Administration

(a) The contractor shall accomplish program management and administration, including risk management, in order to develop and deliver the required ISSP products and services as defined for this contract.

(b) The contractor shall develop and maintain program management systems, as outlined below, for the planning, organization, control, and reporting of all activities required by this contract.

These products and services will include the development and operation of systems necessary for providing assessments and analysis for the overall R&D, integration, and status (e.g., cost, technical, and schedules for the ISSP) and for providing inputs to the ISSP for overall strategic planning, policy and risk management of the ISSP and its R&D of experiments and projects to facilitate the ISSP in accomplishing its mission.

These systems will assure accomplishment of all outcomes and deliverable products required by this contract.

1.1.1.1 Planning and Reviews

1.1.1.1.1 PI&C Plans

(a) The contractor shall develop, maintain, and implement a PI&C Management Plan in accordance with DRD A-PM-01.

(b) The contractor shall provide a PI&C Closeout Plan in accordance with DRD A-PR-02

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1.1.1.1.2 Performance Management Reviews (PMRs)

(a) The contractor shall support monthly and quarterly Performance Management Reviews (PMRs) with NASA.

(b) The contractor shall provide, in the PMRs, insight into the contractors’, subcontractors’, and vendors’ overall technical, schedule and cost performance and status to the ISSP.

(c) The contractor shall present at the PMRs metrics that effectively indicate the level of success in the execution of contract requirements and the status of the contractor’s achievement against the performance standards contained within this statement of work or elsewhere in this contract.

(d) The contractor shall depict in PMR presentations a correlation of the metrics to the requirements, and measurements of contractor management responsiveness to the performance indicated by the metrics.

(e) The contractor shall depict in PMR presentations performance measurement, accomplishments, issues and corrective actions, company financial status, including rates and any other data necessary to status the ISSP.

(f) The contractor shall provide Integrated Management Review Products (IMRP) in accordance with DRD A-PM-02 for the work performed on this contract, and present the data in the PMR.

1.1.1.1.3 Management Information System (MIS) Data Requirements

ISSP MIS is a web-based data repository designed to keep ISSP management and personnel aware of the most current ISSP technical, financial, workforce, schedules, and operational information, including issues and risks. MIS links ISSP core business issues and goals with the technical aspects of the ISSP. To accomplish this, ISSP managers will identify contractor provided financial planning, costs, workforce data, schedules, metrics, technical performance, and other contractor provided information to be linked to the MIS. The contractor provided information will be a subset of data that is required by the PI&C contract in existing DRDs. NASA will identify the DRD data to be linked to the MIS. The contractor shall implement mechanisms for linking this data to the MIS; identify and implement changes to the DRDs with contractor defined formats; provide compatibility to the MIS; and maintain the DRDs electronically in such a manner as to support electronic linkage to the MIS.

1.1.1.1.4 PI&C Certification of Flight Readiness

The contractor shall develop, update and implement a PI&C Certification of Flight Readiness (CoFR) Plan per DRD A-PM-03 in accordance with SSP 50108, Certification of Flight Readiness Process Document for ISS. The contractor shall develop and implement an auditable approach to verify and ensure that flight preparation responsibilities and requirements are met and all issues dispositioned.

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1.1.2 Internal/External Program Review Support

(a) The contractor shall develop briefing materials and analyses for ISSP presentations and meetings with various internal and external review groups. These groups include the Aerospace Safety Advisory Panel (ASAP), Space Station Utilization Advisory Subcommittee (SSUAS), Stafford/Anfimov committee, Inspector General/General Accounting Office (IG/GAO), Space Flight Advisory Committee (SFAC), ISS Management and Cost Evaluation/NASA Advisory Council (IMCE/NAC), Independent Implementation Review (IIR), and Cost Assessments Teams.

(b) The contractor shall prepare and present various topics, such as ISSP technical, cost, and schedule status, specific safety or risk issues, and responses to external inquiries.

1.2 BUSINESS MANAGEMENT

1.2.1 RESERVED

1.2.2 RESERVED

1.2.3 Resource Management

As part of the program management for this contract, including risk management, the contractor shall perform the following tasks in support of resources management:

1.2.3.1 Financial Management

(a) The contractor shall develop, implement, maintain, and update a contract financial system which tracks resources by fund source, contract Work Breakdown Structure (WBS) and elements of cost including, but not limited to, labor, overhead, other direct cost, (e.g. travel and subcontracts) and indirect cost.

(b) The contractor’s financial planning system shall support the Government budget process (e.g. Program Operating Plan (POP) budget calls), and to support special requests for budget impacts. NASA will, in accordance with the budget or special request guidelines and reporting format, specify the format and content of the contractor’s inputs and supporting rationale.

(c) The contractor shall provide financial reporting in accordance with DRD A-PC-01.

1.2.3.2 Performance Management

1.2.3.2.1 The contractor shall develop, implement and maintain a Performance Measurement System (PMS) that provides management visibility into all aspects of contractor, interdivisional, subcontractor and vendor activities and integrates with other required management systems and reporting requirements.

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1.2.3.2.2 The contractor shall provide Cost Performance Reports (CPRs) in accordance with DRDs A-PC-02 and A-PC-05.

1.2.3.2.3 The contractor shall report performance measurement on subcontracts that, based on risk, schedule criticality, or dollar value, have the potential to impact the successful fulfillment of this contract.

1.2.3.2.4 The contractor shall provide a summary of the PMS report in the monthly PMR. The contractor shall provide technical issues, accomplishments, analysis of cost and schedule performance, and corrective actions in problem areas within this report.

1.2.3.3 Organizational Management

The contractor shall develop and provide Organizational/Workforce Reports in accordance with DRD A-PC-03.

1.2.3.4 PI&C Contract Work Breakdown Structure (WBS)

The contractor shall develop and provide a contract PI&C Work Breakdown Structure (WBS) and Dictionary in accordance with DRD A-PC-04. The WBS and Dictionary shall indicate the mapping of the contractor WBS to the contract SOW WBS and SSP 50659, ISS WBS at the lowest levels of the ISSP WBS.

1.2.4 ISSP Budget Support / Assessments (LOE)

1.2.4.1 ISSP Budget Database Support

The contractor shall utilize the Space Program Integrated Contract Environment (SPICE) and the Integrated Financial Management (IFM) databases to accomplish the following:

(a) The contractor shall maintain the ISSP budget database to include tracking of all approved changes

(b) The contractor shall answer queries from CO, NASA business managers and resource analysts and provide reports.

1.2.4.2 ISSP Reserves/Changes Management Database Support

The contractor shall use the SPICE, the IFM, and the Integrated Risk Management Application (IRMA) database to accomplish the following:

(a) The contractor shall maintain the data in the ISSP Reserves/Changes Management database to include tracking of all changes,

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(b) The contractor shall answer queries from NASA business managers and Resource analysts and provide reports.

1.2.4.3 Assessments

The contractor shall support the ISSP Assessments and Cost Estimating Office (ACEO) in identifying, evaluating, analyzing, tracking, and reporting planning and assessment issues and risks along with providing recommendations to the ISSP managers. The contractor shall coordinate content and formats of all assessments and analyses with the ISSP prior to delivery of all final products.

(a) The contractor shall support the ACEO in integrating data from the ISSP’s earned value and cost performance reports, including risks, to assess ISSP performance. These assessments will be used by the ACEO for the development of overall ISSP analyses and status.

(b) The contractor shall support the ACEO in identifying, evaluating, and reporting risk issues in a monthly early warning report to the ISS Program Manager. This report provides detailed status of the ISSP’s performance against the ISSP plan and impact of cost, schedule, and technical variances against the plan; and shall recommend actions to abate potential ISSP impacts.

(c) Prior to the ISSP quarterly PMRs, the contractor shall support the ACEO in identifying, evaluating, and reporting a preview assessment of the ISSP status and technical health to the ACEO based on the assessment of the most current earned value, technical, cost, and schedule reports.

(d) Upon completion of the quarterly PMRs, the contractor shall support the ACEO in providing an updated evaluation of the ISSP’s status and technical health, based on the results of the data provided and presented as part of the quarterly PMR.

(e) The contractor shall support the ACEO in performing Ad-hoc analyses and assessments including, but not limited to, parametric cost estimates, schedule, cost, requirements, and workforce correlations and analyses, life cycle cost (LCC) estimates, and trade studies.

1.2.5 Program Scheduling

The contractor shall perform the following tasks to accomplish overall ISSP schedule management and integration for the entire ISSP for the continued development and operation of the ISS.

1.2.5.1 Schedule Management

(a) The contractor shall develop and provide schedules and schedule analysis for the ISSP.

(b) The contractor shall prepare and report program schedule metrics, in accordance with DRD A-PC-06.

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(c) The contractor shall provide month end reporting and schedule analysis in accordance with DRD A-PC-06.

1.2.5.1.1 Integrated Program Schedule Management

The contractor shall integrate resource-loaded and critical path and external interface linked schedules from all ISSP contractors and performing organizations, in accordance with DRD A-PC-06, into a single master ISSP schedule.

(a) The contractor shall provide schedule development and analysis for all flights and program level activities.

(b) The contractor shall provide schedules updates and status reports every other week, for the entire effort of the ISSP.

(c) The contractor shall provide monthly metrics analysis, and metrics, for the entire effort of the ISSP.

(d) The contractor shall provide monthly critical path schedules, for the entire effort of the ISSP.

(e) The contractor shall maintain, and update monthly, the integrated ISSP schedules.

(f) The contractor shall maintain and update monthly the Program Management Information on the ISSP Web site for the Integrated Program Schedule and the Key Program Performance Indicators (KPPIs) for schedules in the ISSP Management Information System (MIS).

1.2.5.1.2 The contractor shall provide deliverables to ISSP to meet the requirements as defined in DRD A-PC-06 for issue identification, schedule status analyses, and special agenda topics. The contractor shall provide these deliverables to the Integrated Program Schedule Panel (IPSP) in support of the ISSP.

1.2.5.1.3 Program Level Schedule Data Management

The contractor shall lead the ISSP schedule data acquisition effort from all ISSP participants on an every other week basis. This shall include development and preparation of reports regarding participant data input status and products for assessments, providing updates, reporting of trends, and identification of items to report out to the ISSP management.

1.2.5.2 Scheduling System Support

(a) The contractor shall operate a scheduling system identified in Appendix D, Table 1 in support of the ISSP.

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(b) The contractor shall review other ISSP contractors’ schedules to ensure compliance with DRD A-PC-06. The contractor shall work through the Integrated Program Schedules Panel (IPSP) to identify and resolve schedule process and data issues.

1.2.5.3 Team Schedule Support

The contractor shall generate and maintain top level and lower level schedules and analyses in accordance with DRD A-PC-06 for ISSP International Partner (IP) Elements and Systems Engineering Analysis and Integration teams. The contractor shall ensure these schedules meet DRD A-PC-06 paragraph 8g, as a minimum.

(a) The contractor shall provide updates and status reports for all tasks three days per week. The contractor shall provide weekly status for all tasks for their respective teams.

(b) The contractor shall provide monthly updates, analysis and reports for all tasks.

(c) The contractor shall create hardware delivery matrices, delivery schedules and delivery burn-down charts.

(d) The contractor shall provide status/analysis for international hardware and software deliveries and receipts of ISSP commitments.

1.2.5.4 Common Schedules Database (CSD) Support

(a) The contractor shall maintain the existing ISSP CSD for the entire ISSP.

(b) The contractor shall obtain updates to schedule data status in the database.

(c) The contractor shall evaluate the data to identify and resolve delinquencies, discrepancies, and issues.

(d) Upon NASA review and approval and when authorized by the Contracting Officer, the contractor shall develop and implement a plan for transitioning the CSD to an alternative database. The plan shall include the technical approach for transitioning the CSD and an integrated assessment of impacts that may be incurred across the ISSP.

1.2.5.5 ISSP Planning Calendar

The contractor shall maintain the ISSP Planning Calendar.

(a) The contractor shall participate in meetings to prepare updates. The contractor shall make copies and deliver them to the customer in support of program office organizational staff meetings and the Integrated Program Schedule Panel.

(b) The contractor shall maintain the ISSP Planning Calendar on the ISSP Web site and provide updates twice weekly.

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(c) The contractor shall provide maintenance of the Certification of Flight Readiness (CoFR) Meeting Matrix by participating in meetings and providing updates and electronic status to Program participants of the CoFR matrix for baselines and working versions.

1.2.5.6 Schedule Risk Assessment

(a) The contractor shall perform independent assessments of hardware development and software schedules to identify ISSP schedule risks.

(b) The contractor shall provide schedule risk mitigation plans.

1.2.5.7 Special Schedule Trade Studies

The contractor shall perform Special Schedule Trade Studies in support of the ISSP.

1.2.5.8 Integrated Schedule Risk Analysis

The contractor shall perform schedule risk assessment, which can be integrated into the overall program schedule Risk assessment, in order to address overall schedule risk status.

1.3 CONFIGURATION MANAGEMENT (CM) / DATA Management and INTEGRATION (DMI)

1.3.1 Configuration Management

The contractor shall develop, implement, and administer configuration management operations across the ISSP as specified in this contract and in accordance with SSP 41170, Configuration Management (CM) Requirements, SSP 50010, Documentation, Standards & Guidelines and SSP 50123-01, Configuration Management Handbook. Additionally, the contractor shall be responsible for contract specific CM functions as described in each of the functional CM areas described below.

1.3.1.1 Management and Administration

The contractor shall provide for continued establishment and maintenance of the ISSP CM policies, procedures and requirements, including maintaining an infrastructure for the continued development and base lining of hardware, software, and other products under the ISSP control. The contractor shall provide book coordination functions for SSP 41170, SSP 50010, SSP 50123, and SSP 50172, which contain the ISSP CM/DMI requirements, policies, standards, and procedures.

1.3.1.1.1 The contractor shall develop and implement a CM Plan in accordance with DRD A-CM-01.

1.3.1.1.2 The contractor shall participate in Technical Interchange Meetings (TIMs) and ISSP Milestone Reviews by providing inputs regarding CM.

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1.3.1.2 Configuration Status Accounting (CSA) and Verification

The contractor shall maintain Configuration Status Accounting requirements in accordance with SSP 41170 and assure the requirements and processes are implemented across the ISSP. The PI&C contractor shall perform the following CSA functions across the ISSP:

1.3.1.2.1 Participate in ISS hardware and software Functional Configuration Audits (FCA) and Physical Configuration Audits (PCA) by acting as the co-chair of the CM panel as defined in D684-10097-01, “Guidelines and Procedures for the conduct of Functional Configuration Audit (FCA) / Physical Configuration Audit (PCA)”.

1.3.1.2.2 Participate in ISSP acceptance reviews and readiness reviews to ensure CM issues are addressed and dispositioned.

1.3.1.2.3 Conduct CM audits of other ISSP contracts to ensure compliance with CM requirements and processes pursuant to SSP 41170, SSP 50010, SSP 50123 and the CM Plan.

1.3.1.2.4 Audit and validate the data residing in the program status accounting systems (e.g., CSAS, SSAV, and COSMOS) to ensure accuracy and completeness.

1.3.1.2.5 Validate the ISS program baseline including the review and evaluation of changes to ensure proper baseline maintenance.

1.3.1.3 Configuration Control

The PI&C contractor shall perform the following Configuration Control activities across the ISSP:

1.3.1.3.1 Ensure execution of the Change Process in accordance with SSP 50123 and individual ISSP contractor Configuration Management plans.

1.3.1.3.2 Maintain all CM blank forms/templates required for change processing and maintain a quality control function to provide uniform change paper across the program.

1.3.1.3.3 Provide CM Secretariats for all ISSP Control Boards and Panels. CM Secretariat functions are to be performed in accordance with ISSP PPD 552, Space Station Control Board/Panel Operations Policy and SSP 50123.

1.3.1.3.4 Provide administrative support such as, but not limited to, meeting logistics, administration, agendas, action item management, minutes, and archival of all presentation material and decisional paper for all ISSP Configuration Control Boards and Panels, Acceptance Reviews, IP Assessment Reviews, and Certification of Flight Readiness (CoFR) reviews.

1.3.1.3.5 Conduct a program Joint Team Review (JTR), as described in SSP 50123-01, to screen all new change requests.

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1.3.1.3.6 The contractor shall develop a Change Engineer (CE) Handbook in accordance with DRD A-CM-02.

The PI&C contractor shall perform the following Configuration Control activities for changes specific to the PI&C contract:

1.3.1.3.7 Process changes specific to the PI&C contract in accordance with SSP 50123. Review and evaluate ISSP changes originating from outside the PI&C contract to determine if those changes have potential impacts to the PI&C contract.

1.3.1.3.7.1 Maintain and process Program Directives (Management Directives, Joint Program Directives, and Partner Program Directives) in accordance with procedures established in SSP 50123.

1.3.1.3.8 Input, maintain, and validate the Configuration Status Management Operations System (COSMOS) database to assign Change Request (CR) numbers, track/status changes, and provide accurate information, reports, and monthly metrics.

1.3.1.4 (blank)

1.3.1.5 Software Configuration Management Requirements

The contractor shall maintain the software configuration management requirements and assure the configuration identification, control, status accounting, and verification of software products and processes as specified in SSP 41170 are implemented across the ISSP.

1.3.2 Program Data Management and Integration

1.3.2.1 Programmatically, the contractor shall maintain and implement an AS9100 compliant data management system in accordance with SSP 50010 and SSP 41170, and assure the requirements and processes are implemented across the program. The contractor shall:

1.3.2.1.1 Update and maintain the SSP 50573, Program Documentation Tree.

1.3.2.1.2	Update and maintain the ISSP technical documentation baseline in PALS (or equivalent) and COSMOS.

1.3.2.1.3 Maintain the ISSP Master List of work instructions, processes, and procedures in accordance with AS9100, Quality Systems - Aerospace - Model for Quality Assurance in Design, Development, Production, Installation, and Servicing.

1.3.2.1.4 Provide Data Requirement (DR) receipt, tracking, monitoring, reporting, validation, evaluation, distribution, status, and storage of ISSP contracts deliverables and IP/P data deliverables incoming to the ISSP as identified in the following Bilateral Data Exchange Agreements, Lists and Schedules (BDEALS) and Bilateral Hardware and Software Exchange Agreements, List, and Schedules (BHSEALS) documents: SSP 50124, NASA/7 CSA BDEALS;

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SSP 50126, NASA/NASDA BDEALS; SSP 50127, NASA/ESA BDEALS; SSP 50137, NASA/RSA BDEALS; SSP 50407, NASA/ESA BDEALS for Cupola 1; SSP 50611, NASA/ESA BDEALS for ATV; SSP 50614, NASA/HTV BDEALS for HTV; and SSP 50617, NASA/NASDA BDEALS for CAM; and ; SSP 50352, NASA/AEB BDEALS; and SSP 50648, NASA/AEB BHSEALS.

1.3.2.1.5 Manage and operate the International Partner library (IOMS or equivalent). Contents of the library shall include, but are not limited to, the following: translated Russian documents; Bilateral Data Exchange Agreements and Lists (BDEALS) data; NAS15-10110 Contract deliverables; Government Furnished Data (GFD) deliverables; IP protocols; IP safety data packages; hazard reports; drawings; film; videos; photos; faxes; and letters. The contractor shall be able to access and provide requested materials/information within two business days.

The PI&C contractor shall perform the following Data Management activities in accordance with SSP 41170 and SSP 50010 specific to the PI&C contract:

1.3.2.1.6 Provide an Engineering Release Unit (ERU) in accordance with SSP 50123 for release of ISSP baseline documentation.

1.3.2.1.7 Operate a Configuration Management Receipt Desk (CMRD) in accordance with SSP 50123.

1.3.2.1.8 Provide Document Quality Assurance (DQA) in accordance with SSP 50010 for all ISSP controlled documentation identified under this contract.

1.3.2.2 Program Technical Data Access

(a) The contractor shall integrate and maintain the Orbital Replacement Unit (ORU) data and Flight Support Equipment (FSE) data (provided by Logistics & Maintenance and the hardware providers) in the Orbital Replacement Unit Data Directory (ORUDD) or equivalent. The ORUDD provides a user-friendly single access point for retrieving technical data regarding ORUs & FSEs . (Reference Orbital Replacement Unit Data Directory (ORUDD) Release 1.0.4 Requirements Document and ORUDD Release 1.0.4 Release Contents Document).

(b) The contractor shall develop an approach and plan in accordance with DRD A-DI-01 to expand the functionality of the ORUDD to provide a Program-wide single point access interface for the ISSP which will allow ISSP data users access to sources of existing technical ISSP data available in ISSP authorized repositories.

1.3.2.2.1 Centralized Program Data Requirements

The contractor shall develop and maintain Blank Books that centralize ISSP data requirements from each of the functional areas defined in the SSP 50200 series of documents (Volumes 1 -Volume 10). These Blank Books will provide specific data requirements, including data formats, attribute definitions, generic delivery templates and data flow processes. (Reference, as examples, SSP 50622-02, Mission Integration Data Set Blank Book and SSP 50622-03,

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Operations Data Set Blank Book. The contractor shall develop the Blank Books in accordance with SSP 41170 and SSP 50010. The contractor shall extract technical content for inclusion into the initial draft Blank Books from the appropriate SPIP Volumes (1-10) Appendix AA (SSP 50200 through 50200-10).

1.3.2.2.2 Book Coordination

(a) The contractor shall provide book coordination functions for Blank Books, to include the preparation, distribution and processing of Document Change Notices (DCNs).

(b) The contractor shall provide book coordination functions for the following Bilateral Data Exchange Agreements, List, and Schedules (BDEALS) and Bilateral Hardware and Software Exchange Agreements, List, and Schedules (BHSEALS) documents, to include the preparation, distribution, and processing of Notification of Document Changes (NDCs): SSP 50124, SSP 50126, SSP 50127, SSP 50137, SSP 50407, SSP 60614, and SSP 50617, SSP 50352, and SSP 50648.

(c) The contractor shall provide book coordination functions for SSP 50622-02 and SSP 50622-03 to include the preparation, distribution, and processing of Document Change Notices (DCNs).

1.3.2.2.3 The contractor shall respond to requests for resolving data workflow process issues that cross ISSP contractual interfaces and are impacts to work performance. Responding to and resolving request for issues with data work flow processes shall include:

(a) Identification and documentation of the issue or problem

(b) Investigation, analysis and documentation of the data workflow processes involved and the associated interfaces

(c) Development of a resolution plan and schedule

(d) Facilitation of the implementation of the proposed resolution

(e) A three-month follow-up to verify resolution is working and provide rework as identified

(f) Provision of closeout documentation addressing sub-paragraphs (a) thru (e).

1.3.2.2.4 Support to ISSP Data Users

(a) The contractor shall respond to and resolve inquiries regarding ISSP data.

(b) The contractor shall locate data, identify, and resolve data discrepancies and document data processes associated with ensuring accessibility to available technical ISSP data for all Program data users.

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1.3.2.2.5 Review of Change Request for Data

The contractor shall assess and concur on ISSP change requests (CRs) that contain requests for data in order to ensure no duplication and that delivery of the data is specified to a Program authorized repository.

1.4 PROGRAM INFORMATION TECHNOLOGY (IT)

The ISSP contract strategy decentralizes the implementation of IT except where program integration and control is necessary for appropriate program management and communication.

The contractor shall provide the IT infrastructure for use by ISSP participants to support the mission of the ISSP. The other contracts within the ISSP contract strategy will provide the IT necessary to perform the requirements as stated in their respective contracts; since their contract intent is to not specifically contract for generalized IT products and services. The other contractors may choose to utilize the ISSP IT infrastructure provided by the PI&C contract when common products and services provide for increase of supportability, promote commonality, or efficiencies. The contractor shall provide the IT necessary to meet the requirements, as defined in this contract, in accordance with SSP 50013, ISS Information Systems Plan.

1.4.1 IT Management and Administration

Any of the existing ISSP IT tools defined in Appendix D, Table 1 are available as GFD and can be utilized by the contractor in fulfilling the contract requirements.

(a) The contractor shall employ a methodology which demonstrates consistency with the Software Engineering Institute (SEI) Level 3 Capability Maturity Model (CMM), or other comparable industry standard, to sustain any modifications to GFD tools. CMMI certification is not required.

(b) The contractor shall develop and maintain unique ISSP software tools and applications to support the continued development and operation of the ISSP, as defined in this contract.

1.4.1.1 The contractor shall report all IT delivered or direct costed to this contract by developing, maintaining and implementing the PI&C Information Technology (IT) Capital Investment Plan (CIP) and associated reports in accordance with SSP 50222, ISS Program Capital Investment Process (CIP).

The contractor shall gather fiscal information, and maintain an ISSP IT Capital Investment Plan and associated reports in accordance with the ISS IT Capital Investment Process.

1.4.1.2 The contractor shall develop, maintain and implement an IT Security Plan in accordance with NFS 1852.204-76. Upon approval, the IT Security Plan shall be incorporated into the contract as Attachment J-6.

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1.4.1.3 The contractor shall develop, maintain and implement the IT Management Plan in accordance with DRD A-IT-01 for reportable IT. The IT Management Plan shall, at a minimum, address the following functions: system management and operations, including project management, configuration management, technology infusion, procurement, work authorization, and Metrics.

1.4.1.4 If the contractor implements Public Key Infrastructure system, the contractor system shall be interoperable with the NASA Public Key Infrastructure system.

1.4.1.5 The contractor shall develop and implement IT project plans in accordance with DRD A-IT-02 for the following activities:

•	implementation of new hardware and software capabilities,

•	conducting studies, market surveys, and system tests, and

•	developing and supporting proposed system hardware relocation plans as required.

1.4.1.6 The contractor shall maintain an IT Performance Management and Capacity Plan in support of performance planning, analysis (e.g., log review, trend analysis, and system utilization), and design activities for new or modified systems capabilities; or for providing system and component-level capacity planning and monitoring to ensure adequate capacity and performance margins. The plan shall be prepared on a quarterly basis and include the following where applicable:

(a) By system, a summary of systems performance, including charts depicting observations for the current and previous 3 quarters, and a trend line reflecting anticipated performance for the coming 4 quarters. Performance will be quantified in terms of large and small transactions, as well as end-to-end transaction performance as measured from the end-user workstation to the host or data system.

(b) By system, a summary of resource utilization, including CPU, Disk, Memory, related Equipment (e.g., backup tape systems, off-line/near-line storage systems, physical storage space), and network bandwidth where applicable, with charts depicting observations for the current and previous 3 quarters and a trend line reflecting anticipated improvements or degradation during the coming 4 quarters.

(c) A discussion of the analysis and findings for any systems that have experienced significant performance anomalies or an increase or decrease in resource utilization relative to the previous month’s baseline.

(d) Recommendations for improving any outstanding performance issues or capacity shortfalls.

(e) Recommendations for systems reconfiguration or consolidation that reduce operating costs or improve resource availability.

1.4.1.7 The contractor shall develop and implement an IT Technology Infusion Proposal Plan to propose new technology and service concepts for the Government’s consideration. The proposal

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will give the government the ability to view the contractor(s) innovative ideas for solving the technical challenges outlined within this SOW and will address proposed skill mix and personnel.

1.4.1.7.1 Concept

(a) The contractor shall assess the state of technology and the Program’s requirements and infrastructure, and propose new technology and service concepts for the Government’s consideration. In this assessment the contractor shall solicit inputs from customers/users. These proposed concepts may be driven by one or more of the following reasons:

•	New customer requirements

•	Upgrades to other systems that affect the primary systems functional capabilities, e.g., upgrades to a web browser not compatible with primary systems

•	New product releases

•	Complying with safety requirements

•	New agency or center policies

•	Conforming to current standards and formats

•	Reducing operating costs

•	Limited system enhancements to produce higher quality products

•	System components become obsolete or non-repairable

(b) The contractor shall obtain approval for proposed concepts and associated estimated proposal costs prior to initiating a full technology infusion proposal effort.

(c)If the proposal is approved by the government, then an approved IT Project Plan, to be developed in accordance with A-IT-02, shall accomplish the implementation.

1.4.1.7.2 Content

The proposals shall address at a minimum and as applicable:

•	List price pages (catalog price)

•	Description of proposed technology, including integration test results to date

•	Contractor product identification number

•	Model number

•	GSA and commercial catalog unit number, if available

•	Hardware and Software items to be replaced by the new technology product

•	Changes/impacts to ISSP customers/users and other ISSP IT providers, and to NASA and Center(s) IT architectures and standards

•	Changes to Agency or Center specific Strategic Plans

•	Implementation plan and schedule

•	System performance improvements as a benefit to the Government

•	Known and anticipated impact on ISSP and non-ISSP contractors

•	Proposed adjustment to transition charges

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•	Impacts on contractor performance

•	Estimated return on investment.

1.4.2 IT Systems Management and Operations

(a) The contractor shall provide the ISSP customer community with full life cycle system support for ISSP IT systems, applications (e.g., web, mainframe, workstation, client/server, utility), platform systems, services, equipment, etc., as defined in Appendix E and Appendix F, Table 1, Table 2, and Table 3. The life cycle includes planning, requirements definition, design, programming, prototyping, testing, documentation, deployment, training, sustaining engineering and operations.

(b) The contractor shall provide a life cycle methodology consistent with Software Engineering Institute (SEI) Level 3 Capability Maturity Model (CMM), or other comparable industry standard. CMMI certification is not required.

(c) The contractor shall streamline the life cycle methodology to accommodate rapid development of new tools or updates to supported tools.

(d) The contractor shall address IT security in each phase of the life cycle.

(e) The contractor shall implement IT system performance standards in accordance with the requirements set forth in Appendix E.

(f) The contractor shall provide “book coordination” for SSP 50013 and SSP 50222.

(g) The contractor shall function as the property custodian for the government property assigned to this contract, identified in Appendix F, Table 3.

1.4.2.1 IT Life Cycle Management

The contractor shall manage designated production systems, ongoing and new projects, and functions and activities required to provide products and services to the ISSP customer community. The contractor shall adhere to policies and standards, and support information exchange and decision making forums. In support of this effort, the contractor shall provide the following activities.

1.4.2.1.1 The contractor shall assist the Government by reviewing Government-provided policies, architectures, standards, and procedures affecting this contract and recommending appropriate modifications and implementation strategies.

1.4.2.1.2 The contractor shall support key recurring Government-sponsored meetings, such as the ISD Configuration Board, the Chief Information Office’s Network Access Control Board, Chief Information Officer’s IT Steering Council and the ISS IT Working Group.

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1.4.2.1.3 The contractor shall procure and deliver commercial off-the-shelf (COTS) software, hardware, and associated maintenance agreements as approved by the Government. The contractor shall provide all consumables used in operating the systems associated with this contract

1.4.2.1.4 The contractor shall develop, implement, and maintain IT Standard Operating Procedures in order to sustain products and services defined in this SOW. These procedures shall provide guidance for interfacing with other organizations and specific tasks required in the process of meeting customer requirements, and shall instruct technicians, production personnel, and other users in the proper setup and operations of systems. These procedures are not intended to document the details of how the tasks or interfaces are to be accomplished. These procedures shall:

(a) Describe each system in terms of the requirements it fulfills, the equipment comprising the system, and any interconnection to other systems

(b) Reference system engineering drawing numbers

(c) Reference manufacturers’ operations manuals

(d) Give specific details on setup configurations related to the intended equipment functions

(e) Give step-by-step system check instructions that, when performed, verify the system is functioning as designed

(f) Give step-by-step instructions on how to operate the system equipment to achieve every stated purpose of the system, including references to manufacturers’ manuals when appropriate

(g) List the required customer interfacing tasks

(h) List other procedures applicable to performing a specific system operation

(i) Cross reference any corresponding Standard Operating Procedures

(j) Reference preventive maintenance procedures

1.4.2.1.7 The contractor shall develop, implement, and maintain an IT Configuration Management Plan as defined below in order to maintain hardware and software specifications and baseline control of IT systems.

1.4.2.1.7.1 Concept

(a) The contractor shall establish, implement, and comply with a stringent process of configuration management for all systems defined under this contract.

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(b) The contractor shall not change, modify, or relocate Government equipment or systems without prior approval unless otherwise stated in the configuration management plan.

(c) The contractor shall provide, revise, and maintain a complete set of engineering and exhibit drawings, hardware and software configurations, and specifications and associated change documentation for all IT systems defined in this contract.

(d) Where baseline configuration information does not exist, the contractor shall define the baseline.

(e) The contractor shall provide current configuration documentation for all systems under this contract within 6 months after contract phase-in.

1.4.2.1.7.2 Content

The IT Configuration Management Plan shall prescribe the process to be implemented for control of both engineering (design) configuration, and operational configuration. The IT Configuration Management Plan will include the following:

•	Define how configuration control will be recorded and documented

•	Identify the specific part of the organization responsible for maintaining the configuration control records

•	Identify the documentation and data systems required to provide configuration control for both hardware and software

•	Identify the specific equipment, systems, and operational interfaces which are subject to configuration control

•	Describe the procedures to be used to coordinate, define, test, monitor, and control all technical and operational interfaces

•	Identify individuals responsible for writing and for approving configuration control procedures, and

•	Define how NASA will be involved with final decisions in the change process.

1.4.2.1.8 The contractor shall develop IT configuration reports that contain information and status on all equipment and software, which are maintained by and/or operated by the contractor. The information fields required for each category of equipment or software in the system shall include information on the category’s description, location, user, manufacturer, external connections to other systems, maintenance support, and other fields normally contained in a IT configuration management system.

1.4.2.1.10 IT Sustaining Engineering and Operation

The contractor shall provide sustaining engineering, including preventative maintenance, and operations for IT systems. At a minimum support will include the following activities.

1.4.2.1.10.1 The contractor shall provide sustaining engineering for multimedia, computer, and network systems defined in Appendix E and Appendix F, Table 1, Table 2, and Table 3.

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Sustaining engineering for applications shall include developing limited new capabilities, bug fixes, and coordination and testing support in response to new operating system and program product. For hardware systems and stand-alone equipment, sustaining engineering includes preventive and remedial maintenance, ordering of replacement parts, sparing, end-of life (EOL), and system software and firmware updates and patches.

1.4.2.1.10.2 The contractor shall manage third party maintenance and license agreements.

1.4.2.1.10.3 The contractor shall ensure that all IT systems are functionally and operationally performing at the lowest possible operating cost and in accordance with NASA requirements, including safety and schedules; industry best practices; and applicable standards, such as ANSI (American National Standards Institute).

1.4.2.1.10.4 IT sustaining engineering shall minimize disruption to system availability during normal working hours. Most supported applications require no contingency staffing or procedures for outages during nonworking hours. The contractor shall coordinate and schedule changes that require production outages with the customer in advance of the outage. In the event the outage is an emergency, the contractor shall immediately notify the ISS CIO and shall provide continuous status of the progress and expected time of availability.

1.4.2.1.10.5 The contractor shall establish and conduct a preventive maintenance and operational readiness program as defined below to ensure that all identified systems are functioning within required specifications.

1.4.2.1.10.5.1 Remedial Maintenance

The contractor shall repair or replace failed equipment and restore it to operating condition. The repair and restoration may involve the temporary replacement of the equipment with a like item to allow continuation of the provided service. When failed equipment cannot be removed, the repairs will be accomplished in a way that minimizes disruption of other operational activities. When repair of a specific item of equipment is not cost effective (when repair costs exceed one third of replacement costs), the contractor shall replace the equipment. For equipment used to meet mission requirements, immediately after being notified that equipment is out of service the contractor shall initiate repair and notify theISS CIO.

1.4.2.1.10.5.2 Maintenance Agreements and License Management

The contractor shall create, maintain, and implement plans and schedules for maintenance agreement and license management. For Government-funded renewals, the contractor shall inform the ISS CIO a minimum of 90 days prior to expiration of agreements.

1.4.2.1.10.5.3 COTS Maintenance

The contractor shall ensure defects in COTS products are fixed and version upgrades to COTS software are obtained. The contractor shall coordinate with the Government and application vendors. The contractor shall assess and implement each new patch or update to be applied for

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all supported platforms within 90 days of vendor release of the updates or patches. The contractor shall request a waiver if they find that a release or patch is incompatible with the current institutional environment, would impact data integrity or system stability, or would otherwise cause undue disruption to the user community. The contractor shall evaluate and update critical security patches within 24 hours of the patches being released by the vendor.

1.4.2.1.10.6 The contractor shall operate and provide system administration for all systems identified in Appendix E. System administration processes and procedures shall adhere to NASA and JSC policies and procedures. The contractor shall ensure that system administration support is provided within schedule guidelines. Operation and system administration shall include:

•	ID administration and folder setup for access,

•	Data transmission among systems,

•	Creation/deletion of network printer queues,

•	System backups,

•	Virus scans,

•	Problem identification and resolution,

•	Technology upgrades.

1.4.2.1.10.6.1 The Contract shall provide Return to Service for IT systems as identified in Appendix E.

1.4.2.1.10.6.2 The Systems Administration functions (excluding facility, network outages, IT incident investigations, and maintenance service not under control of the contractor) shall be performed to minimize disruption to system availability, with the exception of scheduled outages.

1.4.2.1.10.6.3 The contractor’s system administrators shall acquire IT security training in accordance with the JPG 2810.1, JSC Information Technology Security Handbook.

1.4.2.1.10.7 IT Security Support

The contractor shall advise ISSP customers and users on IT security policies, provide technical representation to the Network Access Control Board (NACB) as required, implement approved firewall and networking solutions monitor production capabilities, and respond to requests for firewall and other IT security support by providing consultation and direct technical assistance to assist customers with the development of requirements for secure firewall and networking solutions.

1.4.2.1.10.7.1 The contractor shall maintain a knowledge base of security issues, problems, and resolutions.

1.4.2.1.10.7.2 The contractor shall perform periodic technical assessments, security testing of computer systems, and provide inputs to updates for JSC Computer Security Plans in support of NASA computer security officials.

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1.4.2.1.10.7.3 The contractor shall process security-related incidents, including identifying network attacks (denial of service, viruses, worms, etc.), identifying and analyzing cases of misuse of IT resources, securing computing resources as required, and provide around the clock response to computer security incidents and notification of appropriate personnel.

1.4.2.1.10.7.4 The contractor shall provide analysis of security incidents relating to incorrectly configured systems, and work with system owners to properly reconfigure these systems.

1.4.2.1.10.7.5 The contractor shall provide real time incident status reports as required as soon as an incident is discovered. The contractor shall provide an incident report within 24 hours of any security or system configuration-related incident investigation being concluded.

1.4.2.2 Work Authorization and User Support

1.4.2.2.1 The contractor shall gather, organize, and disseminate IT information to the customer community in formats appropriate to the media. Subject matter content will vary but will always focus on keeping the ISSP community informed in a timely and accurate manner, providing them ready knowledge of products and services available, the mechanisms for acquiring those services, and information intended to help the customer. Services also entail reviewing and coordinating responses to e-mail traffic received in centralized electronic mailboxes intended for customer communication.

1.4.2.2.2 User Requirements/Analysis

(a) The contractor shall perform data gathering, entry, and analysis of requests to ensure that the customer requirement for products and services is documented and handled.

(b) The contractor shall document and coordinate implementation of IT requirements requested for implementation by the institutional and international IT providers.

(c) The contractor shall serve as the primary point of contact for IT services required to support end users.

1.4.2.2.3 Loan Pool

(a) The contractor shall serve as the primary point of contact for loan pool services required to support end users.

(b) The contractor shall develop and maintain user guides/desktop instructions for services that require user self-installation.

(c) The contractor shall provide procedures for appropriate property management of the ISSP loan pool products for check-in/check-out and regular inventorying.

(d) The contractor shall report property losses on an as occurred basis (as soon as possible).

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(e) The contractor shall develop, implement, and maintain a standard load consistent with the approved JSC laptop load and any related policies and practices for the loan pool laptops.

(f) The contractor shall augment standard load configuration in order to support specific user requirements. Activities typical include configuration for tunneling, data transfers, and loading requested software.

1.4.2.2.4 The contractor will receive work authorizations via the Customer Service System, loan pool requests, and external access requests in addition to the IT project plans. The contractor shall ensure that its internal work management and tracking systems interface seamlessly with the Customer Service System for the purpose of receiving work authorizations and providing order status and tracking information.

1.4.2.2.5 The contractor shall track, resolve, and report on problems associated with systems, products, and services. Problem resolution includes accepting transferred calls from the various JSC Help Desks or ISSP Help Desks for systems under this contract and reporting resolutions back to the appropriate Help Desk. The contractor shall develop and maintain on line problem reports.

1.4.2.2.6 The contractor shall provide desktop support services for ISSP IT not supported by other institutional providers. Desktop support are those services which support the users desktop environment; such as, but not limited to, loading/configuring local and network software, drivers, printers, peripherals, and data migration.

1.4.2.2.7 The contractor shall provide assistance in space utilization, coordination / facilitation, and planning for ISSP physical space requirements at JSC. This includes assessing requests, coordinating with the requestor(s), making recommendation, facilitating request through the implementing organization, tracking requirements through closure, and reporting.

1.5 INTERNATIONAL INTEGRATION

1.5.1 RESERVED

1.5.2 RESERVED

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1.5.3 IP Elements Integration Management (LOE)

The contractor will perform the tasks identified below to support of IP Element Integration Management. For the purposes of this contract, “IP Elements” are defined as: JEM, CAM/CR, Columbus, Cupola, HTV, ATV, MSS, SPDM, SPP, MTsM, UDM, SM, DC, Soyuz, and Progress. The US will assume ownership of the CAM/CR and Cupola after the IPs have completed development and turned over possession of the element to NASA. All other IP elements will remain owned and be sustained by their respective IPs.

The NASA IP Element Integration Manager (EIM) provides overall management and oversight of the tasks that are necessary to integrate the IP Element into the ISS. The primary goal of IP Element Integration is to confirm the IP Element meets its ISSP requirements (e.g., system- and segment-level specifications, IRDs, ICDs) and is ready for flight. The IP EIM also ensures that NASA meets applicable ISS requirements in support of the integration of the IP Element and complies with bilateral agreements.

The Mission Integration, Cargo Integration, and Vehicle sustaining engineering teams provide the technical expertise and resources required to execute the tasks associated with IP Element integration (e.g., subsystem-level technical review of IP Element designs) and support the Element Integration Manager in performing the tasks necessary to integrate the IP Element and deliver on-orbit to the ISS.

1.5.3.1 Systems Engineering and Integration of IP Elements

1.5.3.1.1 Engineering Integration and Communication

(a) The contractor shall work with the Program Data Integration team, which provides the book coordination function, to facilitate the technical development, coordination with IPs, management approval, and implementation of the following IP BDEALS documents:

SSP 50124, NASA/CSA Bilateral Data Exchange Agreements, Lists and Schedules (BDEALS); SSP 50126, NASA/NASDA BDEALS; SSP 50127, NASA/ESA BDEALS; SSP 50137, NASA/RSA BDEALS; SSP 50407, NASA/ESA BDEALS for Cupola 1; SSP 50611, NASA/ESA BDEALS for ATV; SSP 50614, NASA/HTV BDEALS for HTV; and SSP 50617, NASA/NASDA BDEALS for CAM; and SSP 50352, NASA/AEB BDEALS. The data submittals provided by the IPs via these BDEALS documents will be made available as GFD to the contractor as defined in Appendix D, Table 2.

(b) The contractor shall work with the Mission Integration team, which provides the book coordination function, to facilitate the technical development, coordination with IPs, management approval, and implementation of the following IP BHSEALS documents:

SSP 50136, NASA/RSA Bilateral Hardware and Software Agreements, List and Schedules (BHSEALS); SSP 50219, NASA/ASI Bilateral Hardware and Software Exchange Agreements, Lists, & Schedules (BHSEALS); SSP 50220, NASA/CSA Bilateral Hardware and Software Exchange Agreements, Lists and Schedules (BHSEALS); SSP 50264, NASA/NASDA BHSEALS; SSP 50289, NASA/ESA Bilateral Hardware and Software Exchange Agreements, Lists, and Schedules (BHSEALS); SSP 50408, NASA/ESA Bilateral Hardware and Software Exchange Agreements, Lists, and Schedules (BHSEALS) For Cupola; SSP 50615, NASA/NASDA BHSEALS for the H II Transfer Vehicle (HTV); SSP 50616, NASA/NASDA BHSEALS for the Centrifuge Element (Main Body); and SSP 50648, NASA/AEB BHSEALS

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Exchange Agreements, Lists, and Schedules (BHSEALS) For Cupola; SSP 50615, NASA/NASDA BHSEALS for the H II Transfer Vehicle (HTV); SSP 50616, NASA/NASDA BHSEALS for the Centrifuge Element (Main Body).

(c) The contractor shall distribute Element technical, programmatic and operations data for review by ISSP teams identified in the IP Element Integration Team Lists.

(d) The contractor shall collect assessments and comments to the above distributed Element data to ensure application of engineering and programmatic expertise in all aspects of the integration process: evaluation and definition of bilateral documentation, interfaces, requirements changes, exchanges of data and hardware/software, development and testing, special information requests.

(e) The contractor shall facilitate ISSP teams communications with IPs and their contractors.

(f) The contractor shall maintain cognizance and technical knowledge of Element design, associated issues, and planning and schedule status.

(g) The contractor shall provide responses to communications and data requests from IP and ISSP teams in accordance with teams’ schedules.

(h) The contractor shall coordinate shipment of items to and from the IPs with the ISSP shipping coordinator in the Mission Integration team.

1.5.3 1.2 Issue Resolution

The contractor shall coordinate issue resolution with the IP Element Integration teams as follows:

(a) Collect information for issue definition and document integration and compatibility issues and actions.

(b) Provide inputs to teams, and track issue resolution and action items closure for all phases of IP Element integration activities through on-orbit activation and checkout.

(c) Develop proposals, assess risks and recommend schedule for technical issues resolution.

(d) Chair technical forums, telecons and meetings required for issue resolution.

(e) Provide regular technical status inputs to Action Items database for open actions;

(f) Provide regular technical status inputs to Schedule management team;

(g) Provide regular technical status inputs to NASA EIM; and

(h) Provide regular technical status inputs to other teams, boards and panels in support of the EIM.

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1.5.3.1.3 Change Engineering

The contractor shall initiate CRs to maintain and update the ISS design and requirements baseline for IP Elements. The contractor shall perform Change Engineering functions for IP-related CRs and other activities necessary to maintain and update the ISS design and requirements baseline for IP Elements.

1.5.3.1.4 IP Elements Acceptance and CoFR

The contractor shall support development, coordination and maintenance of the Program Integration office IP CoFR implementation plans. The contractor shall review and provide inputs to IP Element Acceptance Review Plans defined in DRD A-SA-06 for IP Elements for which NASA takes ownership and provide inputs to Assessment Review Plans for all other IP Elements. The contractor shall coordinate and implement the Acceptance Review Plans and Assessment Review Plans with IPs and within the ISSP.

1.5.3.2 IP Milestone Reviews

1.5.3.2.1 Milestone Review Planning and Coordination

The contractor shall plan and track the ISSP teams’ participation in the IP design, qualification, certification, and pre-shipment reviews to ensure compliance with ISSP requirements and policies. The contractor shall develop ISSP Support Plans for IP Milestone Reviews in accordance with DRD A-II-01. The contractor shall obtain concurrences for scheduling and support of the Milestone reviews from ISSP disciplines, teams and organizations and present for NASA approval. The contractor shall track the implementation of the approved ISSP Support Plan.

1.5.3.2.2 IP Milestone Review Participation

The contractor shall participate in all stages of the Milestone Review, including:

(a)	Development of the Milestone Review Plan to be bilaterally concurred by NASA and the IP and post-review action closure.

(b)	Review of IP Design, Qualification and Certification Review data packages for compliance with ISSP requirements and policies defined in IP Elements Specifications, IRDs/ICDs and other applicable bilateral and multilateral documentation.

(c)	Identification and documentation of non-compliance issues.

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1.5.3.3 ISS & Mission Integration

1.5.3.3.1 Participation in ISSP Reviews

The contractor shall participate in the ISSP Milestone and Launch Package reviews identified in SSP 50200-02 and SSP 50489, ISS Mission Integration Template, by providing inputs to reviews and planning documentation. The contractor shall coordinate implementation of NASA Element team functions in support of these reviews.

1.5.3.3.2 Launch Package and Increment Teams Support

The contractor shall provide consolidated Element team inputs to mission requirements, increment definition requirements, and manifest requirements for IP Element flights. The contractor shall review the IP Element applicable flight and increment documentation (e.g. IDRDs, manifest) and coordinate with the LPM and IM teams to ensure incorporation of these requirements. The contractor shall participate in LPM and IM teams negotiations of the requirements with the IP. For data that supports the IDRD PP development, the contractor shall provide inputs to the Mission Integration team via Requirements Request Forms as defined in SSP 50622-02. For data that supports the IP flight manifest development, the contractor shall provide inputs to the Mission Integration team via Manifest Requests as defined in SSP 50622-02.

1.5.3.3.3 Element Ground Processing Coordination

The contractor shall coordinate with KSC and IP regarding IP Element hardware processing in the SSPF, to provide programmatic coordination including review of integrated IP Element schedules, status of Hardware processing, status of action items, and development and coordination of meeting agendas. After handover of the IP Element hardware to Shuttle Integration, the contractor shall support the Launch Package Management teams to coordinate element related processing issues.

1.5.3.3.4 Element Flight Operations Support

The contractor shall coordinate with ISSP and IP Operations teams the planning and implementation of IP Elements flight operations, which includes participation in ISSP SIRs and review of the IP Element operations documentation, such as operational timelines, procedures and flight rules.

1.5.3.3.5 Mission Support

1.5.3.3.5.1 Increment Management Center (IMC) Support

The contractor shall staff the ISS Increment Management Center console during IP Elements assembly flights, flights involving CSA robotics missions, and first-time IP visiting vehicle flights (e.g. HTV & ATV) to provide a single point of contact for element team coordination and resolution of mission related issues on a real time basis. The contractor shall meet the process requirements identified in the ISS Management Center Operations Handbook (IMCOH.)

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1.5.3.3.5.2 Mission Evaluation Room (MER) Support

The contractor shall staff an ISS Mission Evaluation Room (MER) console during IP assembly flights, flights involving CSA robotics missions, and first-time IP visiting vehicle flights (e.g. HTV & ATV) to provide a single point of contact for Element team coordination and resolution of mission related issues on a real time basis. The contractor shall also staff an ISS MER console on an as-needed basis after the initial IP assembly flights and first-time IP visiting vehicle flights to facilitate Element team coordination in resolving in-flight anomalies associated with the IP Element. The contractor shall meet the process requirements identified in OB-MER-006, ISS MER Handbook.

1.6 HUMAN SPACE FLIGHT COLLABORATION

The contractor shall accomplish all work necessary to accommodate commercial customers to the ISS. The work will be the same or similar scope already required elsewhere in this contract SOW but will be performed in support of a NASA Reimbursable Space Act Agreement.

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2.0 SYSTEMS ENGINEERING, ANALYSIS, AND INTEGRATION

2.1 RESERVED

2.2 SYSTEMS ANALYSIS AND INTEGRATION

The contractor shall perform the tasks below in accomplishing ISS systems analysis and integration. The contractor shall use the coordinate systems defined in SSP 30219, ISS Reference Coordinate Systems Document, for analysis, products, or data that is produced for ISSP and requires the use of coordinate systems.

2.2.1 Program Requirements and Interfaces

2.2.1.1 ISS Specifications and ICDs Maintenance

(a) The contractor shall provide book coordination functions for ISS Specifications, Interface Control Documents (ICDs), and Interface Requirements Document (IRDs) identified in Appendix H, in accordance with DRDs A-SI-01, A-SI-02, and A-SI-03. The contractor shall provide book coordination functions for SSP 30459, ISS Interface Control Plan, SSP 50135, ISS Interface Control Plan – NASA/RSA, and SSP 41174, ISS Interface Control Working Group (ICWG) Operating Procedures.

(b) The contractor shall maintain the contents of the Master File for all Specifications and ICDs/Interface Requirements Documents (IRDs).

(c) The contractor shall maintain tracking logs of Specifications, CRs and ICD/IRD revisions and history.

(d) The contractor shall perform requirements traceability for SSP 41000, System Specification For The International Space Station; SSP 41160, ESA Segment Specification For Columbus; SSP 41162, Segment Specification For The United States On-Orbit Segment; SSP 41165, Segment Specification For The Japanese Experiment Module; SSP 50273, HTV Segment Specification; SSP 50312, CAM Segment Specification; SSP 50333, Cupola Segment Specification; and SSP 50439, ESA Segment Specification For The Automated Transfer Vehicle (ATV) in accordance with DRD A-SI-04 utilizing the Requirements Traceability Management (RTM) application identified in Appendix F, Table 1.

(e) The contractor shall identify and track non-incorporated CRs to all retired, or no longer actively maintained, ISS specifications and ICDs.

(f) The contractor shall review and evaluate ISSP changes to determine if those changes impact the documents supported in paragraph 2.2.1.1.a. When impacted, appropriate change description text shall be provided to the CM function.

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2.2.1.2 Coordination and Review of ISS Specifications, ICDs, and IRDs.

(a) The contractor shall provide technical review of Specifications, ICDs, and IRDs identified in Appendix H during ISSP Milestone Reviews to ensure the requirements reflect the current ISSP baseline.

(b) The contractor shall provide technical review and coordination of Preliminary Interface Notices (PIRNs) for the documents identified in Appendix I and Document Change Notices (DCNs) for SSP 41150, IRD SSMB To Columbus APM; SSP 41151, IRD SSMB To JEM; SSP 41151-Appendix D, IRD SSMB To JEM, Appendix D; and SSP 41152, IRD ISPR ICD in accordance with SSP 30459, SSP 50135, and SSP 41174.

2.2.1.3 ICWG

The contractor shall perform the following ICWG technical administrative functions in accordance with SSP 41174, SSP 30459, and SSP 50135.

2.2.1.3.1 The contractor shall maintain and update Hardware Interfaces Tracking System (HITS) database (or equivalent) identified in Appendix D, Table 1 to develop PIRNs status reports as follows:

(a) The contractor shall track and provide “ICD metrics” reports to include issue resolution plans on a monthly basis.

(b) The contractor shall track and provide “Element Manager Open PIRNs” reports on a weekly basis.

(c) The contractor shall track and provide reports identifying “TBDs” on a monthly basis.

(d) The contractor shall track and provide “Open Issues” reports on a monthly basis.

2.2.1.3.2 The contractor shall provide administrative support for Milestone Reviews to include: meeting logistics, administration, agenda preparation and distribution, action item tracking, meeting minutes preparation and archival of all presentation material related to ICWG products.

2.2.1.3.3 The contractor shall prepare, distribute, maintain and track Interface Memorandums to document official correspondence.

2.2.1.3.4 PIRN and DCN Development and Maintenance

The contractor shall process and maintain ICD PIRNs and IRD DCNs as follows:

(a) The contractor shall prepare, distribute, process, maintain, and track Preliminary Interface Revision Notices (PIRNs) for the documents identified in Appendix I to update ICDs.

(b) The contractor shall prepare, distribute, process, maintain, and track Document Change Notices (DCNs) for SSP 41150, SSP 41151, SSP 41151-Appendix D, and SSP 41152 to update IRDs.

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2.2.2 System Performance Analysis and Integration

The contractor shall provide recommendations to the ISSP management on the strategic implications of the ISSP launch schedules, manifests, and ISS on-orbit operations, and assist in NASA’s development of strategic requirements. To meet the full scope of this requirement, the contractor shall provide systems engineering and integration support for development of the ISSP strategic planning as described below, and shall report the results in accordance with DRD A-SI-05.

2.2.2.1 Mission Analysis and Integration

2.2.2.1.1 Attitude Requirements

(a) The contractor shall develop, coordinate and obtain ISSP approval of the flight attitude requirements for the ISS operations. These requirements balance the needs of power, thermal, propellant, guidance, navigation, and control (GN&C) momentum management capability, micro-gravity, natural and induced environmental factors, communications, visiting vehicle, and other factors. The GFD tools Channelized Energy Balance Tool and Integrated Energy Balance Tool are available to support this function.

(b) The contractor shall input and maintain approved attitude requirements in the Space Station Certification Baseline Document (SSP 50699-03).

2.2.2.1.2 Altitude Strategy

The contractor shall develop and coordinate the ISS altitude strategy. The altitude strategy will include:

•	analysis for inadvertent entry risk,

•	projected on-orbit lifetime,

•	ISS propellant availability,

•	ISS propellant delivery requirements and capabilities,

•	Micro-gravity environment,

•	natural and induced environmental factors (including crew radiation exposure) as analyzed by NASA institutional resources and by the Vehicle sustaining engineering team

•	launch vehicle performance.

Such analysis will also verify that ISS performs within hardware certifications, through consultation with the Vehicle sustaining engineering team and the Cargo Mission team.

The ISS Altitude Strategy is documented in SSP 50110, Multi-Increment Manifest Document and SSP 50112, Operations Summary Document and is implemented through the individual Increment Definition Requirements Document for each increment. If strategic conditions change after the base lining of the OSD, the contractor shall update the OSD and provide the applicable ISS Altitude Strategy data to the Mission Integration team via Requirement Request Forms as defined in SSP 50622-02, Section 4. The GFD tools TRAM, STRAP and Total Propellant Summary (TPS) are available to support this function.

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2.2.2.1.3 The contractor shall integrate the rendezvous, proximity, and other special operations requirements and constraints (e.g.: contamination issues from liquid or gas venting) related to attitudes and system configurations for joint operations between the ISS and all ISS Visiting Vehicles, including but not limited to the Russian Progress and Soyuz, US Space Shuttle, ESA’s Automated Transfer Vehicle (ATV) and the NASDA’s H-II Transfer Vehicle (HTV). “Integrate” is defined as the coordination (between visiting vehicle providers and the ISSP) of requirements for attitudes for docking, undocking, and special operations, array and radiator positioning, resultant power balances, visiting vehicle power demands from the ISS, operations restrictions for contamination & structural loads, and other similar issues.

2.2.2.1.4 The contractor shall provide predictions for the ISS solar beta angle, based on the ISS altitude strategy and atmospheric variations bounded by the MSFC 5% and 95% atmospheres. In addition the contractor shall develop and maintain the BASEPLATE report using the atmospheric variation bounded by the Russian Planning Atmosphere.

2.2.2.1.5 The contractor shall develop, track, and maintain the strategic allocation of Vehicle technical resources, including establishment of program technical reserves of propellant, water, oxygen, and nitrogen.

2.2.2.1.5.1 Taking into account the strategic needs of the ISSP and the predicted flight sequence, the contractor shall coordinate projected water delivery and usage rates with ISSP suppliers and users of water, including the Vehicle sustaining engineering team and the ISS Payloads Integration team.

2.2.2.1.6 Applications and Data Systems

The contractor shall maintain the applications identified below to support strategic planning and in response to differences or anomalies between the expected performance data and on-orbit performance data as provided by the Vehicle sustaining engineering team.

•	Station Reboost Analysis Program (STRAP)

•	Total Propellant Summary (TPS)

•	Integrated Energy Balance Tool

•	Channelized Energy Balance Tool

•	External Configuration Tracking Tool (ExCATT)

•	Traffic Resource Analysis Model (TRAM) or any upgraded traffic modeling tool

•	Schedule of Crew Rotation, On-orbit Assembly, Logistics, and EVA (SCROALE)

•	Sir Issue Tracking (SIT) database

2.2.2.2 Mission Requirements and Support

2.2.2.2.1 The contractor shall provide strategic mission requirements, concepts, constraints, and resource allocations to the ISS Mission Integration team and NASA Mission Operations Directorate (MOD) to support development of mission planning, flight rules, and training.

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2.2.2.2.2 Review of Operations Products

(a) The contractor shall review (via ongoing technical interactions and reviews of change requests) the ISS operations plans and procedures to ensure that all ISSP strategic technical constraints are satisfied, such as equipment operating and non-operating thermal limits, time phased power generation and demands, fault tolerance and recovery capability, structural loads, control authority of the attitude control systems, and mechanical interferences.

(b)The contractor shall review crew procedures that are related to systems activation or rechannelization, or to environment interactions including (but not limited to) plasma, plumes, contamination, or meteoroid debris to ensure that all strategic technical constraints are satisfied.

(c) The contractor shall review flight rules to ensure that all strategic technical constraints are satisfied.

2.2.2.2.3 Stage Integration Reviews (SIRs)

(a) The contractor shall coordinate the planning for and conduct the ISS SIRs as defined in SSP 50200-01, coordinating technical input from the Cargo Mission team, the Mission Integration team, the Vehicle sustaining engineering team, and other technical stakeholders. Such reviews are to be conducted no later than 18 months prior to an ISS assembly flight. Such reviews include detailed review plans and objectives published in advance to all participants. Such reviews include a Multi- Segment Operations (MSO) discussion, review, agreements and/or protocols between IP affected by the operations or plans during the assembly flight or stage operations covered during the SIR. The reviews shall include generation and closure of actions resulting from formal review of assembly and operations plan for each assembly flight and all pertinent ICDs.

(b) The contractor shall report to ISSP Management the issues and closure plans identified during SIRs.

2.2.2.2.4 The contractor shall provide technical support as needed to Mission Operations Directorate and to the ISSP through assessment of strategic ISSP (including International Partner and Participant) impacts during resolution of significant in-flight anomalies. Such support includes provision of technical assessments that individual specialists within the contractor’s employ may be able to provide to the Mission Evaluation Room, working with the Vehicle Sustaining Engineering team on a temporary basis to resolve mission or life-critical issues.

2.2.2.3 System Analysis and Integration

The contractor shall provide overall system analysis and integration of the ISS and associated interfaces, as described below, including: the United States On-Orbit Segment (USOS), International Partners and Participants (IP/Ps), GFE and ISS ground systems. This includes the ISS external interfaces, such as the ISS/National Space Transportation System (NSTS), other visiting vehicles, and the ISS/Payloads interfaces (does not penetrate beyond the interface to the Space Shuttle for the payloads).

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2.2.2.3.1 The contractor shall facilitate and coordinate the development of ISS, Shuttle, and EVA operational procedures that ensure each external component’s or payload’s thermal survivability from launch to its activation on the ISS.

2.2.2.3.2 The contractor shall provide recommendations to ISSP management for approval in the development and prioritization of tasks performed by NASA institutional resources for the following analyses, as warranted by changing conditions or assumptions:

•	Shuttle/ISS induced loads

•	Plume heating analyses

2.2.2.3.3 The contractor shall develop and provide strategic assessments of ISS Thermal System Performance (TSP) throughout assembly phases and other significant ISS operations.

2.2.2.3.4 The contractor shall develop and provide heat load allocations for the ISSP end-user community, based upon active heat rejection margin analysis.

2.2.2.3.5 The contractor shall develop and provide power allocations for the ISSP end-user community, based upon Integrated Energy Balance margin analysis.

2.2.3 Assembly and Configuration Definition/AnalysisAssembly and Configuration Definition/Analysis

2.2.3.1 Assembly Sequence Analysis and Definition

The NASA Assembly team function is responsible for the evaluation and integration of the total set of programmatic, schedule, technical, and cost factors impacting the Strategic Flight Program (SFP); document the resulting SFP requirements and constraints; and develop a flight plan in consideration of the aforementioned factors. The strategic flight planning activity includes all tasks associated with the definition of a viable assembly sequence.

The contractor will maintain a technical knowledge of the requirements, capabilities, and constraints and their interrelationships necessary to develop the Strategic Flight Program (SFP). The requirements, constraints, and allocations include:

•	Up-mass and down-mass requirements and strategic mass and volume allocations for propellant, crew support (food, water, air, etc.), research, and maintenance;

•	Capabilities and scheduling constraints of visiting vehicles that berth robotically or dock to the ISS vehicle;

•	Top-level manifesting requirements and constraints of pressurized and unpressurized cargo carriers;

•	Crew rotation requirements and constraints;

•	Cargo element assembly and manifest requirements and constraints;

•	Flight and increment EVA content, quantity, and scheduling constraints;

•	Other operational requirements and constraints such as robotics, viewing, clearances, etc.;

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•	On-orbit vehicle assembly flows and the associated on-orbit hardware configuration for flight, intermediate, and stage configurations.

The detailed tasks necessary to implement the function described above are defined below.

2.2.3.1.1 The contractor shall develop and maintain the Integrated Flight Schedule (IFS) showing the baseline (per SSP 54100, IDRD Flight Program, and SSP 50110 ) and planned (as documented in open SSP 54100 and SSP 50110 ISSP CRs) launch, dock, undock and landing dates for all tactical and strategic flights to the ISS vehicle. This product documents the increment definition, durations and the baseline directive numbers.

2.2.3.1.2 The contractor shall develop and maintain the ISSP Crew Rotation Plan assessments in accordance with SSP 50261, Generic Ground Rules, Requirements, and Constraints Part I: Strategic and Tactical Planning document. The Crew Rotation Plan assessments trade the documented crew rotation requirements against mission manifest and operational impacts.

2.2.3.1.3 The contractor shall utilize the SCROALE (Schedule of Crew Rotation, On-orbit Assembly, Logistics, and EVA) or equivalent. The detailed SCROALE shall graphically shows the day-by-day timeline of all flights to ISS vehicle, Shuttle mission and increment EVAs (calling out Russian Segment and US Segment assembly, maintenance and science EVAs), launch and landing days (flight duration), dock and undock days (docked mission duration), robotics, Increment definition, Crew Rotation, and ISS vehicle major reconfigurations, including ISS assembly and visiting vehicle relocations. This product will assess the viability of the flight sequence plan and is developed in parallel with the baseline flight plan for the tactical and strategic timeframe. The contractor shall maintain a SCROALE for the baseline ISSP plan and perform trade studies of assembly sequence options under consideration. The contractor shall deliver the detailed SCROALE electronically. The contractor shall develop and maintain a summary Flight Program Figure that is an overview of the detailed SCROALE. The Flight Program Figure shall be capable of incorporation into Microsoft Word and PowerPoint.

2.2.3.1.4 The contractor shall maintain and update the Reference Assembly Sequence Overview. This product a combination of the tactical (as defined by SSP 54100) and strategic base lined assembly sequences (as defined by SSP 50110) that provides an integrated ISSP schedule. This product also shows the proposed updates to all flights, which are contained, in open ISSP Change Requests (CRs) under review.

2.2.3.1.5 Strategic Flight Program (SFP) Development

(a) The contractor shall collect requirements and constraints and develop a SFP implementing the requirements for ISSP approval. The contractor shall identify issues and requirement conflicts and develop options for ISSP resolution.

(b) SSP 50110 is the document that baselines the SFP. For Multi-Increment Manifest (MIM) development, the contractor shall collect inputs, develop the revised document, conduct document reviews, resolve technical issues and actions, prepare the ISSP Change Request (CR) and board presentations, and prepare the final document for approval. The MIM baselines the strategic assembly sequence, docking port utilization, crew rotation plan, flight schedule, top-level launch and return manifest, sub-element number, altitude, crew rotation, and launch vehicle.

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(c) The contractor shall revise and maintain the Assembly Sequence Overview. This is the strategic assembly sequence that is sometimes developed prior to the MEM development or as part of an Interim Assembly Sequence update to the MIM.

2.2.3.1.6 The contractor shall coordinate and resolve issues and actions that impact the strategic assembly sequence manifest, configuration, and flight sequence that do not occur during the MIM development timeframe.

2.2.3.1.7 The contractor shall assess proposed tactical and strategic mission updates and identify issues and/or impacts to the SFP.

2.2.3.1 8 The contractor shall integrate the inputs and provide the ISSP approved Flight Overview Guidelines to the Mission Operations Directorate for development of Flight Overviews to support Stage Integration Reviews (SIRs), Multi-Segment Operations (MSO) Reviews, and SFP development.

2.2.3.1.9 The contractor shall provide the integration and coordination of strategic ISSP/SSP flight inputs to the Space Shuttle Program (SSP).

2.2.3.1.10 The contractor shall represent the Assembly and Configuration Team as a technical expert at boards and panels.

2.2.3.1.11 The contractor shall provide technical inputs and review assessments for other ISSP documents or reviews such as:

•	SSP 50112;

•	SSP 50261-01;

•	Planning Period Increment Definition and Requirements Documents (PP IDRDs);

•	SSP 50200-01 and SSP 50200-02;

•	SSP 54100 FP;

•	Flight Specific Data Files (PDRS/EVA and Rendezvous) for Flight Operations Review (FOR); and

•	Post-Increment Evaluation Reports (PIERs).

2.2.3.2 External Configuration Analysis and Definition

The NASA External Configuration team function is responsible for managing the definition and documentation of the integrated strategic and tactical external vehicle configuration plans and assessing any changes to the baseline. This responsibility includes working with the Vehicle sustaining engineering team which develop, validate and maintain detailed 3D CAD Models for launch and on-orbit stage docking configurations, develop the ISS System Top-Level Assembly drawings for each stage of the ISS vehicle and prepare, maintain, and submit engineering drawings.

2.2.3.2.1 The contractor shall maintain a technical understanding of the on-orbit vehicle assembly flows and the associated on-orbit hardware configuration for flight, intermediate, and stage configurations. The contractor shall also maintain a technical understanding of the assembly and

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configuration constraints necessary to manage the strategic, tactical, and real-time external Vehicle configuration.

2.2.3.2.2 The contractor shall assess, integrate, and coordinate requirements associated to the ISS external vehicle’s configuration, including evaluating change requests that impact the external configuration for flight, intermediate, and/or stage configurations.

2.2.3.2.3 The contractor shall maintain and update SSP 50504, ISS Configuration Document and Assembly Matrix. The contractor shall collect inputs, develop the revised document, conduct document reviews, resolve technical issues and actions, prepare the ISSP Change Request (CR) and board presentations, and prepare the final document for approval.

The ISS Configuration document contains data describing how the ISS is assembled. The document also contains physical configuration data that is not captured elsewhere in the ISSP. The Multi-Increment Manifest provides the strategic assembly sequence and manifest. The IDRD Flight Program contains the tactical assembly sequence.

2.2.3.2.4 The contractor shall maintain and update SSP 30219, which documents the ISS reference coordinate systems for major elements and robotically handled items. The contractor shall collect inputs, develop the revised document, conduct document reviews, resolve technical issues and actions, prepare the ISSP Change Request (CR) and board presentations, and prepare the final document for approval.

2.2.3.2 5 CAD Model Development Support

(a) The contractor shall participate in the CAD Model User Technical Interchange Meetings (TIMs) and the Measurement Technical Interchange Meetings (TIMs) hosted by the ISS Vehicle Segment Sustaining Contract. These TIMs determine which element and cargo element components in the 3D CAD models, in the launch and on-orbit configurations, are validated to drawings and determine the required as-built measurements. The contractor shall provide inputs necessary to get validated and as-built CAD models.

(b) The contractor shall ensure that the external physical configuration data needed by the ISSP/SSP users is provided by working with the Vehicle sustaining engineering team to gather physical configuration data from detailed CAD models.

2.2.3.2.6 The contractor shall develop and gain concurrence of external configuration protocols with the International Partners and any other affected teams.

2.2.3.2.7 The contractor shall develop and review the mission-specific ISS/SSP On-Orbit Interface Control Document (ICD), Section 3, Physical Configuration for each Shuttle flight. The ISSP/SSP ICD documents the ISS and Shuttle data from the Orbiter rendezvous through the Orbiter departure. The blank book format is contained in NSTS-21000-IDD-ISS, Section S.3. The contractor shall update the Section S.3 blank book to incorporate the mission specific configuration data and figures.

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2.2.3.2.8 The contractor shall develop and distribute the Vehicle Configuration Joint Working Group (JTWG) mission-specific vehicle configuration data sources letters to the ISSP/SSP community. These letters are produced at the L-9/10 months, in support of the SSP Cargo Integration Review (CIR), and L-4 months.

2.2.3.2.9 The contractor shall track the location of external configuration items. The contractor shall track the current and planned locations, as well as the historical hardware movement of needed configuration items such as external Logistics & Maintenance ORUs (spares stowed on orbit), EVA equipment/hardware, visiting vehicles, attach point utilization, standard and non-standard external stowage, utilization, and internal items that stowed externally.

2.2.3.2.10 The contractor shall utilize the External Configuration Analysis and Tracking Tool (ExCATT), or equivalent, and provide web-based reports accessible by the ISSP.

2.2.3.2.11 The contractor shall develop revisions of the On-orbit Assembly Modeling and Mass Properties Data Book (Blue Book) in accordance with DRD A-SI-06.

2.2.3.2.12 The contractor shall convert launch and return mass properties provided by the Vehicle sustaining engineering team to on-orbit mass properties for the development of the Blue Book.

2.2.3.2.13 The contractor shall review the Vehicle sustaining engineering team L-30 day delivery of pre-flight on-orbit ISSP mass properties prior to every ISS flight docking, undocking and redocking. The contractor shall coordinate and resolve issues due to mass properties differences between the L-30 day data delivery and the Blue Book.

2.2.3.2.14 The contractor shall perform ISS clearance and external stowage analysis using approved 3D CAD models.

2.2.3.2.15 The contractor shall perform clearance analysis for docking vehicles assessing the clearance of dynamic docking envelopes and verifying docking requirements.

2.2.3.2.16 The contractor shall develop and deliver simplified 3D CAD models to the RSC-E in .igs and .step formats. These models shall be delivered to other parties such as universities, NASA centers, other International Partners, and other commercial interests, as required. The files shall be delivered in the user’s format using the contractor’s 3D CAD tool capability.

2.2.3.2.17 The contractor shall perform 3D CAD model analysis to determine stowage of new or relocated external configuration items and determine any impact to follow-on assembly or flight activities.

2.2.3.2.18 The contractor shall provide electronic dimensioned and non-dimensioned hidden line or shaded drawings to support the development of ISSP documentation. These drawings shall be provided in .tif, .gif, and/or .pic formats.

2.2.3.2.19 The contractor shall collect and track mass properties of the cargo elements and ORUs for flights scheduled in the strategic timeframe.

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2.2.3.2.20 The contractor shall provide launch vehicle ascent and descent weight assessments to support manifest assessments in the strategic timeframe.

2.2.3.3 Internal Volume Configuration (IVC)

2.2.3.3.1 The contractor shall update and maintain Section 3.12, Interior Volume Configuration, of SSP 50261-01, Generic Ground rules, Requirements, and Constraints Part 1: Strategic and Tactical Planning (GGR&C Part 1). The contractor shall provide criteria for evaluating and prioritizing ISS internal volume demands in accordance with these requirements. Such criteria are put into practice in cooperation with the Internal Volume Configuration Working Group (IVCWG), Mission Integration team, and International Partners / Participants and in accordance with SSP 50005, ISS Flight Crew Integration Standards. Examples of such volume criteria include minimum IVA translation path clearance, worksite operational volumes, emergency module safing and crew health stabilization requirements, access to routine maintenance locations, and the clearance around air duct openings and utility outlets when selecting nominal on-orbit locations for ISS cargoes.

2.2.3.3.2 The contractor shall update and maintain the planned ISS IVA topology in SSP 50564, ISS Interior Volume Configuration Document, to include Vehicle, payloads, systems, racks and select GFE items. The contractor shall coordinate and provide modified topologies, as required, to allow for IVC studies due to changes to the ISS assembly sequence or changes to the ISS configuration.

2.2.3.3.3 The contractor shall develop and maintain a unified and validated 3D CAD model of the ISS interior, in accordance with DRD A-SI-07, to support graphic analysis of the ISS interior configuration at every stage documented in SSP 50564.

2.2.3.3.4 The contractor shall graphically analyze the acceptability of the ISS planned configurations based on the documented pass/fail criteria identified in SSP 50261-01. The contractor shall document the results, including any exception closures, and review with the IVCWG and the ISSP.

2.2.3.3.5 The contractor shall provide and maintain an IVC stage analysis verification plan via coordination of the ISS graphic analysis with the IP/P community and with the Mission Integration team and the IVCWG.

2.2.3.3.6 The contractor shall develop situation unique analyses, as required, to provide inputs to ISSP planning and issue resolution.

2.2.3.3.7 The contractor shall maintain the IVCWG website to record and communicate IVC activities to the NASA community.

2.2.3.3.8 The contractor shall participate in hardware design reviews to ensure identification and resolution of potential issues regarding design features that, if not resolved, would result in SSP 50261-01 IVC exceptions. This activity includes review of hardware design drawings, volume envelopes, and assessment of protrusions into the crew and/or other hardware operational volumes as defined in SSP 50261-01.

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2.2.3.3.9 The contractor shall provide management and support to ISSP to maintain an ISS IVA physical environment integration function. This includes chairing the Internal Volume Configuration Working Group (IVCWG) and documenting the IVC Program processes.

2.2.6.6 Strategic Analysis & Integration

2.2.6.1 The contractor shall perform ISS strategic studies by identifying issues and developing the technical strategic plans, resolution plans, and conducting necessary trade studies and analyses required for formulating recommended solutions to complex multidiscipline and programmatic issues.

2.2.6.2 The contractor shall maintain and update SSP 50112 and provide inputs to the specific Increment Definition and Requirements Document to establish strategic allocations of resources for operations planning. The contractor shall provide updates to the Mission Integration team for inclusion in the appropriate IDRD via Requirements Request Forms as defined in SSP 50622-02, Section 4. Details of the contents of this task are outlined in subordinate paragraphs.

2.2.6.3 The contractor shall develop and provide launch vehicle ascent and descent strategic mass and volume allocations to the ISSP end-user community.

2.2.6.4 The contractor shall perform the ISS strategic resupply/logistics (traffic model) analyses, which are the integrated feasibility assessments to ensure strategic resupply, payload, and return cargo requirements using the planned international fleet of vehicles.

2.2.6.5 Applications and Data Systems

The contractor shall maintain the applications identified below in response to differences or anomalies between the expected performance data and on-orbit performance data as provided by the Vehicle sustaining engineering team.

•	Traffic Resource Analysis Model (TRAM).

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3.0 SPACECRAFT

3.1 RESERVED

3.1.1 Vehicle Management and Administration

3.1.1.1 Engineering and Technical Services (LOE)

The contractor shall perform the following services to support the offices within the ISSP.

3.1.1.1.1 Technical Integration Support

3.1.1.1.1.1 Meeting Support

3.1.1.1.1.1.1 The contractor shall coordinate and schedule meetings and telecons for the ISSP Offices. The contractor shall coordinate meeting logistics, including:

(a) scheduling conference rooms,

(b) notifying attendees,

(c) requesting interpretation and translation services,

(d) requesting local transportation services for Russian Foreign Nationals, when necessary,

(e) scheduling and set-up of equipment, and

(f) preparation of meeting materials.

3.1.1.1.1.1.2 The contractor shall develop and distribute meeting agendas and minutes. The contractor shall submit the meeting minutes to the meeting chair for approval within 2 business days following the meeting.

3.1.1.1.1.1.3 The contractor shall maintain and track action items for each meeting and meeting series. The contractor shall capture any assigned actions items and the associated actionees and notify the actionees. The contractor shall document action closure and provide status and disposition of actions.

3.1.1.1.1.1.4 The contractor shall develop and maintain Points of Contact (POC) lists, distribution lists and team calendars of events. The contractor shall distribute event notifications, and other pertinent information.

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3.1.1.1.1.2 CoFR Process Support

The contractor shall aid in the development of, and update, the specified Offices’ Certification of Flight Readiness (CoFR) review plans and processes to reflect changes and process improvements. The contractor shall develop a mission-unique schedule of Office CoFR activities to support the ISS milestones. The contractor shall generate and maintain flight-specific checklists for implementation by Office technical personnel during the execution of the CoFR process.

The contractor shall support and implement the specified Offices’ Certification of Flight Readiness (CoFR) review plans, reference SSP 50108, Certification of Flight Readiness Process Document for ISS. This shall include participation in all of the certification reviews (e.g., Station Cargo Certification Reviews (SCCR), Stage Operations Readiness Reviews (SORR), Acceptance Requirements Board (ARB) meetings, Launch Package Assessment (LPA) Reviews, and Flight Readiness Reviews).

The contractor shall serve as the Office CoFR custodian whose responsibilities include consolidating, organizing, and maintaining the Office’s official CoFR records (i.e., presentations, endorsement packages, and all supporting back-up data). For the specified ISSP Offices, the contractor shall generate an integrated CoFR presentation with supporting subsystem and technical discipline data and compile endorsement packages.

3.1.1.1.1.3 Program Review Support

(a) The contractor shall track and report open paper/actions in support of configuration audits, acceptance reviews, and other major ISSP milestones. The contractor shall collect all open actions, open VCNs, and open issues for each assigned element/end-item and provide a summary report of open items and their status for each review to support the ISS Program Office engineering acceptance of the end item.

(b) The contractor shall coordinate review of data packages, coordinate action item development and acquisition from the ISSP teams, and coordinate and track action item dispositions and closures. The contractor shall provide open action status during reviews. The contractor shall track action item status and closure. The contractor shall prepare in-brief and out-brief presentations for ISSP management.

3.1.1.1.1.4 Coordinate Office CR Evaluations

The contractor shall serve as points of contact for Change Request (CR) processes and evaluations and manage the Office-specific CR review process including tracking of evaluations, comments and issues. The contractor shall facilitate processing of CRs originating from, or evaluated by, the Office. The contractor shall:

(a) identify appropriate Office evaluators and distribute the evaluation packages for internal review,

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(b) contact evaluators to obtain status of their review and inform them of overdue evaluations,

(c) consolidate completed evaluations, comments, and issues and submit to the Office signatory for approval, and

(d) forward approved evaluation packages to CM Receipt Desk

3.1.1.1.1.5 Office Metrics

The contractor shall gather specified data on a weekly basis to assist in the development of an integrated office metrics package for the specified Office for reporting to NASA management.

3.1.1.1.1.6 Office Web Content

The contractor shall develop and maintain web page content for specified ISSP teams and offices. The contractor shall provide web site administration, web site design, and post new information to the websites. The contractor shall develop and provide web pages in accordance with the requirements and guidelines defined in Section 1.4, Information Technology.

3.1.1.1.2 Engineering Services

3.1.1.1.2.1 Issue Resolution

The contractor shall represent assigned functional areas at the ISSP boards and panels and provide reviews, assessments, and recommendations in resolution of issues. The contractor shall coordinate the resolution of system integration issues with the necessary subsystem and technical discipline teams within the ISSP.

3.1.1.1.2.2 Engineering Evaluation and Integration

The contractor shall provide technical capabilities as requested to:

(a) recommend approval and acceptance of integration, operations, and system performance plans, procedures, analyses, tests, and reports,

(b) review documents, procedures, plans, and reports for discrepancies,

(c) provide assessments of the products to ensure they are in accordance with the program baseline, and

(d) perform impact assessments of ISS Change Requests against the program baseline.

3.1.1.1.2.3 Integrated Test and Verification (IT&V) Support

The contractor shall develop, implement, and oversee IT&V products and processes as defined in

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D684-10020, ISS Program Master Integration and Verification Plan. The contractor shall support the development and maintenance, including the book coordination, of the following Bilateral Integration and Verification Plans (BIVPs): SSP 50033, NASA/CSA Bilateral Integration and Verification Plan (BIVP), SSP 50034, NASA/ESA Bilateral Integration and Verification Plan (BIVP), SSP 50035, NASA/NASDA Bilateral Integration and Verification Plan (BIVP), SSP 50101, NASA/RSA Bilateral Integration and Verification Plan (BIVP), SSP 50102, NASA-ASI Bilateral Integration and Verification Plan (BIVP), SSP 50281, Node 2 NASA/ASI Bilateral Integration and Verification Plan (BIVP), SSP 50334, ESA/RSA Bilateral Integration and Verification Plan (BIVP) For ATV, SSP 50406, NASA/ESA Bilateral Integration & Verification Plan (BIVP) For Cupola, SSP 50420, NASA/NASDA Bilateral Integration & Verification Plan (BIVP) For HTV, and SSP 50544, NASA/NASDA Bilateral Integration & Verification Plan (BIVP) For CAM. Support to T&V shall include, but is not limited to, the following:

(a) Coordination of ISS Specification, Section 4 requirements updates with subsystem teams and requirement owners.

(b) Development, review, and issue resolution for the IT&V related specifications, Bilateral Integration and Verification Plans, and BDEALS. Support the definition, review, and approval of IP/P test requirements, plans, and closure criteria.

(c) Development and approval of the IP/P requirements and test of the BIVP joint tests, integrated systems tests, and element leak tests.

(d) Participation in Test Readiness Reviews and assessment of test readiness.

(e) Generation of rationale pertaining to IT&V risk abatement.

(f) Development, review, and approval of Operations and Maintenance Requirements and Specifications (OMRS) and Assembly, Checkout, Operations, Maintenance and Configuration (ACOMC) requirements used to document test requirements at KSC.

(g) Coordination with subsystems teams and IP/P to achieve agreement on OMRS and ACOMC requirements definitions, test execution, requirements variances, changes, waivers, deviations, exceptions, interpretation agreements, and BIVP test sheets.

(h) Assessment of BDEALS data deliveries and incorporation of VCM/VCD data into RTM/PVIS.

(i) Review of verification data provided by IP/Ps to show that Specification section 3 requirements have been met or that appropriate waivers, deviations, or exceptions have been approved.

(j) Incorporation of IP/P verification data into Stage VCNs for closure of ISS Stage and System requirements.

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3.1.1.1.2.4 Cable and Fluid Assessment

The contractor shall provide oversight of the cable and fluid assessment activities performed by the Vehicle sustaining engineering team. The contractor shall evaluate and audit test reports and procedures for compliance to ISS requirements and to the cable and fluid assessment detailed verification objectives (DVOs) and verification logic network (VLN). These DVOs/VLNs address the set of cable and fluid assessment activities including Design Audits, Physical (As-Built) Audits, Mate/Fit-checks, and On-Orbit Constraint Tests for extra-vehicular activity and intra-vehicular activity. The contractor shall assist NASA in coordinating test and audit activities with the IP/Participants. The contractor shall recommend approval of the Verification Closure Notice (VCN) in support of CoFR.

3.1.1.1.2.5 Project Management Support

The contractor shall support the development of hardware and software systems by providing project management support to ensure that ISSP needs are met; these needs include technical, cost, and schedule requirements. The contractor shall ensure that assigned projects are developed in accordance with ISSP processes. The contractor shall produce project documentation as requested. The contractor shall evaluate and track development issues and schedule issues from project inception through initial flight of the hardware/software system. The contractor shall work closure of technical and schedule issues with the hardware/software providers. The contractor shall coordinate processes and lead issue resolutions between the provider organizations, launch integration organizations, and the ISSP. The contractor shall identify threats to key milestone completions and corresponding ISSP impacts. The contractor shall prepare a weekly status report of technical issues and schedule compliance. The contractor shall assist with risk management, including the coordination of budget, schedule, metrics, risks associated with individual development projects, and the rollup and trend analysis associated with the set of all development projects.

3.1.1.1.2.6 Hardware Delivery Support

The contractor shall support NASA in the acceptance of hardware purchased through the Vehicle sustaining engineering team and hardware purchased under other contracts for the External Carriers Office. Tasks shall include providing concurrence for certification and DD250 prior to shipment of hardware to the flight preparation facility (typically KSC), monitoring and participating in schedule and manufacturing reviews related to the delivery schedule of hardware, and participating in design and requirement reviews to ensure that hardware needs to support ISS carriers are properly identified. The contractor shall maintain a database to track all hardware deliverables between the ISSP and its contractors that support ISS carriers. The contractor shall review ISSP CRs involving ISS carriers to ensure that equipment requirements are properly identified and meet ISSP requirements.

The contractor shall coordinate deliveries of Government Furnished Equipment, including hardware supplied by the JSC EVA Projects Office, and ensure that deliveries meet manufacturing, assembly, and test schedules. The contractor shall implement requests and justify needs for EVA hardware deliveries to support ISS carriers.

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3.1.1.1.2.7 Book Coordination Support

The contractor shall provide Book Coordinator functions to support the NASA Book Managers in the development and maintenance of assigned documentation. This support includes:

(a) coordinating inputs and tracking communications from the International Partners regarding the documents.

(b) coordinating and conducting meetings to evaluate the changes, documenting and distributing the minutes and actions, and tracking action closures.

(c) developing and making presentations to the appropriate control board/panel as required to obtain approvals for document release.

3.1.1.1.3 Special Studies

The contractor shall conduct special studies within the scope of the PI&C SOW as requested. The scope of the study, products, and schedule will be defined in a LOE task order.

4.0 RESERVED

5.0 RESERVED

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6.0 SAFETY AND MISSION ASSURANCE (S&MA)

The Agency Safety Initiative establishes the NASA safety hierarchy, which is the order NASA will use to prioritize its safety efforts. The safety hierarchy is as follows:

(a) Safety for the public - NASA absolutely must protect the public from harm.

(b) Safety for astronauts and pilots - NASA has to protect them as they expose themselves to risk in high hazard flight regimes.

(c) Safety for NASA workforce - NASA is responsible for providing a safe and healthful workplace.

(d) Safety for high-value equipment and property - NASA is a steward of the public’s trust.

By focusing on the safety of NASA’s mission and operations, NASA will improve quality and decrease cost and schedule.

6.1 S&MA MANAGEMENT AND ADMINISTRATION

6.1.1 Mission Assurance and Risk Management (MA&RM) Plan

The contractor shall develop, maintain, and implement the Mission Assurance and Risk Management (MA&RM) Plan in accordance with DRD A-SA-01.

6.1.2 Quality Record Maintenance

The contractor shall maintain the ISSP S&MA quality records system in accordance with SSP41173 and AS9100.

6.1.3 AS9100

The contractor shall establish and maintain a Quality Management System (QMS) that complies with AS9100. Third party certification/registration is not required. If the contractor is AS9100 registered and subsequently changes registrars, loses registration status, or is put on notice of losing registration status, the contractor shall notify the NASA Contracting Officer within three (3) days of receiving such notice from the registrar.

6.1.4 Audit/Surveillance

The contractor shall provide access to data, personnel, and facilities for government audit/surveillance of the contractor’s plans, procedures, and processes when deemed necessary by the Government. The contractor shall provide written responses to audit/surveillance findings that are delivered to and accepted by the government.

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6.1.5 Mishap Investigating and Reporting

(a) The contractor shall investigate and report mishaps, in accordance with NPG 8621.1, NASA Procedures and Guidelines for Mishap Reporting, Investigating, and Record keeping, and NPG 8715.3, NASA Safety Manual. All investigation reports shall include a human factors assessment, root cause analysis and any remedial/corrective actions performed. These reports shall encompass mishaps occurring during the contracted period as follows:

•	All mission failures and type A and B mishaps resulting in injury to contractor personnel or equipment damage occurring onsite at NASA facilities and offsite at contractor facilities.

•	Type C mishaps resulting in equipment damage onsite at NASA facilities and offsite at contractor facilities.

•	Type C mishaps resulting in injury to contractor personnel located onsite at NASA facilities.

•	Incidents and close calls occurring onsite at NASA facilities.

(b) The contractor shall develop and implement a call tree with government contacts for the reporting of a mishap, near-miss incident, equipment problem or a system going out of specification. The contractor shall report incidents and problems within four hours of the occurrence. Type C injury mishaps occurring offsite at contractor facilities shall be reported in a monthly summary of such injuries.

(c) The contractor shall enter mishap reporting and provide summary data into the Incident Reporting Information System (IRIS) per NPG 8621.1.

6.1.6 Safety and Health

The contractor shall develop and implement a process to identify how personnel and property will be protected from injury or harm and ensure the safety of all working conditions throughout the performance of the contract. The process shall provide for hazardous operation surveillance, hazardous procedure review, and risk assessments associated with deviations from procedures or safety and health requirements. The contractor shall comply with NASA-Installation safety and health requirements and related processes when performing contractor work onsite at NASA installations. The contractor shall develop, implement and maintain a Safety and Health (S&H) Plan in accordance with DRD A-SA-02. Upon approval, the S&H Plan shall be incorporated into the contract as Attachment J-5. The contractor shall document the assessments in monthly safety and health metrics in accordance with DRD A-SA-03 and perform an annual self-evaluation in accordance with DRD A-SA-04.

6.1.7 Lessons Learned

The contractor shall develop, update and implement a process to capture, disseminate, and implement lessons learned, both positive and negative, in accordance with NPG 8621.1,

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NPG 7120.5, and AG-CWI-001, JSC Lessons Learned Process. The contractor shall enter the lessons learned into the government provided Lessons Learned Information System (LLIS) per AG-CWI-001.

6.1.8 Document Maintenance

The contractor shall provide book coordination functions for the following ISSP S&MA documents: JPD 306; JPD; 315; JPD 328; SSP 30223, Problem Reporting and Corrective Action (PRACA) for Space Station Program; SSP 30234, Failure Modes and Effects Analysis and Critical Items List (FMEA/CIL) Requirements for Space Station; SSP 30309, Safety Analysis and Risk Assessment Requirements Document; SSP 30524, Problem Reporting and Corrective Action (PRACA) Data System (PDS) Requirements Definition Document (RDD) for ISSP; SSP 30599, Safety Review Process; SSP 30695, Acceptance Data Package Requirements Specification; SSP 41173, Space Station Quality Assurance Requirements; SSP 50021, Safety Requirements Document;, SSP 50038, Computer-Based Control System Safety Requirements; SSP 50175, ISS Risk Management Plan; SSP 50231, Safety and Mission Assurance Certificate Of Flight Readiness Implementation Plan; SSP 50287, Hardware/Software Acceptance Process; and SSP 50437, Safety and Mission Assurance/Program Risk Mission Evaluation Room Console Operations Handbook for ISSP.

6.2 S&MA INTEGRATION

6.2.1 IP Integration

(a) The contractor shall provide book coordination functions for the documents listed below to assist NASA in the development and maintenance of IP bilateral agreements to ensure implementation of the overall S&MA Program for the IP elements, including visiting vehicles, cargo, and payloads: SSP 50062, NASA/CSA Bilateral S&MA Requirements, SSP 50145, NASA/NASDA Bilateral S&MA Requirements, SSP 50146, NASA/RSA Bilateral S&MA Process Requirements for ISS, SSP 50182, SSP 50191, NASA/ESA Bilateral S&PA Requirements, SSP 50346, NASA/ASI Nodes Bilateral S&PA Requirements.

(b) The contractor shall perform S&MA technical integration in accordance with the IP bilateral agreements of IP Elements, visiting vehicles, cargo, and payloads, including participation in Milestone Reviews and TIMs. Technical integration includes participating in the identification and resolution of technical issues affecting S&MA, receiving and distributing S&MA data between NASA and IPs, tracking of open issues and actions resulting from the Milestone Reviews and TIMs that impact the safety, reliability, and quality assurance aspects for each flight and supplying the data to the Mission Integration team.

(c) The contractor shall periodically status S&MA issues and open action items for the IP Elements, vehicles, cargo and payloads to ISSP boards and panels.

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6.2.2 Change Request Integration

The contractor shall coordinate and facilitate S&MA review of ISSP Change Requests.

6.3 PROGRAM RISK

6.3.1 Risk Process Management

The contractor shall maintain the risk management process and the Integrated Risk Management Application (IRMA) in accordance with SSP 50175, ISS Risk Management Plan, JPD 306, and NPG 8000.4. This will include ensuring the integration of all data and data integrity of the Risk Management Database and associated linkage with the MIS for identification of risks.

6.3.2 Risk Management

The contractor shall identify S&MA risks and provide input to the risk process utilizing the Integrated Risk Management Application (IRMA) in accordance with SSP 50175 and JPD 306 as well as coordinate risks with NASA counterparts.

6.3.3 Corrective Action/Preventative Action

The contractor shall facilitate any ISSP S&MA corrective action/preventative action responses in accordance with JPD 328, including coordinating responses and entering updates into the JSC Quality Process Improvement Database. The process requires the identification and mitigation of adverse trends, potential events, or significant anomalies that may adversely affect multiple programs, projects, or divisions.

6.3.4 Risk Management Integration

The contractor shall coordinate risks in support of risk advisory boards in accordance with JPD 306 and SSP 50175.

6.3.5 Probabilistic Risk Assessment (PRA)

The contractor shall perform the PRA modeling and trade studies in accordance with NPG 8705, PRA Guidelines for NASA Programs and Projects. Modeling and trade studies may include the ISS and any visiting vehicle, including those that are in a conceptual design phase. The contractor shall use SAPHIRE PRA modeling/development application identified in Appendix F, Table 2.

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6.3.5.1 Probabilistic Risk Assessment Process

The contractor shall develop a PRA process capable of tracking the safety of flight issues through program maturity in accordance with DRD A-SA-05.

6.3.5.2 Probabilistic Risk Assessment Analyses

The contractor shall perform trade and sensitivity analyses using the Probabilistic Risk Assessment and make recommendations as appropriate. Trade studies and analyses will include (i) background on problem, (ii) assumptions and constraints, (iii) scope of analysis, (iv) methodology, (v) detailed analysis and results, and (vi) conclusion.

6.3.5.3 Probabilistic Risk Identification Results

The contractor shall identify and disclose as appropriate any instance of a detected disconnect or flaw regarding the connectivity of the Government supplied hazard analysis, failure modes and effects analysis, or other engineering data which leads to the identification of an unidentified catastrophic hazard.

6.4 RESERVED

6.5 RESERVED

6.6 QUALITY ASSURANCE

6.6.1 Problem Reporting System

6.6.1.1 Problem Reporting System Maintenance

The contractor shall maintain the ISS Program Reporting and Corrective Actions process and database in accordance with SSP 30524 and SSP 30223. This activity includes coordination of the PRACA process and database improvements with problem resolution teams and facilitate issue resolution.

6.6.1.2 Problem Reporting System Participation

The contractor shall coordinate reporting and ensure dispositioning and reporting of applicable problems by the IP/P representatives in support of NASA in the implementation of bilateral agreements, and in accordance with the ISS Problem Reporting and Corrective Actions process and maintenance (SSP 30524 and SSP 30223).

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6.6.2 Element Hardware / Software Acceptance

(a) The contractor shall develop, maintain, and implement an IP Element Acceptance Review Plan as defined in DRD A-SA-06 and in accordance with bilateral agreements for the CAM/CR.

(b) The contractor shall report on Acceptance Review audits of deliverable hardware and software to ensure compliance with bilateral agreements. The contractor shall track open RIDs and/or action items to satisfactory closures.

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Contract No.: SGS-0311403.00	MOD3

Table C-1: Applicable Documents List

Document Number	Title	Book Coordination Required

Government Info Security Reform Act of 2000

Section 508, Rehabilitation Act of 1974

Service Contract Act of 1965

AG-CWI-001	JSC Lessons Learned Process

AS9100	Quality Systems - Aerospace - Model for Quality Assurance in Design, Development, Production, Installation, and Servicing

IMCOH	ISS Management Center Operations Handbook (IMCOH)

ISSP-MD-114	Guidelines for Travel to Russia and from Russia to Support Meetings

D684-10020	Program Master Integration and Verification Plan (PMI&VP)

D684-10097-01	Guidelines and Procedures for the conduct of Functional Configuration Audit (FCA)/ Physical Configuration Audit (PCA)

JHB 8800.6	Asbestos Control Manual

JPD 306	Establishment of the Program Risk Management Plan (PRMS)	X

JPD 328	ISS Corrective Action Plan/Preventative Action Process	X

JPG 1700.1	JSC Safety and Health Handbook

JPG 2810.1	JSC Information Technology Security Handbook

JPG 5151.2	Johnson Space Center Support Contractor Procedures and Guidelines

NPG 1620.1	NASA Security Procedures and Guidelines

NPG 4100.1	NASA Materials Inventory Management Manual

NPG 4200.1	NASA Equipment Management Manual

NPG 4200.2	NASA Equipment Management Procedures and Guidelines for Property Custodians

NPG 4300.1	NASA Personal Property Disposal Procedures and Guidelines

NPG 6000.1E	Requirements for Packaging, Handling, and Transportation for Aeronautical and Space Systems, Equipment, and Associated Components

NPG 8000.4	Risk Management Procedures and Guidelines

NPG 8621.1	NASA Procedures and Guidelines for Mishap Reporting, investigating, and Record keeping

NPG 8705	PRA Guidelines for NASA Programs and Projects

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Contract No.: SGS-0311403.00	MOD3

Document Number	Title	Book Coordination Required

NPG 8715.3	NASA Safety Manual

NSTS-21000-IDD-ISS	Shuttle Orbiter/International Space Station Interface Definition Document

OB-MER-006	ISS Mission Evaluation Room (MER) Handbook

PPD 522	Space Station Control Board/Panel Operations Policy	X

SSP 30219	ISS Reference Coordinate Systems Document	X

SSP 30223	Problem Reporting and Corrective Action (PRACA) for Space Station Program	X

SSP 30459	ISS Interface Control Plan	X

SSP 30524	Problem Reporting and Corrective Action (PRACA) Data System (PDS) Requirements Definition Document (RDD) for ISSP	X

SSP 41000	System Specification For The International Space Station	X

SSP 41160	ESA Segment Specification For Columbus	X

SSP 41162	Segment Specification For The United States On-Orbit Segment

SSP 41163	Russian Segment Specification	X

SSP 41165	Segment Specification For The Japanese Experiment Module	X

SSP 41167	Mobile Servicing System Segment Specification	X

SSP 41170	Configuration Management Requirements	X

SSP 41171	Preparation Of Program-Unique Specification

SSP 41173	Space Station Quality Assurance Requirements	X

SSP 41174	ISS Interface Control Working Group (ICWG) Operating Procedures	X

SSP 50005	ISS Flight Crew Integration Standards

SSP 50010	Document Requirements, Standards & Guidelines, Vol. 1, Requirement Standards	X

SSP 50013	ISS Information Systems Plan	X

SSP 50108	Certification of Flight Readiness for ISS

SSP 50112	Operations Summary Document	X

SSP 50123	Configuration Management Handbook	X

SSP 50124	NASA/CSA Bilateral Data Exchange Agreements, Lists and Schedules (BDEALS)	X

SSP 50126	NASA/NASDA Bilateral Data Exchange Agreements, Lists and Schedules (BDEALS)	X

SSP 50127	NASA/ESA Bilateral Data Exchange Agreements, Lists and Schedules (BDEALS)	X

SSP 50135	ISS Interface Control Plan – NASA/RSA	X

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Contract NNJ04AA01C	PROGRAM INTEGRATION AND CONTROL	Attachment J-1 Appendix C Mod 7

SSP 50127	NASA/ESA Bilateral Data Exchange Agreements, Lists, and Schedules (BDEALS)	X

SSP 50135	ISS Interface Control Plan – NASA/RSA	X

SSP 50137	NASA/RSA Bilateral Data Exchange Agreements, Lists and Schedules (BDEALS)	X

SSP 50175	ISS Risk Management Plan	X

SSP 50200-01	Station Program Implementation Plan (SPIP) Volume 1: Station Program Management Plan

SSP 50222	ISS Program Capital Investment Process (CIP)	X

SSP 50261-01	Generic Ground rules, Requirements, and Constraints Part 1: Strategic and Tactical Planning (GGR&C Part 1)

SSP 50273	HTV Segment Specification	X

SSP 50312	CAM Segment Specification	X

SSP 50318	Prime Item Development Specification for Node 3	X

SSP 50333	Cupola Segment Specification	X

SSP 50352	NASA/AEB Bilateral Data Exchange Agreements, list and Schedules (BDEALS)	X

SSP 50407	NASA/ESA Bilateral Data Exchange Agreements, Lists, and Schedules (BDEALS) for Cupola 1	X

SSP 50439	ESA Segment Specification For The Automated Transfer Vehicle (ATV)	X

SSP 50564	ISS Interior Volume Configuration Document	X

SSP 50573	Program Documentation Tree	X

SSP 50648	NASA/AEB Bilateral Hardware and Software Exchange Agreements, Lists and Schedules (BHSEALS)	X

SSP 50611	NASA/ESA Bilateral Data Exchange Agreements, Lists and Schedules (BDEALS) for ATV	X

SSP 50614	NASA/HTV Bilateral Data Exchange Agreements, Lists, and Schedules (BDEALS) for HTV	X

SSP 50617	NASA/NASDA Bilateral Data Exchange Agreements, Lists, and Schedules (BDEALS) for CAM	X

SSP 50622-02	Mission Integration Data Sets Blank Book (MIDSBB)	X

SSP 50659	ISS Program Work Breakdown Structure (WBS)

SSP 54100 FP	IDRD Flight Program

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Contract No.: SGS-0311403.00	MOD3

Table C-2: Reference Documents List

Document Number	Title	Book Coordination Required
45 SPW HBS-100/KHB 1700.7	Space Transportation System Payload Ground Safety Handbook

A91-P318-JLD-A00014	SSPF Utilization Document

ANSI/EIA Std 748	Industry Guidelines for Earned Value Management Systems

Clinger-Cohn Act of 1996	The IT Management Reform Act

D683-96059-02	Light Weight Adapter Plate Assembly IDD

D683-96059-03	Medium Adapter Plate Assembly IDD

D683-96059-04	Large Adapter Plate Assembly IDD

D683-96061-03	BCDU ORU To FSE ICD

D683-96061-04	UTA ORU To FSE ICD

D683-96061-08	Pump Module ORU To FSE ICD

D683-96061-09	Battery ORU To FSE ICD

D683-96061-10	CMG ORU To FSE ICD

D683-96061-11	Linear Drive Unit ORU To FSE ICD

D683-96061-12	MT/TUS Reel ORU To FSE ICD

D683-96061-14	SGANT ORU To FSE ICD

D683-96063-03	BCDU FSE Installation Kit To Small APA Plate Assembly ICD

D683-96063-04	UTA FSE Installation Kit To Small APA Plate Assembly ICD

D683-96063-08	Pump Module FSE Installation Kit To Small APA Plate Assembly ICD

D683-96063-09	Battery FSE Installation Kit To Small APA Plate Assembly ICD

D683-96063-10	CMG FSE Installation Kit To Small APA Plate Assembly ICD

D683-96063-11	Linear Drive Unit FSE Installation Kit To Small APA Plate Assembly ICD

D683-96063-12	MT/TUS Reel FSE Installation Kit To Small APA Plate Assembly ICD

D683-96063-14	SGANT FSE Installation Kit To Small APA Plate Assembly ICD

D684-10058-01-01	On Orbit Integrated Thermal Analysis Report, Vol. 1 Book 1

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Contract No.: SGS-0311403.00	MOD3

Document Number	Title	Book Coordination Required
D684-10058-01-02	On Orbit Integrated Thermal Analysis Report, Vol. 1 Book 2

D684-10058-02	Plume Impingement Heat Rate Report, Volume 2

D684-10822-01	FRAM IDD

D684-11074-01	ISS Product Support Group Inventory Management System Plan

D684-11081	ESP2 PIDS

D684-11118-01	UTA FSE Certification and Acceptance Requirements Document (CARD)

D684-11119-01	Pump Module FSE Certification and Acceptance Requirements Document (CARD)

D684-11122-01	BCDU FSE Certification and Acceptance Requirements Document (CARD)

D684-11123-01	PCU FSE Certification and Acceptance Requirements Document (CARD)

D684-11124-01	Battery FSE Certification and Acceptance Requirements Document (CARD)

D684-11125-01	CMG FSE Certification and Acceptance Requirements Document (CARD)

D684-11126-01	MT/TUS Reel FSE Certification and Acceptance Requirements Document (CARD)

D684-11127-01	Linear Drive Unit FSE Certification and Acceptance Requirements Document (CARD)

D684-11180-01	Anti-Rotation Device For E-UTAS Certification and Acceptance Requirements Document (CARD)

D684-11181-01	FHRC FSE Certification and Acceptance Requirements Document (CARD)

D684-11185-01	ESPAD Certification and Acceptance Requirements Document (CARD)

D684-11216-01	FHRC ORU To FSE ICD

D684-11232-01	E-UTAS Certification and Acceptance Requirements Document (CARD)

D684-11277-01	PVR FSE Certification and Acceptance Requirements Document (CARD)

D684-11318-01	Light Weight Adapter Plate Assembly Certification and Acceptance Requirements Document (CARD)

D684-11319-01	Medium Adapter Plate Assembly Certification and Acceptance Requirements Document (CARD)

D684-11322-01	Large Adapter Plate Assembly Certification and Acceptance Requirements Document (CARD)

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Contract No.: SGS-0311403.00	MOD3

Document Number	Tide	Book Coordination Required
DoD 5000.2-R	Mandatory Procedures for Major Defense Acquisition Programs and Major Automated Information Systems Acquisition Programs

Executive Order 12845	Energy-efficient Microcomputers

Executive Order 13011	Federal IT

ISAC-314	ORUDD Release 1.0.4 Release Requirements Document

ISPPD	Integrated Schedule Process and Planning Document (ISPPD)	X

ISS MPLM IDD 006	MPLM Interface Definition Document

ISS OC letter OC-01-001, Jan 2, 2001	Increment definition and Requirements Plan (IDRP)

JESA 30000, Sec. 9	Product Assurance Requirements

JPD 2800.1A	JSC IT Program

JPD 2800.4	JSC IT Program Management

JPD 315	Limited Life Item (LLI) Tracking and Control	X

JSC 17773	Preparing of Hazard Analyses for JSC Ground Operations

JSC 26557	On-Orbit Assembly Modeling and Mass Properties Data Book (Blue Book) Volumes 1 & 2	X

K-CM-05.3.2-BL	Guide for Space Station Processing at KSC

K-CM-06.1	Payload Master Definition List

KDP-P-2835	ISS/Payload Processing Launch Site Support Plan Development

KHB1700.7	Space Shuttle Payload Ground Safety Handbook

KHB-1710.2	Kennedy Space Center Safety Practices Handbook

KHB-8800.6	KSC Environmental Control Handbook

KHB-8800.7	Waste Management Handbook

K-PSM-11.04-BL-REVB-ATTACHED	Attached LSSP Boilerplate

K-PSM-11.235-BL-ADD101-ICC	Integrated Cargo Carrier (ICC) LSSP

K-PSM-11.235-BL-ADD106-ICC	Integrated Cargo Carrier (ICC) LSSP

K-PSM-11.235-BL-ICC	Integrated Cargo Carrier (ICC) LSSP

KSC-PRD-PSP Volume 3-Annex-SAQ	Launch and Landing Program Requirements Document/Program Support Plan Volume III: Payloads. Annex SAQ: Multi-Purpose Logistics Module (MPLM)

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Contract No.: SGS-0311403.00	MOD3

Document Number	Title	Book Coordination Required
MIL-STD-882	General Requirements for System Safety Program for Systems and Associated Subsystems and Equipment

NPD 9501.1G	NASA Contractor Financial Management Reporting System

NPD 9501.3A	Earned Value Management

NPG 1620.1	NASA Security Procedures and Guidelines

NPG 2810.1	Security of Information Technology

NPG 7120.5	NASA Program and Project Management Processes and Requirements

NPG 9501.3	Earned Value Management Implementation on NASA Contracts

NSTS 07700 Vol. III	Flight Definition and Requirements Directive

NSTS 07700 Vol. XIV	Space Shuttle System Payload Accommodations

NSTS 13830	Payload Safety Review and Data Submittal Requirements for Payloads Using the Space Shuttle and ISS

NSTS 1700.7B	Safety Policy and Requirements for Payloads Using the Space Transportation System

NSTS 1700.7BAD	Safety Policy and Requirements for Payloads Using the International Space Station (ISS Addendum)

NSTS 17462-XX	STS XX Flight Requirements Document

NSTS 21000-SIP-MIP (ISS)	(ISS) Shuttle/Launch Package Standard Integration Plan for International Space Station Missions

NSTS 21458	Standard Integration Agreement for all Space Shuttle Program and International Space Station Program Missions

NSTS 22254	Methodology for Conduct of Space Shuttle Program Hazard Analyses

NSTS 37329	Structural Integration Analysis Responsibility Definition for Space Shuttle Vehicle and Cargo Element Developers

NSTS 5300.4 1D-2	Safety, Reliability, Maintainability, and Quality Provisions for the Space Shuttle Program

NSTS-12820-VOL B	ISS Generic Operational Flight Rules Volume B (PCN-2)

OMB Circular A-11	Preparation, Submission, and Execution of the Budget

OMB Circular A-130	Management of Federal Information Resources, Appendix III, Security of Federal Automated Information Resources

OMB Circular Al30 Appendix III	Management of Federal Information Resources, Appendix III provides guidance on “Security of Federal Automated Information Systems”

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Contract No.: SGS-0311403.00	MOD3

Document Number	Title	Book Coordination Required
OSHA Reg 29 CFR 1910.119, Appendix A	Process safety management of highly hazardous chemicals

OSHA Reg 29 CFR 1910.120	Hazardous waste operations and emergency response

OSHA Reg 29 CFR 1910.1200	Hazard Communications

OSHA TED 8.4, Appendix H	Voluntary Protection Program (VPP): Policies and Procedures Manual

Public Law 100-235	Computer Security Act of 1987

Public Law 104-13	Paperwork Reduction Act of 1995

RTM Users Manuals	Requirements Traceability Management Users Manuals

SODB	Shuttle Operations Data Book

S-Pub. 101-9	Government Printing and Binding Regulations, Joint Committee on Printing, Congress of the United States

SSODB	Power Architecture Document

SSP 30234	Failure Modes and Effects Analysis and Critical Items List (FMEA/CIL) Requirements for Space Station	X

SSP 30309	Safety Analysis and Risk Assessment Requirements Document	X

SSP 30550	Space Station Robotic Systems Integration Standards Volume 1: Robotic Accommodation Requirements

SSP 30575	Space Station Interior and Exterior Operational Location Coding System

SSP 30599	Safety Review Process	X

SSP 30695	Acceptance Data Package Requirements Specification	X

SSP 42004 PART 1	Mobile Servicing System (MSS) To User (Generic) Interface Control Document Part 1

SSP 42004 PART 2	Mobile Servicing System (MSS) To User (Generic) Interface Control Document Part 2

SSP 42011 PART 1	Integrated Truss Segment S0 To United States Laboratory Interface Control Document Part 1

SSP 42120-PART 1	Androgynous Peripheral Assembly System To Pressurized Mating Adapter Interface Control Document Part 1

SSP 42120-PART 1-App A	Androgynous Peripheral Assembly System To Pressurized Mating Adapter Interface Control Document Part 1 - App A

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9

Contract No.: SGS-0311403.00	MOD3

Document Number	Title	Book Coordination Required
SSP 42120-PART 2 Core	Androgynous Peripheral Assembly System To Pressurized Mating Adapter Interface Control Document, Part 2, Core (APAS To PMA-2 & 3)

SSP 42120-PART 2-App A	Androgynous Peripheral Assembly System To Pressurized Mating Adapter Interface Control Document, Part 2, Appendix A (APAS To PMA-1)

SSP 42125	Integrated Truss Segment P1 To Integrated Truss Segment P3 Interface Control Document Part 1

SSP 42126	Integrated Truss Segment S0 To Integrated Truss Segment P1 ICD Part 1

SSP 42127	Integrated Truss Segment S0 To Integrated Truss Segment S1 ICD Part 1

SSP 42132	Mobile Transporter To Integrated Truss Segments S0, S1, S3, P1, P3, Interface

SSP 44030	Integrated Truss Segment Z1 To Node 1 Interface Control Document Part 1

SSP 44033	Integrated Truss Segment Z1 To Integrated Truss Segment S0 ICD Part 1

SSP 50011-01	ISSA Concept of Operation and Utilization (Principles) Volume 1

SSP 50011-01-ANX-1	Concept of Operation and Utilization, Annex 1: Crew Return Vehicle Baseline Operation Plan

SSP 50011-02	ISSA COU (Mission Scenarios and Mission Profiles) Vol. 2

SSP 50011-03	Concept of Operations and Utilization, Volume 3 Process

SSP 50021	Safety Requirements Document	X

SSP 50033	NASA/CSA Bilateral Integration and Verification Plan (BIVP)	X

SSP 50034	NASA/ESA Bilateral Integration and Verification Plan (BIVP)	X

SSP 50035	NASA/NASDA Bilateral Integration and Verification Plan (BIVP)	X

SSP 50038	Computer-Based Control System Safety Requirements	X

SSP 50062	NASA/CSA Bilateral S&MA Requirements	X

SSP 50101	NASA/RSA Bilateral Integration and Verification Plan (BIVP)	X

SSP 50102	NASA-ASI Bilateral Integration and Verification Plan (BIVP)	X

SSP 50117	Increment Definition and Requirements Document Standard Blank Book

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10

Contract No.: SGS-0311403.00	MOD3

Document Number	Title	Book Coordination Required
SSP 50128	Specification Of Technical Requirements For The FGB, Functional Cargo Block	X

SSP 50136	NASA/RSA Bilateral Hardware and Software Agreements, Lists and Schedules (BHSEALS)

SSP 50145	NASA/NASDA Bilateral S&MA Requirements	X

SSP 50146	NASA/RSA Bilateral S&MA Process Requirements for ISS	X

SSP 50177 Part 1	Government Furnished Data (GFD) Description Document Part 1 - US Sources

SSP 50177 Part 2	Government Furnished Data (GFD) Description Document Part 2 International Partners Data

SSP 50182	NASA/ASI Bilateral Safety and Product Assurance Requirements

SSP 50191	NASA/ESA Bilateral S&PA Requirements	X

SSP 50198	SS Requirements For Advanced Technology

SSP 50200-01 Annexes	Station Program Implementation Plan (SPIP), Volume 1, Station Program Management Plan; Annexes A, B, C, D, E, F, G, I, L, M, R, Z)

SSP 50200-02	SPIP, Volume 2, Program Planning and Manifesting

SSP 50200-03	SPIP, Volume 3, Cargo Analytical Integration

SSP 50200-03- ANX1	Station Program Implementation Plan Volume 3, Cargo Integration, Annex 1: NASA Cargo Integration Data Requirements

SSP 50200-04	SPIP, Volume 4, Payload Engineering Integration

SSP 50200-10	SPIP, Volume 10, Sustaining Engineering

SSP 50219	NASA/ASI Bilateral Hardware and Software Exchange Agreements, Lists, & Schedules (BHSEALS)

SSP 50220	NASA/CSA Bilateral Hardware and Software Exchange Agreements, Lists and Schedules (BHSEALS)

SSP 50223	International Space Station Export Control Program

SSP 50231	Safety and Mission Assurance Certificate Of Flight Readiness Implementation Plan	X

SSP 50235	Interface Definition Document (IDD) For ISS Visiting Vehicles

SSP 50261-02	Generic Ground rules, Requirements, and Constraints Part 2: Execution Planning (GGR&C Part 2)

SSP 50264	NASA/NASDA Bilateral Hardware and Software Exchange Agreements, Lists and Schedules (BHSEALS)

SSP 50266	ISS Flight Certification Of Flight Readiness Implementation Plan

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11

Contract No.: SGS-0311403.00	MOD3

Document Number	Title	Book Coordination Required
SSP 50272	Interface Requirements Document International Space Station To H-II Transfer Vehicle

SSP 50280	Node 2 Bilateral Hardware and Software Exchange Agreements Lists and Schedules (BHSEALS) For Node 2

SSP 50281	Node 2 NASA/ASI Bilateral Integration and Verification Plan (BIVP)	X

SSP 50287	Hardware/Software Acceptance Process	X

SSP 50289	NASA/ESA Bilateral Hardware and Software Exchange Agreements, Lists, and Schedules (BHSEALS)

SSP 50295	NASA To NASA GFE List

SSP 50301	NASA/ASI BDEALS – Node 2

SSP 50334	ESA/RSA Bilateral Integration and Verification Plan (BIVP) For ATV	X

SSP 50335	ATV Demonstration and Nominal Operations Flight Plan

SSP 50346	NASA/ASI Nodes Bilateral S&PA Requirements	X

SSP 50406	NASA/ESA Bilateral Integration & Verification Plan (BIVP) For Cupola	X

SSP 50408	NASA/ESA Bilateral Hardware and Software Exchange Agreements, Lists, and Schedules (BHSEALS) For Cupola	X

SSP 50415	Mobile Remote Servicer (MRS) Base System (MBS) Common Attach System (MCAS) Specification

SSP 50416	Mobile Transporter (MT) Capture Latch (MTCL) Specification

SSP 50420	NASA/NASDA Bilateral Integration & Verification Plan (BIVP) For HTV	X

SSP 50429	Centrifuge Rotor (CR) Specification

SSP 50430	Life Science Glovebox (LSG) Specification

SSP 50437	Safety and Mission Assurance/Program Risk Mission Evaluation Room Console Operations Handbook for ISSP	X

SSP 50451	Electrical Flight Grapple Fixture To Strela Cargo Crane Adapter Interface Control Document

SSP 50461	Interim Resistive Exercise Device (IRED) To Node 1 Interface Control Agreement (ICA) Hardmounted and Isolated IRED Assemblies

SSP 50468	On-Orbit Stowage Capabilities and Requirements: Pressurized Volume, Flight 2a. 1, STS-96

SSP 50489	ISS Mission Integration Template

SSP 50492	General International Space Station On-Orbit Requirements For Nonpressurized Support Equipment

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12

Contract No.: SGS-0311403.00	MOD3

Document Number	Title	Book Coordination Required
SSP 50504	ISS Configuration Document	X

SSP 50520	International Space Station Logistics & Maintenance Operational Support Plan

SSP 50541	On-Orbit Stowage Capabilities and Requirements: Pressurized Volume Flight 5a. 1 - STS-102

SSP 50542	On-Orbit Stowage Capabilities and Requirements: Pressurized Volume Flight 6a - STS-100

SSP 50543	On-Orbit Stowage Capabilities and Requirements: Pressurized Volume Flight 7a - STS-104

SSP 50544	NASA/NASDA Bilateral Integration & Verification Plan (BIVP) For CAM	X

SSP 50545	NASA/NASDA Joint Implementation Plan Of The JEM Launch Offset Implementing Agreement

SSP 50562	ISS Program Off-Nominal Situation Plan (IPOP)

SSP 50576	NASA/RSA Bilateral Agreement - Shipping/Receiving Process For ISS Flight Hardware

SSP 50615	NASA/NASDA BHSEALS for the H II Transfer Vehicle (HTV)

SSP 50616	NASA/NASDA BHSEALS for the Centrifuge Element (Main Body)

SSP 50620	On-Orbit Stowage Capabilities and Requirements: Pressurized Volume Flight 7a. 1

SSP 50621	On-Orbit Stowage Capabilities and Requirements (OSCAR): Pressurized Volume

SSP 50621-05P	On-Orbit Stowage Capabilities and Requirements: Pressurized Volume, Flight 5 Progress Annex

SSP 50621-06P	On-Orbit Stowage Capabilities and Requirements: Pressurized Volume, Flights 4 Russian (Docking Compartment 1), 3 Soyuz, Utilization Flight 1, and 6 Progress Annex

SSP 50622-03	Operation Data Set Blank Book (ODSBB)	X

SSP 50646	On-Orbit Quality Assurance Handbook

SSP 52055	Express Pallet Project Requirements Definition Document

SSP 54104-ANX3	Increment Definition and Requirements Document For Planning Period 4, Annex 3: Flight 11a and Increment 6 Stage Imagery Requirements

SSP 54104-ANX4	Increment Definition and Requirements Document For Planning Period 4, Annex 4: Medical Operations and Environmental Monitoring

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13

Contract No.: SGS-0311403.00	MOD3

Document Number	Title	Book Coordination Required
SSP 54104-ANX5/05	Increment Definition and Requirements Document For Planning Period 4, Annex 5: Increment 5 Payload Tactical Plan
SSP 54104-ANX5/06	Increment Definition and Requirements Document For Planning Period 4, Annex 5: Increment 6 Payload Tactical Plan
SSP 54104-UF2	Increment Definition and Requirements Document For Planning Period 4, Annex 1: Station Manifest, Flight UF2, STS-111
SSP 54105	Increment Definition and Requirements Document For Planning Period 5
SSP 54105-ANX2	Increment Definition and Requirements Document For Planning Period 5, Annex 2: On-Orbit Maintenance Plan
SSP 54105-ULF1	Increment Definition and Requirements Document For Planning Period 5, Annex 1: Station Manifest, Flight ULF1,STS-114
SSP 54300	Post Increment Evaluation Report Increment 0
SSP 57100	Payload Integration Agreement For The Human Research Facility
SSP 57100-A2	Addendum To Payload Integration Agreement To The Human Research Facility For Increment 2
SSP 57100-A3	Addendum To Payload Integration Agreement For The Human Research Facility For Increment 3
SSP 57100-A4	Addendum To Payload Integration Agreement For The Human Research Facility For Increment 4
SSP 57100-A5	Addendum To Payload Integration Agreement For The Human Research Facility For Increment 5
SSP 57100-A6	Payload Integration Agreement Increment 6 Addendum For The Human Research Facility
SSP 57100-A7	Payload Integration Agreement Increment 7 Addendum For The Human Research Facility
SSP 57200	Human Research Facility - Rack One Hardware Interface Control Document
SSP 57211	Microgravity Sciences Glovebox (MSG) Interface Control Document
SSP 57228	Human Research Facility (HRF) Radiation Experiments Hardware Interface Control Document
SSP 57252	Human Research Facility - Rack Two Hardware Interfac Control Document
SSP 57300	Human Research Facility Software Interface Control Document

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14

Contract No.: SGS-0311403.00	MOD3

Document Number	Title	Book Coordination Required
SSP 57300-6A	Human Research Facility Software Interface Control Document (6a)
SSP 57300-7A1	Human Research Facility Software Interface Control Document (7a. 1)
SSP 57300-8A	Human Research Facility Software Interface Control Document (8a)
SSP 57300-UF1	Human Research Facility Software Interface Control Document (UF-1)
SSP 57300-UF2, Table A	Human Research Facility Software Interface Control Document (UF-2)
SSP 57400	Human Research Facility Unique Payload Verification Plan For Rack 1
SSP 57400-ADAS	Human Research Facility Unique Payload Verification Plan For Ambulatory Data Acquisition System (ADAS)
SSP 57400-FGI-FCU	Human Research Facility Unique Payload Verification Plan For The Foot Ground Interface (FGI) Flight Calibration Unit (FCU)
SSP 57400-FOOT	Human Research Facility Unique Payload Verification Plan For E318 Foot Reaction Forces During Space Flight
SSP 57400-JES	Human Research Facility Unique Payload Verification Plan For Joint Excursion Sensor (JES)
SSP 57400-PUFF	Human Research Facility Unique Payload Verification Plan For Puff (Pulmonary Function In Flight) Experiment Configuration Of HRF Rack 1
SSP0 57400-RENAL	Human Research Facility Unique Payload Verification Plan For Renal Stone (EO57)
SSP 57400-TF-FGI	Human Research Facility Unique Payload Verification Plan For The Total Force Foot Ground Interface (TF-FGI)
SSP 57400-UCH	Human Research Facility Unique Payload Verification Plan For Urine Collection Hardware (UCH)
SSP 57428-BBND	Human Research Facility Unique Payload Verification Plan For Bonner Ball Nuclear Detector (BBND)
SSP 57428-DOSMAP	Human Research Facility Unique Payload Verification Plan For Dosimetric Mapping (DOSMAP) Instrument
SSP 57428-PWR	Human Research Facility Unique Payload Verification Plan For Power Converter
SSP 57428-TORSO	Human Research Facility Unique Payload Verification Plan For Phantom Torso (E039)
SSP 57429	Human Research Facility Unique Payload Verification Plan For H Reflex

J1-C

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Contract No.: SGS-0311403.00	MOD3

Document Number	Title	Book Coordination Required
TDH Chapters 505, 506, 507	Texas Department of Health, Health and Safety Code

J1-C

16

Contract No.: SGS-0311403.00

APPENDIX G-SOW TO PROGRAM WORK BREAKDOWN STRUCTURE MAP

	Program Integration and Control		ISS WBS (SSP-50659 REV-A)
SOW	Title	PWBS	Title
1.0	Management Integration and Control	1.0	Management Integration and Control
1.1	Program Management	1.1	Program Management
1.1.1	Program Management and Administration	1.1.1	Program Management and Administrative Staff
1.1.1.1	Planning and Reviews
1.1.2	Internal/External Program Review Support	1.1.2	Internal/External Program Review Support
1.2	Business Management	1.2	Business Management
1.2.1	Reserved	1.2.1	Management and Administration
1.2.2	Reserved	1.2.2	Procurement
1.2.3	Resources Management	1.2.3	Resources Management
1.2.3.1	Financial Management
1.2.3.2	Performance Management
1.2.3.3	Organizational Management
1.2.3.4	PI&C Contract Work Breakdown Structure
1.2.4	ISSP Budget Support / Assessments (LOE)	1.2.4	Assessments
1.2.5	Program Scheduling	1.2.5	Program Scheduling
1.2.5.1	Schedule Management
1.2.5.2	Scheduling System Support
1.2.5.3	Team Schedule Support
1.2.5.4	Common Schedules Database Support
1.2.5.5	ISSP Planning Calendar
1.2.5.6	Schedule Risk Assessment
1.2.5.7	Special Schedule Trade Study
1.2.5.8	Integrated Schedule Risk Analysis
		1.2.6	Program Mission Support
		1.2.7	Business Other (AF, MR, Adj.)
		1.2.8	Defense Contract Agency Support
1.3	Configuration Management / Data Integration	1.3	Configuration Management / Data Integration
1.3.1	Configuration Management	1.3.1	Configuration Management
1.3.1.1	Management and Administration	1.3.1.1	Management and Administration
1.3.1.2	Configuration Status Accounting and Verification	1.3.1.2	Configuration Status Accounting and Verification
1.3.1.3	Configuration Control	1.3.1.3	Configuration Control/Change Management
1.3.1.4	Data Management	1.3.1.4	Data Management
1.3.1.5	Software CM Requirements	1.3.1.5	Software Configuration Management
1.3.2	Program Data Integration	1.3.2	Program Data Integration/Vehicle Data Integration (VDI)
1.4	Program Information Technology (IT)	1.4	Program Information Technology (IT)
1.4.1	IT Management and Administration	1.4.1	Management and Administration
1.4.2	IT Systems Management and Operations	1.4.2	Systems Management and Operations

Section J1-G

1

Contract No.: SGS-0311403.00

APPENDIX G-SOW TO PROGRAM WORK BREAKDOWN STRUCTURE MAP

	Program Integration and Control		ISS WBS (SSP-50659 REV-A)
SOW	Title	PWBS	Title
1.4.2.1	IT Life Cycle Management
1.4.2.2	Work Authorization and User Support
		1.4.3	IT Infrastructure
		1.4.3.1	Agency IT Services
		1.4.3.1.1	Outsource Desktop Inits
		1.4.3.1.2	NACC Support Services
		1.4.3.1.3	NISN Services
		1.4.3.2	JSC IT Services
1.5	International Integration	1.5	International Integration
1.5.1	Reserved	1.5.1	Management and Administration
1.5.2	Reserved	1.5.2	International Programmatic Integration
		1.5.2.1	International Policies/ Agreements/ MOUs/ Barters & Offsets
		1.5.2.2	NASA Liaisons to IP’s
		1.5.2.2.1	NASA Liaisons to ESA, CSA, ASI, IMPE, NASDA
		1.5.2.2.2	NASA Mgmt Team Russ
		1.5.2.3	Russian Goods & Services
		1.5.2.4	Russian Enabling
		1.5.2.4.1	Russian Language and Logistics
		1.5.2.4.2	RSA Cosmonaut Representative to NASA
		1.5.2.4.3	NASA Astronaut Rep to Russia (Gagarin Cosmonaut Training Center)
		1.5.2.5	Export Control
1.5.3	IP Elements Integration Management (LOE)	1.5.3	International Elements Integration
1.5.3.1	Systems Engineering and Integration of IP Elements
1.5.3.2	IP Milestone Reviews
1.5.3.3	ISS and Mission Integration
		1.5.4	International Operations
1.6	Human Space Flight Collaboration	1.6	Human Space Flight Collaboration
		1.6.1	Management and Administration
		1.6.2	Capability Upgrades
		1.6.3	Space Commerce
		1.6.4	Space Flight Participants
		1.6.5	Outreach and Education
		1.7	Strategic Initiative
		1.7.1	Program Process Re-engineering
		1.7.2	Knowledge-Based Tools
		1.7.3	Pre-planned Product Improvement (P3I) Planning

Section J1-G

2

Contract No.: SGS-0311403.00

APPENDIX G-SOW TO PROGRAM WORK BREAKDOWN STRUCTURE MAP

	Program Integration and Control		ISS WBS (SSP-50659 REV-A)
SOW	Title	PWBS	Title
		1.7.4	Special Studies/Tasks
2.0	Systems Engineering, Analysis, and Integration	2	ISS Systems Engineering, Analysis, and Integration
2.1	Reserved	2.1	Mgmt and Admin
2.2	Systems Analysis and Integration	2.2	Systems Analysis and Integration
2.2.1	Program Requirements and Interfaces	2.2.1	Requirements and Interfaces
2.2.2	System Performance Analysis and Integration	2.2.2	System Performance Analysis and Integration
2.2.2.1	Mission Analysis and Integration
2.2.2.2	Mission Requirements and Support
2.2.2.3	System Analysis and Integration
2.2.3	Assembly and Configuration Definition/Analysis	2.2.3	Assembly and Configuration Definition/Analysis
2.2.3.1	Assembly Sequence Analysis and Definition
2.2.3.2	External Configuration Analysis and Definition
		2.2.4	Drawing Integration
		2.2.5	Shuttle/Station Integration
3.0	Spacecraft	3.0	Spacecraft
3.1	Reserved	3.1	ISS Spacecraft Management
3.1.1	Vehicle Management and Administration	3.1.1	Vehicle Management and Administration
3.1.1.1	Engineering and Technical Services (LOE)
4.0	Reserved	4.0	Operations
5.0	Reserved	5.0	ISS Research Program
6.0	Safety and Mission Assurance (S&MA)	6.0	Safety and Mission Assurance (S&MA)
6.1	S&MA Management and Administration	6.1	Management and Administration
6.1.1	Mission Assurance and Risk Management Plan
6.1.2	Quality Record Maintenance
6.1.3	AS9100
6.1.4	Audit/Surveillance
6.1.5	Mishap Investigating and Reporting
6.1.6	Safety and Health
6.1.7	Lessons Learned
6.1.8	Document Maintenance
6.2	S&MA Integration	6.2	S&MA Integration
6.2.1	IP Integration
6.2.2	Change Request Integration
6.3	Program Risk	6.3	Risk Management
6.3.1	Risk Process Management
6.3.2	Risk Management
6.3.3	Corrective Action/Preventative Action

Section J1-G

3

Contract No.: SGS-0311403.00

APPENDIX G-SOW TO PROGRAM WORK BREAKDOWN STRUCTURE MAP

	Program Integration and Control		ISS WBS (SSP-50659 REVA)
SOW	Title	PWBS	Title
6.3.4	Risk Management Integration
6.3.5	Probabilistic Risk Assessment (PRA)
6.3.5.1	Probabilistic Risk Assessment Process
6.3.5.2	Probabilistic Risk Assessment Analyses
6.3.5.3	Probabilistic Risk Identification Results
6.4	Reserved	6.4	Safety
6.5	Reserved	6.5	Reliability and Maintainability (R&M)
6.6	Quality Assurance	6.6	Quality Assurance
6.6.1	Problem Reporting System
6.6.1.1	Problem Reporting System Maintenance
6.6.1.2	Problem Reporting System Participation
6.6.2	Element Hardware / Software Acceptance
		6.7	S&MA Operations

Section J1-G

4

Contract NNJ04AA01C	PROGRAM INTEGRATION AND CONTROL	Attachment J-2

ATTACHMENT J-2

AWARD FEE EVALUATION PLAN

I. INTRODUCTION

In accordance with the provisions of the Federal Acquisition Regulation (FAR), and the NASA and JSC policies, an Award Fee Evaluation Plan is established for evaluation of contractor performance and determination of Award Fees to be earned and payable under this contract. The Award Fee evaluation process is composed of Objective and Subjective assessments by the Government.

The contractor’s performance will be evaluated by the Government, in accordance with the procedures set forth below, at the expiration of each period specified in Appendix IV; Award Fee Schedule. The evaluations to be performed by the Government will be based on the Government’s assessment of the contractor’s accomplishment of the various areas of work covered by the Statement of Work and authorized Task Orders, in accordance with the factors, weightings, procedures, and other provisions set forth below.

Award Fee Provisions

Award Fee provisions have been established to motivate the contractor to strive for excellence in managerial, technical, schedule, and cost performance. For each period, the contractor can earn Award Fee from a minimum of zero dollars to the maximum available Award Fee shown in Appendix IV. Changes to these Award Fee provisions will be via a bilateral modification, except for evaluation criteria and weightings that are established unilaterally by the Government. The contractor will be informed of any changes to the evaluation criteria or the weightings prior to the affected Award Fee period.

Each Award Fee evaluation rating is considered to be discrete and final. Unearned Award Fee in a given period is lost and cannot be reassessed or moved into subsequent fee evaluation periods for consideration. An overall performance evaluation and Award Fee determination of zero may be made for any evaluation period when there is a major breach of safety or security as defined in NFS 1852.223-75, Major Breach of Safety or Security.

The Government shall pay fee to the contractor in accordance with the Section G clause entitled, “AWARD FEE FOR SERVICE CONTRACTS.”

J2-1

Contract NNJ04AA01C	PROGRAM INTEGRATION AND CONTROL	Attachment J-2

[DIQ Provisions: Evaluations will be based upon the contractor’s safety, technical, and management performance measured against mutually agreed to objective performance criteria specified in the published plan for each performance period.

Evaluations will also be based upon subjective assessments of the contractor’s performance against Associate Contractor Agreement effectiveness, customer satisfaction, and specific Areas of Emphasis (AOE) published for each performance period.

Cost performance for the IDIQ portion will be evaluated based on the contractor’s ability to control, adjust, and accurately project contract costs (based on estimated costs of authorized task orders) for each Award Fee evaluation period.

LOE Provisions: Evaluations will be based upon assessments of the contractor’s performance related to the LOE work for technical, management, and cost control including Associate Contractor Agreement effectiveness and customer satisfaction.

Cost performance for the LOE portion will be evaluated against an overall Wrap Rate (based on all costs of the task order divided by the number of estimated hours) and against the actual hours worked during the Award Fee evaluation period.

General Provisions: In order to earn any Award Fee, the contractor must receive a total numerical rating higher than 60. Appendix 1, Numerical Ranges and Adjective Definitions, provides the performance level definition adjective ratings and corresponding numerical scores that will be used in evaluating performance. The numerical grade ranges corresponding to the adjective ratings and their conversion to percent of available Award Fee earned is set forth in Appendix III.

The following rules apply for Cost Control for both the IDIQ and LOE areas:

•	If the contractor’s average score for all other evaluation factors is 81 or greater (very good or excellent) and a cost underrun is achieved, the contractor can receive up to the maximum score for cost control, depending on the size of the underrun.

•	If the average numerical score for all other factors is 80 or less but at least 61 (good or satisfactory) and an underrun is achieved, a contractor will only be rewarded for the cost underrun as if the contractor had met the estimated contract costs.

•	If the average score for the non-cost factors is less than 61, the contractor will receive a score of zero for cost control.

J2-2

Contract NNJ04AA01C	PROGRAM INTEGRATION AND CONTROL	Attachment J-2

II.	ORGANIZATIONAL STRUCTURE

Performance Evaluation Board Integration Team (PEB-IT)

The PEB-IT will be composed of selected NASA technical and administrative personnel and headed by the Contracting Officer’s Technical Representative (COTR). The COTR will be the focal point for the accumulation and development of Award Fee evaluation reports, reviews, and presentations, as well as discussions with contractor management on Award Fee matters. The PEB-IT will evaluate the contractor’s performance as related to the factors listed in paragraph III below.

This team will furnish the contractor interim performance evaluations every three months (after 6 months for the first evaluation period). It shall be the purpose of these communications to discuss any specific areas where the contractor has excelled and areas where future improvement is necessary.

The PEB-IT will prepare a 6-month evaluation report for review by the PEB for each evaluation period. This report will include a recommendation to the PEB as to the adjective rating and numerical score to be assigned for the contractor’s performance for the period evaluated.

Performance Evaluation Board (PEB)

The PEB will be appointed by the Fee Determination Official (FDO). A PEB, comprised of selected technical and administrative personnel of NASA, will assess the contractor’s performance after each evaluation period to determine whether, and to what extent, the contractor’s performance during the evaluation period is deserving of the payment of Award Fee. The Board, at the end of each evaluation period, will approve the PEB-IT report and prepare a summary of the evaluations for review by the FDO. This summary will include a recommendation to the FDO as to the adjective rating and numerical score to be assigned for the contractor’s performance in the preceding evaluation period.

Fee Determination Official (FDO)

The FDO, a senior NASA official, after considering available pertinent information and recommendations, will make a performance determination for each period in accordance with the provisions of this Award Fee Plan and the Section G clause entitled, AWARD FEE FOR SERVICE CONTRACTS.

III.	EVALUATION PROCEDURES

Award Fee Periods

Each Award Fee period shall be 6 months in length, except for the first Award Fee period, which shall be 9 months. The contractor’s performance will be assessed at the mid-point of each

J2-3

Contract NNJ04AA01C	PROGRAM INTEGRATION AND CONTROL	Attachment J-2

evaluation period (at the end of the 6th month for the first evaluation period). Contractor performance levels may be communicated by the COTR or the Contracting Officer at other times during the evaluation period.

No later than 30 days prior to the start of each Award Fee evaluation period, the contractor may submit to the Contracting Officer recommended objective performance metrics, weightings, and Areas of Emphasis (AOEs) for consideration by the Government to be used for the ensuing evaluation period.

Objective performance metrics and AOEs will be established for each evaluation period by the Government and communicated to the contractor at least 15 calendar days prior to the start of each evaluation period. The Government may unilaterally change the weightings of the criteria from period to period. However, cost control will not fall below 25 percent.

Contractor Self Evaluation and Submissions

The contractor shall furnish a Self-Evaluation for each evaluation period. The Self-Evaluation must be received by the Contracting Officer not later than 30 days prior to the end of the period. The contractor may present to the PEB an oral summary of its Self-Evaluation.

The contractor will be furnished a copy of the PEB’s findings, conclusions, and fee recommendation. The contractor will be afforded the opportunity to submit for consideration of the FDO: (a) proposed evaluations or conclusions, or (b) exceptions to the evaluations, conclusions, or fee recommendations of the PEB, and (c) supporting reasons for such exceptions or proposed evaluations or conclusions. The contractor’s submissions must be made in writing and must be submitted through the Contracting Officer to the FDO within 5 working days from the date of the contractor’s receipt of the PEB findings and fee recommendations.

In the event the FDO has not received a submission from the contractor, the performance determination will not be considered final until expiration of the 5-working day period prescribed above for contractor submissions unless the contractor has affirmatively indicated, in writing, that no contractor submission will be made.

The contractor shall submit to the Contracting Officer a Corrective Action Plan (CAP) for any weaknesses or failing Objective performance as are identified by the Government as part of the evaluation. The CAP shall be submitted within 30 working days after the final performance determination for each evaluation period. Corrective Actions will be closed by concurrence from the Contracting Officer and the COTR.

J2-4

Contract NNJ04AA01C	PROGRAM INTEGRATION AND CONTROL	Attachment J-2

IV.	EVALUATION CRITERIA AND WEIGHTINGS

IDIQ EVALUATION CRITERIA

Weightings
I. OBJECTIVE CRITERIA	50%
a. Safety
b. Technical
c. Management
II. SUBJECTIVE CRITERIA	25%
a. ACA Effectiveness
b. Customer Satisfaction
c. Areas of Emphasis
III. COST CONTROL	25%
TOTAL	100%

LOE EVALUATION CRITERIA

I. TECHNICAL PERFORMANCE	50%
a. Quality of Work
b. Efficiency of Work
II. MANAGEMENT	25%
III. COST CONTROL	25%
TOTAL	100%

APPENDICES:

Appendix I, Numerical Ranges and Adjective Definitions, sets forth the adjective ratings, definitions, and associated numerical ranges to be used to define the various levels of performance under the contract.

Appendix II, Objective Performance Metrics Areas: Metrics for each area to be developed for each evaluation period.

Appendix III, Score Conversion Chart

Appendix IV, Award Fee Schedule

J2-5

Contract NNJ04AA01C	PROGRAM INTEGRATION AND CONTROL	Attachment J-2

Appendix I

Numerical Ranges and Adjective Definitions

ADJECTIVE RATING	RANGE OF WEIGHTINGS	DESCRIPTION
Excellent	100 - 91	Of exceptional merit; exemplary performance in a timely, efficient and economical manner; very minor (if any) deficiencies with no adverse effect on overall performance.

Very Good	90 - 81	Very effective performance, fully responsive to contract; contract requirements accomplished in a timely, efficient and economical manner for the most part; only minor deficiencies.

Good	80 - 71	Effective performance; fully responsive to contract requirements; reportable deficiencies, but with little identifiable effect on overall performance.

Satisfactory	70 - 61	Meets or slightly exceeds minimum acceptable standards; adequate results; reportable deficiencies with identifiable, but not substantial, effects on overall performance.

Poor/Unsatisfactory	60 - 0	Does not meet minimum acceptable standards in one or more areas; remedial action required in one or more areas; deficiencies in one or more areas, which adversely affect overall performance.

J2-6

Contract NNJ04AA01C	PROGRAM INTEGRATION AND CONTROL	Attachment J-2

Appendix II

Objective Performance Metrics Areas

Total PI&C Contract

Program Management

Business Management

Configuration Management & Data Integration

Program Information Technology (IT)

Systems Analysis and Integration

Safety and Mission Assurance (S&MA)

Objective Performance Metrics will be established prior to each Award Fee Evaluation Period. The Metrics will be useful measurements of performance based on Outputs or Outcomes utilizing measurement factors for each as described below:

Output Factors: The tabulation, calculation, or recording of activity or effort that can be expressed in a quantitative or qualitative manner. These factors may be more effective for routine efforts, such as for meeting deliverables or schedules. The factors are to provide a logical connection between the reported measures and the objectives of this contract, which include the ISS Program’s Mission, Goals and Objectives. (Example: Process and close 100 requests for IT support.)

Outcome Factors: An assessment of the results of an activity compared to its intended purpose. These factors are most effective for non-routine efforts. Outcome-based factors are to provide the best indicator of overall success to a particular area of performance. (Example: Ensure that 99.5% Cost Reporting Deliverables are delivered on time.)

J2-7

Contract NNJ04AA01C	PROGRAM INTEGRATION AND CONTROL	Attachment J-2

Appendix III

SCORE CONVERSION CHART

AWARD FEE SCORE	ADJECTIVE RATING	PERCENTAGE OF AVAILABLE FEE
100		100%
99		99.0
98		98.0
97		97.0
96	EXCELLENT	96.0
95		95.0
94		94.0
93		93.0
92		92.0
91		91.0
90		90.0
89		89.0
88		88.0
87		87.0
86		86.0
85	VERY GOOD	85.0
84		84.0
83		83.0
82		82.0
81		81.0
80		80.0
79		79.0
78		78.0
77		77.0
76		76.0
75	GOOD	75.0
74		74.0
73		73.0
72		72.0
71		71.0
70		70.0
69		69.0
68		68.0
67		67.0
66		66.0
65	SATISFACTORY	65.0
64		64.0
63		63.0
62		62.0
61		61.0
60 and below		0.0

J2-8

ATTACHMENT J-4

DOL WAGE DETERMINATION

Section J4

1

NOTICE OF INTENTION TO MAKE
January 1996	A SERVICE CONTRACT AND RESPONSE TO
NOTICE
U.S. DEPARTMENT OF LABOR		A-2241840
Memorandum
EMPLOYMENT STANDARDS	(See Instructions on Reverse)
ADMINISTRATION

MAIL TO:	2. Estimated solicitation date (use numerals) New Procurement
ADMINISTRATOR	Month 02	Day 28	Year 03

Wage and Hour Division U.S. Department of Labor Washington, DC 20210	3. Estimated date bids or proposals to be opened or negotiations begun (use numerals)
	Month 06	Day 13	Year 03

4. Date contract performance to begin (use numerals)
	Month 01	Day 01	Year 04

5. PLACE(S) OF PERFORMANCE HARRIS COUNTY, TX	6. SERVICES TO BE PERFORMED (describe) II: International Space Station Program Integration and Control Contract WD Contract Period: 01/01/04 to 12/31/04

7. INFORMATION ABOUT PERFORMANCE

A. ☒ Services now performed by a Contractor	B. ☐ Services now performed by federal employees	C. ☐ Services not presently being performed

8. IF BOX A IN ITEM 7 IS MARKED, COMPLETE ITEM 8 AS APPLICABLE

a. Name and address of incumbent contractor See attached list	b. Number(s) of any wage determination(s) in incumbent’s contract WD 94-2516

c. Name(s) of union(s) if services are being performed under collective bargaining agreement(s). Important: Attach copies of current applicable collective bargaining agreements		RESPONSE TO NOTICE (by Department of Labor)

None		A. ☒ The attached wage determination(s) listed below apply to procurement. WD 94-2516 Rev 21
9. OFFICIAL SUBMITTING NOTICE

SIGNED:	DATE	B. ☐ As of this date, no wage determination applicable to the specified locality and classes of employees is in effect.

TYPE OR PRINT NAME Connie R. Pritchard Contract Labor Relations Officer	TELEPHONE NO. 281-483-4121	C. ☐ From information supplied, the Service Contract Act does not apply (see attached explanation).

10. TYPE OR PRINT NAME AND TITLE OF PERSON TO WHOM RESPONSE IS TO BE SENT AND NAME AND ADDRESS OF DEPARTMENT OR AGENCY, BUREAU, DIVISION, ETC.
D. ☐ Notice returned for additional information
NASA Johnson Space Center		(see attached explanation)

Connie R. Pritchard, Mail Code BA2	Signed:
2101 NASA Parkway Houston, TX 77058		(U.S. Department of Labor)

(Date)
98-103	COMPUTER-GENERATED 1/96

Section J4

2

SF98 Request

A2241840

International Space Station Program Integration and Control Contract

NASA Johnson Space Center

Item # 8a Name and address of incumbent contractors that are currently performing a portion of the work to be included in this competition:

NAS 9-00125	Johnson Engineering 12130 Highway 3, Building 1 Webster, TX 77598-1504

NAS 9-01054	The Futron Corporation 7315 Wisconsin Avenue, Suite 900W Bethesda, MD 20814-3202

NAS 9-01090	Blackhawk Management Corp. 1335 Regents Park Drive, Suite 130 Houston, TX 77058

NAS 9-98123	Muniz Engineering 16903 Bucaneer Lane, Suite 200 Houston, TX 77058

NAS 15-10215	Barrios Technology, Inc. 2525 Bay Area Blvd., Suite 300 Houston, TX 77058

NAS 9-19180	SAIC 2200 Space Park Dr., Suite 200 Houston, TX 77058

NAS 15-10000	Boeing Company 13100 Space Center Blvd. Houston, TX 77059

NAS 9-20000	United Space Alliance 1150 Gemini Houston, TX 77058-2708

NAS 9-19100	Lockheed Martin 2400 NASA Parkway Houston, TX 77258-8561

Section J4

3

94-2516 TX,HOUSTON         06/10/03

***FOR OFFICIAL USE ONLY BY FEDERAL AGENCIES PARTICIPATING IN MOU

WITH DOL***

WASHINGTON D.C. 20210

Wage Determination No.: 1994-2516
William W.Gross	Division of	Revision No.: 21
Director	Wage Determinations	Date Of Last Revision: 06/03/2003

State: Texas

Area: Texas Counties of Austin, Brazoria, Chambers, Colorado, Fort Bend, Galveston, Grimes, Harris, Houston, Jackson, Lavaca, Liberty, Madison, Matagorda, Montgomery, San Jacinto, Trinity, Walker, Waller, Washington, Wharton

**Fringe Benefits Required Follow the Occupational Listing**

OCCUPATION CODE - TITLE	MINIMUM WAGE RATE
01000 - Administrative Support and Clerical Occupations
01011 - Accounting Clerk I	11.45
01012 - Accounting Clerk II	12.35
01013 - Accounting Clerk III	13.86
01014 - Accounting Clerk IV	15.29
01030 - Court Reporter	16.81
01050 - Dispatcher, Motor Vehicle	14.00
01060 - Document Preparation Clerk	11.66
01070 - Messenger (Courier)	9.87
01090 - Duplicating Machine Operator	10.72
01110 - Film/Tape Librarian	11.50
01115 - General Clerk I	9.09
01116 - General Clerk II	9.86
01117 - General Clerk III	12.77
01118 - General Clerk IV	14.65
01120 - Housing Referral Assistant	17.60
01131 - Key Entry Operator I	10.76
01132 - Key Entry Operator II	13.76
01191 - Order Clerk I	12.51
01192 - Order Clerk II	14.27
01261 - Personnel Assistant (Employment) I	12.28
01262 - Personnel Assistant (Employment) II	13.79
01263 - Personnel Assistant (Employment) III	16.50
01264 - Personnel Assistant (Employment) IV	17.63
01270 - Production Control Clerk	17.94
01290 - Rental Clerk	14.34
01300 - Scheduler, Maintenance	14.52
01311 - Secretary I	14.52
01312 - Secretary II	16.12
01313 - Secretary III	17.60

Section J4

4

01314 - Secretary IV	20.69
01315 - Secretary V	25.57
01320 - Service Order Dispatcher	13.30
01341 - Stenographer I	12.06
01342 - Stenographer II	14.34
01400 - Supply Technician	20.69
01420 - Survey Worker (Interviewer)	14.26
01460 - Switchboard Operator-Receptionist	10.65
01510 - Test Examiner	16.12
01520 - Test Proctor	16.12
01531 - Travel Clerk I	11.09
01532 - Travel Clerk II	11.95
01533 - Travel Clerk III	12.79
01611 - Word Processor I	11.45
01612 - Word Processor II	13.79
01613 - Word Processor III	16.27

03000 - Automatic Data Processing Occupations
03010 - Computer Data Librarian	11.98
03041 - Computer Operator I	12.05
03042 - Computer Operator II	14.61
03043 - Computer Operator III	16.59
03044 - Computer Operator IV	22.60
03045 - Computer Operator V	23.59
03071 - Computer Programmer I(1)	19.99
03072 - Computer Programmer II (1)	24.38
03073 - Computer Programmer III (1)	27.62
03074 - Computer Programmer IV (1)	27.62
03101 - Computer Systems Analyst I(1)	25.70
03102 - Computer Systems Analyst II (1)	27.62
03103 - Computer Systems Analyst III (1)	27.62
03160 - Peripheral Equipment Operator	12.36

05000 - Automotive Service Occupations
05005 - Automotive Body Repairer, Fiberglass	21.26
05010 - Automotive Glass Installer	19.86
05040 - Automotive Worker	19.15
05070 - Electrician, Automotive	20.76
05100 - Mobile Equipment Servicer	17.65
05130 - Motor Equipment Metal Mechanic	22.47
05160 - Motor Equipment Metal Worker	19.15
05190 - Motor Vehicle Mechanic	22.47
05220 - Motor Vehicle Mechanic Helper	16.93
05250 - Motor Vehicle Upholstery Worker	18.17
05280 - Motor Vehicle Wrecker	19.15
05310 - Painter, Automotive	20.76
05340 - Radiator Repair Specialist	20.96
05370 - Tire Repairer	14.40
05400 - Transmission Repair Specialist	23.06

Section J4

5

07000 - Food Preparation and Service Occupations
(not set) - Food Service Worker	7.39
07010 - Baker	8.93
07041 - Cook I	8.19
07042 - Cook II	8.83
07070 - Dishwasher	7.16
07130 - Meat Cutter	11.33
07250 - Waiter/Waitress	6.83

09000 - Furniture Maintenance and Repair Occupations
09010 - Electrostatic Spray Painter	16.65
09040 - Furniture Handler	11.74
09070 - Furniture Refinisher	12.78
09100 - Furniture Refinisher Helper	13.74
09110 - Furniture Repairer, Minor	15.29
09130 - Upholsterer	16.65

11030 - General Services and Support Occupations
11030 - Cleaner, Vehicles	7.54
11060 - Elevator Operator	6.90
11090 - Gardener	10.26
11121 - House Keeping Aid I	6.79
11122 - House Keeping Aid II	6.90
11150 - Janitor	7.54
11210 - Laborer, Grounds Maintenance	8.23
11240 - Maid or Houseman	6.79
11270 - Pest Controller	10.73
11300 - Refuse Collector	7.54
11330 - Tractor Operator	9.66
11360 - Window Cleaner	8.23

12000 - Health Occupations
12020 - Dental Assistant	12.93
12040 - Emergency Medical Technician (EMT)
Paramedic/Ambulance Driver	11.75
12071 - Licensed Practical Nurse I	12.86
12072 - Licensed Practical Nurse II	14.63
12073 - Licensed Practical Nurse III	15.94
12100 - Medical Assistant	11.41
12130 - Medical Laboratory Technician	13.61
12160 - Medical Record Clerk	12.09
12190 - Medical Record Technician	14.56
12221 - Nursing Assistant I	7.08
12222 - Nursing Assistant II	9.82
12223 - Nursing Assistant III	10.62
12224 - Nursing Assistant IV	12.40
12250 - Pharmacy Technician	13.10
12280 - Phlebotomist	13.30
12311 - Registered Nurse I	20.25
12312 - Registered Nurse II	24.95

Section J4

6

12313 - Registered Nurse II, Specialist	26.51
12314 - Registered Nurse III	31.37
12315 - Registered Nurse III, Anesthetist	31.37
12316 - Registered Nurse IV	35.94

13000 - Information and Arts Occupations
13002 - Audiovisual Librarian	18.40
13011 - Exhibits Specialist I	19.15
13012 - Exhibits Specialist II	24.55
13013 - Exhibits Specialist III	28.72
13041 - Illustrator I	17.60
13042 - Illustrator II	22.56
13043 - Illustrator III	26.40
13047 - Librarian	21.17
13050 - Library Technician	12.96
13071 - Photographer I	13.93
13072 - Photographer II	17.60
13073-Photographer III	22.56
13074 - Photographer IV	26.40
13075 - Photographer V	30.06

15000 - Laundry, Dry Cleaning, Pressing and Related Occupations
15010 - Assembler	7.68
15030 - Counter Attendant	7.68
15040 - Dry Cleaner	9.65
15070 - Finisher, Flatwork, Machine	7.68
15090 - Presser, Hand	7.68
15100 - Presser, Machine, Drycleaning	7.68
15130 - Presser, Machine, Shirts	7.68
15160 - Presser, Machine, Wearing Apparel, Laundry	7.68
15190 - Sewing Machine Operator	10.22
15220 - Tailor	11.02
15250 - Washer, Machine	8.42

19000 - Machine Tool Operation and Repair Occupations
19010 - Machine-Tool Operator (Toolroom)	16.65
19040 - Tool and Die Maker	19.20

21000 - Material Handling and Packing Occupations
21010 - Fuel Distribution System Operator	16.33
21020 - Material Coordinator	17.64
21030 - Material Expediter	17.64
21040 - Material Handling Laborer	11.72
21050 - Order Filler	10.53
21071 - Forklift Operator	12.84
21080 - Production Line Worker (Food Processing)	12.84
21100 - Shipping/Receiving Clerk	11.79
21130 - Shipping Packer	12.22
21140 - Store Worker I	9.51
21150 - Stock Clerk (Shelf Stocker; Store Worker II)	12.79
21210 - Tools and Parts Attendant	13.58

Section J4

7

21400 - Warehouse Specialist	12.84

23000 - Mechanics and Maintenance and Repair Occupations
23010 - Aircraft Mechanic	21.09
23040 - Aircraft Mechanic Helper	16.43
23050 - Aircraft Quality Control Inspector	22.02
23060 - Aircraft Servicer	18.28
23070 - Aircraft Worker	19.26
23100 - Appliance Mechanic	16.65
23120 - Bicycle Repairer	13.91
23125-Cable Splicer	19.33
23130 - Carpenter, Maintenance	17.01
23140 - Carpet Layer	15.92
23160 - Electrician, Maintenance	21.45
23181 - Electronics Technician, Maintenance I	13.36
23182 - Electronics Technician, Maintenance II	19.02
23183 - Electronics Technician, Maintenance III	22.33
23260 - Fabric Worker	15.00
23290 - Fire Alarm System Mechanic	17.43
23310 - Fire Extinguisher Repairer	14.40
23340 - Fuel Distribution System Mechanic	19.17
23370 - General Maintenance Worker	15.46
23400 - Heating, Refrigeration and Air Conditioning Mechanic	17.43
23430 - Heavy Equipment Mechanic	17.43
23440 - Heavy Equipment Operator	17.43
23460 - Instrument Mechanic	17.43
23470 - Laborer	8.82
23500 - Locksmith	16.65
23530 - Machinery Maintenance Mechanic	19.81
23550 - Machinist, Maintenance	20.16
23580 - Maintenance Trades Helper	13.58
23640 - Millwright	19.02
23700 - Office Appliance Repairer	16.65
23740 - Painter, Aircraft	18.32
23760 - Painter, Maintenance	16.65
23790 - Pipefitter, Maintenance	19.33
23800 - Plumber, Maintenance	17.15
23820 - Pneudraulic Systems Mechanic	17.43
23850 - Rigger	17.43
23870 - Scale Mechanic	15.92
23890 - Sheet-Metal Worker, Maintenance	17.43
23910 - Small Engine Mechanic	15.92
23930 - Telecommunication Mechanic I	19.17
23931 - Telecommunication Mechanic II	20.02
23950 - Telephone Lineman	17.43
23960 - Welder, Combination, Maintenance	17.43
23965 - Well Driller	17.43
23970 - Woodcraft Worker	17.43
23980 - Woodworker	9.64

Section J4

8

24000 - Personal Needs Occupations
24570 - Child Care Attendant	9.68
24580 - Child Care Center Clerk	12.06
24600 - Chore Aid	6.15
24630 - Homemaker	15.41

25000 - Plant and System Operation Occupations
25010 - BoilerTender	19.86
25040 - Sewage Plant Operator	17.00
25070 - Stationary Engineer	19.86
25190 - Ventilation Equipment Tender	14.33
25210 - Water Treatment Plant Operator	16.65

27000 - Protective Service Occupations
(not set) - Police Officer	19.63
27004 - Alarm Monitor	12.98
27006 - Corrections Officer	18.04
27010 - Court Security Officer	18.04
27040 - Detention Officer	18.04
27070 - Firefighter	17.70
27101 - Guard I	10.02
27102 - GuardII	17.90

28000 - Stevedoring/Longshoremen Occupations
28010 - Blocker and Bracer	15.18
28020 - Hatch Tender	15.18
28030 - Line Handler	15.18
28040 - Stevedore I	14.21
28050 - Stevedore II	16.17

29000 - Technical Occupations
21150 - Graphic Artist	23.11
29010 - Air Traffic Control Specialist, Center (2)	31.76
29011 - Air Traffic Control Specialist, Station (2)	21.90
29012 - Air Traffic Control Specialist, Terminal (2)	24.12
29023 - Archeological Technician I	19.34
29024 - Archeological Technician II	21.66
29025 - Archeological Technician III	26.79
29030 - Cartographic Technician	26.79
29035 - Computer Based Training (CBT) Specialist/ Instructor	25.70
29040 - Civil Engineering Technician	24.82
29061 - Drafter I	15.37
29062 - Drafter II	15.85
29063 - Drafter III	20.90
29064 - Drafter IV	26.79
29081 - Engineering Technician I	14.00
29082 - Engineering Technician II	17.40
29083 - Engineering Technician III	20.25
29084 - Engineering Technician IV	25.71
29085 - Engineering Technician V	33.57
29086 - Engineering Technician VI	38.16
29090 - Environmental Technician	24.76

Section J4

9

29100 - Flight Simulator/Instructor (Pilot)	32.45
29160 - Instructor	21.34
29210 - Laboratory Technician	16.34
29240 - Mathematical Technician	28.04
29361 - Paralegal/Legal Assistant I	17.19
29362 - Paralegal/Legal Assistant II	20.65
29363 - Paralegal/Legal Assistant III	25.71
29364 - Paralegal/Legal Assistant IV	28.58
29390 - Photooptics Technician	24.76
29480 - Technical Writer	21.85
29491 - Unexploded Ordnance (UXO) Technician I	20.19
29492 - Unexploded Ordnance (UXO) Technician II	24.42
29493 - Unexploded Ordnance (UXO) Technician III	30.65
29494 - Unexploded (UXO) Safety Escort	20.19
29495 - Unexploded (UXO) Sweep Personnel	20.19
29620 - Weather Observer, Senior (3)	21.81
29621 - Weather Observer, Combined Upper Air and Surface Programs (3)	17.99
29622 - Weather Observer, Upper Air	17.99
31000 - Transportation/ Mobile Equipment Operation Occupations
31030 - BusDriver	14.24
31260 - Parking and Lot Attendant	7.38
31290 - Shuttle Bus Driver	10.80
31300-Taxi Driver	8.01
31361 - Truckdriver, Light Truck	10.96
31362 - Truckdriver, Medium Truck	14.24
31363 - Truckdriver, Heavy Truck	15.22
31364 - Truckdriver, Tractor-Trailer	15.22
99000 - Miscellaneous Occupations
99020 - Animal Caretaker	8.13
99030 - Cashier	7.90
99041 - Carnival Equipment Operator	9.36
99042 - Carnival Equipment Repairer	9.84
99043 - Carnival Worker	7.22
99050 - Desk Clerk	9.68
99095 - Embalmer	19.59
99300 - Lifeguard	10.61
99310 - Mortician	21.55
99350 - Park Attendant (Aide)	13.32
99400 - Photofinishing Worker (Photo Lab Tech., Darkroom Tech)	8.62
99500 - Recreation Specialist	14.74
99510 - Recycling Worker	11.12
99610 - Sales Clerk	10.30
99620 - School Crossing Guard (Crosswalk Attendant)	7.54
99630 - Sport Official	9.48
99658 - Survey Party Chief (Chief of Party)	16.58
99659 - Surveying Technician (Instr. Person/Surveyor Asst./Instr.)	14.34
99660 - Surveying Aide	11.35
99690 - Swimming Pool Operator	12.60

Section J4

10

99720 - Vending Machine Attendant	10.49
99730 - Vending Machine Repairer	12.60
99740 - Vending Machine Repairer Helper	10.76

ALL OCCUPATIONS LISTED ABOVE RECEIVE THE FOLLOWING BENEFITS:

HEALTH & WELFARE: Life, accident, and health insurance plans, sick leave, pension plans, civic and personal leave, severance pay, and savings and thrift plans. Minimum employer contributions costing an average of $2.56 per hour computed on the basis of all hours worked by service employees employed on the contract.

VACATION: 2 weeks paid vacation after 1 year of service with a contractor or successor; 3 weeks after 5 years, and 4 weeks after 15 years. Length of service includes the whole span of continuous service with the present contractor or successor, wherever employed, and with the predecessor contractors in the performance of similar work at the same Federal facility. (Reg. 29 CFR 4.173)

HOLIDAYS: A minimum of ten paid holidays per year: New Year’s Day, Martin Luther King Jr.’s Birthday, Washington’s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, and Christmas Day. (A contractor may substitute for any of the named holidays another day off with pay in accordance with a plan communicated to the employees involved.) (See 29 CFR 4.174)

THE OCCUPATIONS WHICH HAVE PARENTHESES AFTER THEM RECEIVE THE FOLLOWING BENEFITS (as numbered):

1) Does not apply to employees employed in a bona fide executive, administrative, or professional capacity as defined and delineated in 29 CFR 541. (See CFR 4.156)

2) APPLICABLE TO AIR TRAFFIC CONTROLLERS ONLY - NIGHT DIFFERENTIAL: An employee is entitled to pay for all work performed between the hours of 6:00 P.M. and 6:00 A.M. at the rate of basic pay plus a night pay differential amounting to 10 percent of the rate of basic pay.

3) WEATHER OBSERVERS - NIGHT PAY & SUNDAY PAY: If you work at night as part of regular tour of duty, you will earn a night differential and receive an additional 10% of basic pay for any hours worked between 6pm and 6am. If you are a full-time employed (40 hours a week) and Sunday is part of your regularly scheduled workweek, you are paid at your rate of basic pay plus a Sunday premium of 25% of your basic rate for each hour of Sunday work which is not overtime (i.e. occasional work on Sunday outside the normal tour of duty is considered overtime work).

HAZARDOUS PAY DIFFERENTIAL: An 8 percent differential is applicable to employees employed in a position that represents a high degree of hazard when working with or in close proximity to ordinance, explosives, and incendiary materials. This includes work such as screening, blending, dying, mixing, and pressing of sensitive ordance, explosives, and pyrotechnic compositions such as lead azide, black powder and photoflash powder. All dry-house activities involving propellants or explosives. Demilitarization, modification, renovation, demolition, and maintenance operations on sensitive ordnance, explosives and incendiary materials. All operations involving regrading and cleaning of artillery ranges.

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A 4 percent differential is applicable to employees employed in a position that represents a low degree of hazard when working with, or in close proximity to ordance, (or employees possibly adjacent to) explosives and incendiary materials which involves potential injury such as laceration of hands, face, or arms of the employee engaged in the operation, irritation of the skin, minor burns and the like; minimal damage to immediate or adjacent work area or equipment being used. All operations involving, unloading, storage, and hauling of ordance, explosive, and incendiary ordnance material other than small arms ammunition. These differentials are only applicable to work that has been specifically designated by the agency for ordance, explosives, and incendiary material differential pay.

** UNIFORM ALLOWANCE **

If employees are required to wear uniforms in the performance of this contract (either by the terms of the Government contract, by the employer, by the state or local law, etc.), the cost of furnishing such uniforms and maintaining (by laundering or dry cleaning) such uniforms is an expense that may not be borne by an employee where such cost reduces the hourly rate below that required by the wage determination. The Department of Labor will accept payment in accordance with the following standards as compliance:

The contractor or subcontractor is required to furnish all employees with an adequate number of uniforms without cost or to reimburse employees for the actual cost of the uniforms. In addition, where uniform cleaning and maintenance is made the responsibility of the employee, all contractors and subcontractors subject to this wage determination shall (in the absence of a bona fide collective bargaining agreement providing for a different amount, or the furnishing of contrary affirmative proof as to the actual cost), reimburse all employees for such cleaning and maintenance at a rate of $3.35 per week (or $.67 cents per day). However, in those instances where the uniforms furnished are made of “wash and wear” materials, may be routinely washed and dried with other personal garments, and do not require any special treatment such as dry cleaning, daily washing, or commercial laundering in order to meet the cleanliness or appearance standards set by the terms of the Government contract, by the contractor, by law, or by the nature of the work, there is no requirement that employees be reimbursed for uniform maintenance costs.

** NOTES APPLYING TO THIS WAGE DETERMINATION **

Source of Occupational Title and Descriptions:

The duties of employees under job titles listed are those described in the “Service Contract Act Directory of Occupations,” Fourth Edition, January 1993, as amended by the Third Supplement, dated March 1997, unless otherwise indicated. This publication may be obtained from the Superintendent of Documents, at 202-783-3238, or by writing to the Superintendent of Documents, U.S. Government Printing Office, Washington, D.C. 20402. Copies of specific job descriptions may also be obtained from the appropriate contracting officer.

REQUEST FOR AUTHORIZATION OF ADDITIONAL CLASSIFICATION AND WAGE RATE {Standard Form 1444 (SF 1444)}

Conformance Process:

The contracting officer shall require that any class of service employee which is not listed herein and which is to be employed under the contract (i.e., the work to be performed is not performed

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by any classification listed in the wage determination), be classified by the contractor so as to provide a reasonable relationship (i.e., appropriate level of skill comparison) between such unlisted classifications and the classifications listed in the wage determination. Such conformed classes of employees shall be paid the monetary wages and furnished the fringe benefits as are determined. Such conforming process shall be initiated by the contractor prior to the performance of contract work by such unlisted class(es) of employees. The conformed classification, wage rate, and/or fringe benefits shall be retroactive to the commencement date of the contract. {See Section 4.6 (C)(vi)} When multiple wage determinations are included in a contract, a separate SF 1444 should be prepared for each wage determination to which a class(es) is to be conformed.

The process for preparing a conformance request is as follows:

1) When preparing the bid, the contractor identifies the need for a conformed occupation) and computes a proposed rate).

2) After contract award, the contractor prepares a written report listing in order proposed classification title), a Federal grade equivalency (FGE) for each proposed classification), job description), and rationale for proposed wage rate), including information regarding the agreement or disagreement of the authorized representative of the employees involved, or where there is no authorized representative, the employees themselves. This report should be submitted to the contracting officer no later than 30 days after such unlisted class(es) of employees performs any contract work.

3) The contracting officer reviews the proposed action and promptly submits a report of the action, together with the agency’s recommendations and pertinent information including the position of the contractor and the employees, to the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, for review. (See section 4.6(b)(2) of Regulations 29 CFR Part 4).

4) Within 30 days of receipt, the Wage and Hour Division approves, modifies, or disapproves the action via transmittal to the agency contracting officer, or notifies the contracting officer that additional time will be required to process the request.

5) The contracting officer transmits the Wage and Hour decision to the contractor.

6) The contractor informs the affected employees.

Information required by the Regulations must be submitted on SF 1444 or bond paper.

When preparing a conformance request, the “Service Contract Act Directory of Occupations” (the Directory) should be used to compare job definitions to insure that duties requested are not performed by a classification already listed in the wage determination. Remember, it is not the job title, but the required tasks that determine whether a class is included in an established wage determination. Conformances may not be used to artificially split, combine, or subdivide classifications listed in the wage determination.

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STANDARD FORM 98a February 1973 U.S. DEPARTMENT OF LABOR Employment Standards Administration	NOTICE OF INTENTION TO MAKE A SERVICE CONTRACT AND RESPONSE TO NOTICE (Attachment A)	11. Notice No. NASA A2241840 MOU

12 CLASSES OF SERVICE EMPLOYEES TO BE EMPLOYED ON CONTRACT Harris County, TX ; WD 94-2516 Nonexempt/Nonunion: Occupations included in “DOL Directory”	13. NUMBER OF EMPLOYEES IN EACH CLASS	14. HOURLY WAGE RATE THAT WOULD BE PAID IF FEDERALLY EMPLOYED
Engineering Technician, V	1	GS-9 $20.19
Engineering Technician, III	7	GS-5 $13.32
Engineering Technician, II	1	GS-4 $11.91
Computer Programmer, IV	13	GS-11 $24.42
Computer Programmer, II	18	GS-7 $16.50
Computer Programmer, I	9	GS-5 $13.32
Computer Systems Analyst, III	4	GS-12$29.27
Computer Systems Analyst, II	21	GS-11$24.42
Computer Systems Analyst, I	19	GS-9 $20.19
Secretary, I	1	GS-4 $11.91
General Clerk, I	1	GS-1 $8.65
Document Preparation Clerk	31	GS-3 $10.61

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